As filed with the Securities and Exchange Commission on January [*], 201 6

Registration No. 333-205277

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BTCS Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	90-1096644
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1901 N Moore St, Suite 700

Arlington, VA 22209

(248) 764-1084

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles W. Allen

Chief Executive Officer

BTCS Inc.

1901 N Moore St, Suite 700

Arlington, VA 22209

(248) 764-1084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Harvey Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, NY 10006

(212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share	16,008,942	$0.088	(2)	$1,408,787	$141.86

Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants	10,200,000	$0.10	(3)	$1,020,000	$102.71

Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants	10,791,684	$0.375	(4)	$4,046,882	$407.52

Common Stock, par value $0.001 per share, issuable upon exercise of outstanding warrants	500,000	$0.31	(5)	$155,000	$15.61

Total	37,500,626	-		$6,630,669	$667.71	(6)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCQB on January 21 , 201 6 , which was $ 0.088 per share.

(3)	This offering price per share of $0.10 is calculated based upon the price at which the warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(4)	This offering price per share of $0.375 is calculated based upon the price at which the warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(5)	This offering price per share of $0.31 is calculated based upon the price at which the warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(6)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY [*], 201 6

37,500,626 Shares of Common Stock

BTCS Inc.

We are registering an aggregate of 37,500,626 shares of common stock, $0.001 par value per share of BTCS Inc., formerly known as Bitcoin Shop, Inc., for resale by certain of our shareholders identified in this prospectus. The 37,500,626 shares of Common Stock consist of (i) 16,008,942 shares of Common Stock, (ii) 10,200,000 shares of common stock underlying outstanding warrants exercisable at $0.10 per share, (iii) 10,791,684 shares of common stock underlying outstanding warrants exercisable at $0.375 per share, and (iv) 500,000 shares of common stock underlying outstanding warrants exercisable at $0.31 per share. Please see the section entitled “Selling Shareholders” beginning at page 70 of this prospectus.

The shareholders identified in the “Selling Shareholders” section may offer to sell the aggregate 37,500,626 shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares. They will receive all of the net proceeds from the offering of their shares.

The 37,500,626 shares may be sold by the shareholders identified in the “Selling Shareholders” section to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is presently quoted on the OTCQB under the symbol “BTCS”. On January 21 , 201 6 , the last reported sale price for our common stock on the OTCQB was $ 0.088 per share.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 201 6

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” “BTCS,” or the “Company” in this prospectus mean BTCS Inc., formerly known as Bitcoin Shop, Inc., on a combined basis with its wholly-owned subsidiaries, BitcoinShop.us, LLC and BTCS Digital Manufacturing, as applicable.

INTRODUCTION

We are an early entrant in the digital currency ecosystem and one of the first U.S. publicly traded companies to be involved with digital currencies. We aim to enable users to engage in the digital currency ecosystem through one point of access - a universal digital currency platform. We plan to design and build this platform under the brand “Blockchain Technology Consumer Solutions,” or “BTCS.”

We were incorporated in the State of Nevada in 2008 under the name “Hotel Management Systems, Inc.” On February 5, 2014, we entered into an Exchange Agreement (the “Exchange Agreement”) with BitcoinShop.us, LLC, a Maryland limited liability company (“Bitcoinshop”), and the holders of the membership interests in BitcoinShop (“Bitcoinshop Members”). Pursuant to the Exchange Agreement, Bitcoinshop Members transferred all the outstanding membership interests of Bitcoinshop to us in exchange for an aggregate of 100,773,923 shares of our common stock (the “Share Exchange”). As a result, Bitcoinshop became our wholly-owned subsidiary. Immediately following the Share Exchange with Bitcoinshop, we discontinued our business as manufacturer of touch screen and touch board products, interactive whiteboard displays and large touch-screens.

On July 24, 2015, we effected a change in our name from Bitcoin Shop, Inc. to BTCS Inc. As permitted by Chapter 92A.180 of Nevada Revised Statutes we changed our name by the filing Articles of Merger with the Secretary of State of Nevada on July 24, 2015, along with an Agreement and Plan of Merger pursuant to which we merged with our wholly owned subsidiary and amended our Articles of Incorporation to reflect our new name, BTCS Inc. In connection with the name change, on August 3, 2015, our common stock began trading on the OTC Markets under the new name and with a new CUSIP (05581M 107), but retained our stock symbol “BTCS.”

OUR BUSINESS

During February 2014 we entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using digital currencies, including bitcoin and are building a diversified company with operations in the digital currency ecosystem. We currently operate a beta ecommerce marketplace which already accepts a variety of digital currencies, have designed a beta secure digital currency storage solution BTCS Wallet, and, since the second half of 2014, have been expanding our transaction verification services business, recently leasing and building out a 83,000 square foot facility and putting into service a suite of servers capable of generating bitcoins (i.e. bitcoin mining).

In January 2015 we began a rebranding campaign using our BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect our broadened strategy. We released our new website which included broader information on our strategy, access to our ecommerce site, and launching an invite only beta version of our multi-sig secure storage solution (digital wallet). Although we continue to support and develop our ecommerce marketplace, we recently shifted a portion of our focus towards our transaction verification service, also known as bitcoin mining.

Transaction Verification Service Business (bitcoin mining)

We believe that we can establish and expand a low cost transaction verification services business (bitcoin mining) and believe this will provide revenue growth and synergies with our platform development efforts. During January 2015, we entered into a two year lease for an 83,000 square foot facility. Additionally we have the option to purchase the property for $775,000 less the $10,000 security deposit and all lease payments. In July 2015 we completed the internal build out of our facility which increased our operating capacity to 3 megawatts (mw). We are currently using approximately 0. 95 megawatts of the facility’s capacity and plan to increase our use of its capacity to 3 megawatts.

Transaction verification entails running ASIC (application-specific integrated circuit) servers which solve a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions. When we are successful in adding a block to the Blockchain, we are awarded a fixed number of bitcoins for our effort. Over time it is anticipated that the rewarded value in newly issued bitcoins of adding a block to the Blockchain will decrease, and we expect to charge transaction fees to verify transactions. Bitcoin’s Blockchain is maintained by a global network of participants that are running ASIC or other servers which secure the Blockchain. Over time as the reward value decreases we believe the lowest cost participants (miners) will set the market rate for transaction fees such that they remain profitable. Please see the section entitled “Incentives for Transaction Verification (Mining)” beginning at page 52 of this prospectus for further discussion.

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Given the size and low cost of our facility and electricity, we are also evaluating offering hosted mining services as well as traditional data center services.

E-commerce Marketplace

We believe our e-commerce marketplace was the first such site to accept bitcoin. Our beta ecommerce marketplace is currently operational and offers over 250,000 curated products and utilizes our “Intelligent Shopping Engine” to find competitive prices on products from over 250 retailers. Products are curated through the application of filters such as popularity, reviews, categories, sales rank and other features which are chosen by management. In early 2014, we began a complete redesign of our ecommerce marketplace to incorporate our Intelligent Shopping Engine as a value added function to our ecommerce marketplace. During 2014, many new businesses (such as Dell, Microsoft, Overstock, NewEgg and TigerDirect) opted to accept bitcoin as a form of payment. While this poses competition for our marketplace efforts, we believe it strengthens the acceptance of bitcoin and should, in the long run, be beneficial to our planned universal platform.

Although we have turned some of our focus on developing our transaction verification services business, our online ecommerce marketplace remains hosted, maintained, and developed by us. We have developed software that allows us to interface with vendors and search for competitive prices in real time and display up-to-date inventory, and present prices in bitcoin, litecoin or dogecoin according to the exchange rate from USD. The exchange rate is updated frequently and at each stage of the checkout process, when customers reach the checkout page the exchange rate is locked in by our payment processor for 15 minutes and our payment processor assume the currency exchange risk (unless we choose to accept the digital currency). All marketplace customer orders are fulfilled by third party vendors and we are not involved in the logistics chain, however, we oversee the fulfillment process and strive for a smooth shopping experience. Our payment processor allows us to select a ratio of cash versus each respective digital currency we accept. We charge our customers a processing fee of approximately three percent (which management may change from time to time) on transactions if we are not in the affiliate program with the end retailer selling a particular product. If we are a part of an affiliate program we are paid affiliate fees by the retailer which varies depending on both the retailer and by product which can range from one to fifteen percent.

Strategic Partnerships

We have partnered with and invested in five digital currency companies (collectively referred to herein as our “Partner Companies”) to further our efforts to build a universal digital currency platform. We have integrated with GoCoin LLC (“GoCoin”). GoCoin is an international payment platform enabling online and retail merchants a way to accept bitcoin, litecoin and dogecoin as payment methods. We have also integrated with Bitvault Inc., which operates under the Gem brand (“Gem”). Gem offers a secure software development toolkit for companies to develop multi-signature storage solutions to store bitcoin. We have invested in and currently utilize Spondoolies Tech Ltd. (“Spondoolies”) ASIC servers for our transaction verification services business. We have also invested in Coin Outlet, Inc. (“Coin Outlet”) which manufactures and operates AML/KYC compliant bitcoin ATM’s and Express Technologies, Inc. (“Expresscoin”) who’s service enables consumers a method to access and buy bitcoin and various other altcoins.

Blockchain Technologies and Other Growth Initiatives

We are also keenly focused on other blockchain technologies. Since the most prominent use case for blocktain technologies is digital currencies (or more specifically, bitcoin), it remains our core focus. Nonetheless, we anticipate continuing to evaluate other blockchain technology opportunities, as well as technologies that are complementary to our business strategy in an effort to minimize risks and enhance shareholder value. This will include evaluating opportunities that diversify our revenue streams, provide other consumer services and provide on-ramps for new users.

Financial Results

We have a limited operating history. Therefore, there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have generated net losses of $14,757,016 for the year ended December 31, 2014 and $3,819,439 and $8,418,831 for the three and nine months ended September 30, 2015, respectively. We expect to incur additional net expenses over the next several years as we continue to maintain and expand our existing operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain.

Going Concern

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, our independent auditors have indicated in their report on our December 31, 2014 financial statements that there is substantial doubt about our ability to continue as a going concern.

RECENT DEVELOPMENT

In September 2014, we released certain members of our management team from the lock-up agreements dated February 5, 2014.

On October 10, 2014, we entered into lockup agreements (the ” Lockup Agreements”) with certain of our officers, directors and large shareholders (collectively, the ” Lockup Parties”) pursuant to which the Lockup Parties agreed to refrain from selling or transferring an aggregate of 71,254,575 shares of our common stock they own until February 5, 2017. After giving effect to the October 21, 2014 redemption as described below 58,504,575 of our common stock owned by the Lockup Parties remains subject to the Lockup Agreements.

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On October 17, 2014, we formed a Strategic Advisory Board (the “SAB”), the purpose of which was to assist and provide advice to our Board of Directors and management regarding our corporate strategic plan and matters of particular strategic importance to us. In connection with the formation of the SAB, we entered into Strategic Advisory Board Agreements with the initial ten members of our SAB, nine of which agreements called for compensation to be paid in shares of our restricted common stock, (the “Equity SAB Agreement”). Pursuant to the terms of the Equity SAB Agreement, the members served on the SAB until March 31, 2015 and received a monthly fee of $1,000 (the “Monthly Fee”). Members that executed Equity SAB Agreements receives the Monthly Fee in shares of common stock calculated by dividing the Monthly Fee by the greater of (i) the volume weighted average stock price for the month and (ii) $0.10. As of the date of this prospectus 418,716 shares of Common Stock has been issued pursuant to the Equity SAB Agreements.

On October 21, 2014, we entered into a Share Redemption Agreement and Release with each of Charles Allen, our Chief Executive Officer, Chief Financial Officer and Chairman, Charles Kiser, our Chief Marketing Officer and Michal Handerhan, our Chief Operating Officer and corporate secretary, pursuant to which our officers agreed to return an aggregate of 12,750,000 shares of our common stock, par value $0.001 per share, held by them to us for cancellation in consideration for an aggregate payment of $2,490.72.

On January 19, 2015, Michal Handerhan, our Chief Operating Officer and Timothy Sidie, our co-founder and lead developer loaned us $20,000 and $45,000 respectively pursuant to Promissory Notes (the “Notes”). The Notes bears interest rate of 2% per annum and mature on December 31, 2015. The Notes may be prepaid, at our option, without premium or penalty, in whole or in part at any time or from time to time prior to the maturity.

On January 19, 2015, we entered into a Convertible Note Purchase Agreement with Coin Outlet pursuant to which we purchased a convertible promissory note in the principal amount of $100,000 (the “Coin Outlet Note”). The Coin Outlet Note accrues interest at 4% per annum and matures on January 31, 2016. The Coin Outlet Note will convert, on or before the maturity date, upon the occurrence of Coin Outlet’s next equity financing (or series of financings) in which Coin Outlet receives gross proceeds of at least $1 million (the “Trigger Financing”).

Upon the occurrence of a Trigger Financing, all outstanding principal on the Coin Outlet Note (and, at the Coin Outlet’s option, accrued but unpaid interest thereon), will convert into such Coin Outlet securities sold in the Trigger Financing at a price per share equal to 80% of the per share price of the securities sold in the Trigger Financing (the “Note Conversion Price”). In the event the Note Conversion Price exceeds the quotient of (x) $6 million divided by (y) Coin Outlet’s fully diluted capitalization (as calculated in the Coin Outlet Note) (such quotient, the “Fully Diluted Value”), then the Note Conversion Price shall equal the per share price of the securities sold in the Trigger Financing and Coin Outlet shall issue to us such additional number of shares of Coin Outlet such that the average purchase price per share of Coin Outlet common stock (including shares of Coin Outlet common stock issuable upon conversion of the Coin Outlet Note into the Trigger Financing) is equal to the Fully Diluted Value.

On January 19, 2015, we sold an aggregate of 4,330,000 Units (each a “January Unit”) in a private placement (the “January Private Placement”) of our securities to certain investors at a purchase price of $0.10 per Unit pursuant to subscription agreement for an aggregate purchase price of $433,000. Each January Unit consists of (i) one share of common stock, par value $0.001 per share and (ii) a warrant to purchase 2.5 shares of Common Stock at an exercise price of $0.10 per share. The Units are subject to a “Most Favored Nations” provision and the Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months from closing of the January Private Placement in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.10 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the Unit and issuable upon exercise of the Warrants are subject to demand and piggy back registration rights. The Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the Warrants. The Warrants may be called for cancelation by us if: (i) the price per share exceeds $0.20 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $50,000 per trading day.

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Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer each purchased 50,000 Units in the Private Placement.

On January 23, 2015, BTCS Digital Manufacturing, our wholly owned subsidiary, purchased one hundred Spondoolies S35 digital currency mining servers from Spondoolies for a purchase price of $223,500 pursuant to a purchase order agreement. $25,000 of such purchase price was paid in the form of 250,000 shares of our common Stock.

On January 26, 2015, we entered into a Share Redemption Agreement and Release (the “Redemption Agreement”) with Charles Kiser, our Executive Vice President pursuant to which Mr. Kiser agreed to return to us an aggregate of 250,000 shares of our Common Stock, held by him for cancellation in consideration for an aggregate payment of $2,500.

On February 18, 2015, we issued of 326,923 and 71,900 shares of Common Stock at a per share price of $0.26, to Sichenzia Ross Friedman Ference LLP (“SRFF”) and Alliance Funds LLC (“AF”), respectively. The shares were issued pursuant to conversion agreements for an aggregate conversion amount of $103,694, which was in consideration for settling outstanding legal and investor relation fee balances of $85,000 and $18,694 owed to SRFF and Capital Markets Group an affiliate of AF, respectively. The Common Stock is subject to price protection in the event of lower priced issuances for a period of one year from the Conversion Date in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.26 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On February 20, 2015, BTCS Digital Manufacturing, our wholly owned subsidiary, purchased from a seller used digital currency mining servers comprised primarily of Spondoolies hardware for a purchase price of $14,480 pursuant to a purchase agreement. Such purchase price was paid in the form of 55,693 shares of our restricted Common Stock at a per share price of $0.26. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On March 5, 2015, we issued of 153,846 shares of Common Stock at a per share price of $0.26, to Chord Advisors, LLC (“Chord”). The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $40,000, which was in consideration for settling a balance of $30,000 and for the prepayment of $10,000 for advisory services for March 2015 and April 2015. The Common Stock is subject to price protection in the event of lower priced issuances for a period of one year from the Conversion Date in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.26 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On March 26, 2015 we acquired 166,756 shares (an additional 2% equity ownership) of Coin Outlet from Eric Grill, Coin Outlet’s CEO, for 701,966 shares of our common stock. We now own approximately 4.2% of Coin Outlet’s equity and has the ability to own up to 11% upon exercise of our previously issued option and warrant. We entered into a lock-up agreement with Mr. Grill with respect to his shares, pursuant to the lockup agreement Mr. Grill is prohibited from the sale of any his shares until after February 5, 2017.

On April 20, 2015, we sold an aggregate of 7,708,342 Units (each an “April Unit”) of its securities in a private placement (the “April Private Placement”) to certain investors (the “Investors”) at a purchase price of $0.30 per April Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Each April Unit in the April Private Placement consists of (i) one share of common stock, par value $0.001 per share and (ii) a warrant to purchase 1.4 shares of Common Stock at an exercise price of $0.375 per share (the “April Warrant”). The April Units are subject to a “Most Favored Nations” provision issuances for a period of twenty four months after the closing of the April Private Placement in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.30 per share (such, issuance, a “Lower Price Issuance”), subject to certain customary exceptions. Furthermore, the exercise price of the April Warrants is subject to certain price protection provisions for a period of twenty four months in the event we issue a Lower Price Issuance such that we shall lower the April Warrant exercise price to the price that is the product of: (i) one hundred and twenty five percent (125%), and (ii) the issuance price of the Lower Price Issuance.

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The April Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the April Warrants. The April Warrants may be called for cancelation by us if: (i) the volume weighted average price per share exceeds $0.938 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $200,000 per trading day.

We have undertaken, pursuant to the registration rights agreement (the “Registration Rights Agreement”) between us and each of the Investors to file a registration statement to register the shares of Common Stock issued as part of the April Units and issuable upon exercise of the April Warrants issued in the April Private Placement, within forty five days following the closing of the April Private Placement, to have such registration statement declared effective by the Securities and Exchange Commission within one hundred and twenty days from such filing date and to maintain the effectiveness of the registration statement until all of the Common Stock and Conversion Shares, have been sold or are otherwise able to be sold pursuant to Rule 144. In the event we fail to file within the forty five day period or have such registration statement declared effective within the one hundred and twenty day period, we are obligated to pay liquidated damages to the Investors for every thirty days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer each purchased 66,667 April Units in the April Private Placement.

On April 20, 2015, we issued an aggregate of 418,716 shares of Common Stock to its advisory board members. Each of the nine members of the advisory board members received 46,524 shares of common stock. The shares were issued pursuant to independent contractor agreements between the advisory board members and us, dated October 1, 2014.

On April 22, 2015, we issued 83,000 shares of Common Stock at a per share price of $0.31 to Chord. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $25,730. The conversion amount was in consideration for financial advisory services.

On April 24, 2015, we issued of 32,258 shares of Common Stock at a per share price of $0.31 to Chord. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $10,000. The conversion amount was in consideration for financial advisory services in connection with derivative liability accounting.

On May 4, 2015, we issued of 16,129 shares of Common Stock at a per share price of $0.31 to Chord. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $5,000. The conversion amount was in consideration for financial advisory services in connection with derivative liability accounting.

On May 4, 2015, we repaid $10,000 in principal of the promissory note issued to Michal Handerhan, our Chief Operating Officer, on January 19, 2015. The remaining balance of the promissory note, including principal and accrued interest is $7,108.

On May 8, 2015, we paid in full the remaining balance of the promissory note issued to Charles Allen, our Chief Executive Officer on December 18, 2014, including $4,990 in principal and $48 in accrued interest.

On May 12, 2015, we entered into a Series B Preferred Share Purchase Agreement and the Management Rights Letter (the “Rights Letter”) with Spondoolies, by way of a joinder agreement (the “Joinder Agreement”) pursuant to which we purchased 29,092 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $1,500,000 (the “Investment”). After giving effect to the Investment, we own approximately 6.6% of Spondoolies’ equity on a fully diluted basis.

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The Series B Preferred Shares are convertible into Spondoolies’ ordinary shares by dividing the original issuance price of the Series B Preferred Shares ($51.56) by the initial conversion price ($51.56) (the “Conversion Price”). Until Spondoolies consummates a “Qualified IPO” (as defined substantially as an initial firm commitment underwritten public offering of Spondoolies’ ordinary shares with net proceeds to Spondoolies of not less than $40 million), the Series B Preferred shares are subject to anti-dilution protection in the event Spondoolies issues ordinary shares or securities convertible into or exercisable for ordinary shares at a price per share or conversion or exercise price per share which shall be less than Conversion Price then in effect, subject to certain customary exceptions. The Conversion Price is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Series B Shares are also entitled to certain preemptive rights, and a liquidation preference in the event of dissolution of Spondoolies. The Series B Preferred Shares are automatically convertible into ordinary shares of Spondoolies upon the occurrence of a Qualified IPO.

In connection with our purchase of the Series B Preferred Shares, Spondoolies executed the Rights Letter which provided us with certain rights, including inspection rights, and information rights with respect to Spondoolies financial statements, appurtenant to the Investment.

On May 12, 2015, we agreed to convert accrued and unpaid salaries owed to Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer, into shares of Common Stock pursuant to conversion agreements. Charles Allen converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 share of Common Stock at a per share price of $0.50. Michal Handerhan converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 share of Common Stock at a per share price of $0.50.

On May 13, 2015, we paid in full the remaining balance of the promissory note issued to Michal Handerhan, our Chief Operating Officer, on January 19, 2015, including $7,000 in principal and $108 in accrued interest.

On June 16, 2015, we issued to a service provider a warrant to purchase 500,000 shares of Common Stock at an exercise price of $0.31. The warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the warrants. The Warrants may be called for cancelation by us if: (i) the volume weighted average price per share exceeds $1.00 for 5 consecutive trading days, and (ii) the average daily dollar trading volume for such 5 consecutive trading days exceeds $50,000 per trading day.

On July 2, 2015, we entered into an Option Cancellation and Release Agreements with each of Charles Allen, our Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, our Chief Operating Officer and corporate secretary pursuant to which Mr. Allen and Mr. Handerhan agreed to return for cancellation, options, with an exercise price of $0.10, to purchase up to 9,500,000 and 2,950,000 shares respectively (or 12,450,000 shares in the aggregate) of our Common Stock.

On September 21, 2015, the Company, Spondoolies-Tech Ltd., an Israeli company (“Spondoolies”), and Shareholders of Spondoolies (the “Selling Shareholders”) entered into a Share Purchase Agreement, dated as of September 21, 2015, (the “Agreement”) pursuant to which the Company shall purchase all the shares in Spondoolies (the “Spondoolies Shares”) from the Selling Shareholders so that Spondoolies will be a wholly-owned subsidiary of the Company after the closing of the transactions contemplated by the Agreement (the “Transaction”).

In exchange for the Spondoolies Shares, the Selling Shareholders will receive either shares of the Company’s common stock or shares of the Company’s Series A preferred stock, convertible into the Company’s common stock as described below (collectively, the “Company’s Securities”). After the completion of the Transaction, the Company’s shareholders will own a 55.4% to 54.4% stake in the combined company and Spondoolies’ shareholders will own a 44.6% to 45.6% of the combined company, based on the number of the Company’s securities outstanding immediately following the Transaction. The ownership range is a function of the Company’s liquidation preference associated with its existing $1.5 million investment in Spondoolies. The final ownership percentages will be determined prior to closing.

In addition to standard closing conditions, the closing of the Transactions will not occur until the Selling Shareholders receive rulings from the Israeli Tax Authority confirming, among other things, that the Selling Shareholders may defer the payment of applicable Israeli taxes with respect to the Company’s securities received by each Selling Shareholder until the Company’s securities are sold by the Selling Shareholder, and the approval of the transaction by the Israeli Office of Chief Scientist. The Company cannot predict the exact timing of the consummation of the merger and can provide no assurances that the merger will be consummated.

During the quarter ended September 30, 2015, the Company issued 477,000 shares of Common Stock at a per share price of $0.30 to various independent contractors for services provided at its facility in North Carolina and investor relations services.

On October 14, 2015, the Company issued 162,037 shares of common stock to ATG Capital LLC for its cashless warrants exercise.

On October 29, 2015, we issued 40,000 shares of Common Stock at a per share price of $0.30 to RK Equity Advisors LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $12,000. The conversion amount was in consideration for financial advisory services.

On November 20, 2015, we issued 80,000 shares of Common Stock at a per share price of $0.30 to RK Equity Advisors LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $24,000. The conversion amount was in consideration for financial advisory services.

9

On December 15, 2015, the Company entered into a Series B Preferred Share Purchase Agreement (the “Spondoolies Share Purchase Agreement”) with Spondoolies, by way of a joinder agreement (the “Joinder Agreement”) pursuant to which the Company purchased 14,546 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $750,000 (the “Investment”) or approximately 3% of Spondoolies’ equity on a fully diluted basis. After giving effect to the Investment and the Company’s prior investment of $1,500,000 on May 12, 2015, the Company owns approximately 9.6% of Spondoolies’ equity on a fully diluted basis.

The Series B Preferred Shares are convertible into Spondoolies’ ordinary shares by dividing the original issuance price of the Series B Preferred Shares ($51.56) by the initial conversion price ($51.56) (the “Conversion Price”). Until Spondoolies consummates a “Qualified IPO” (as defined substantially as an initial firm commitment underwritten public offering of Spondoolies’ ordinary shares with net proceeds to Spondoolies of not less than $40 million), the Series B Preferred shares are subject to anti-dilution protection in the event Spondoolies issues ordinary shares or securities convertible into or exercisable for ordinary shares at a price per share or conversion or exercise price per share which shall be less than Conversion Price then in effect, subject to certain customary exceptions. The Conversion Price is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Series B Shares are also entitled to certain preemptive rights, and a liquidation preference in the event of dissolution of Spondoolies. The Series B Preferred Shares are automatically convertible into ordinary shares of Spondoolies upon the occurrence of a Qualified IPO.

On December 16, 2015, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers for an aggregate subscription amount of $1,450,000: (i) 5% Original Issue Discount Senior Secured Convertible Notes (the “Notes”); and (ii) warrants (the “Warrants”) to purchase 6,766,668 shares of the Company's common stock, par value $0.001 per share at an exercise price of $0.375 (subject to adjustments under certain conditions as defined in the Warrants). The aggregate principal amount of the Notes is $1,450,000 and the Company received $1,377,500 after giving effect to the 5% original issue discount. The Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of September 16, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company's Common Stock at a conversion price equal to $0.30 per share, subject to adjustment as set forth in the Notes. The Notes provide for two amortization payments on the six-month and seven-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest, if the amortization payments are made in cash then the payment is an amount equal to 120% of the applicable amortization payment. The Notes become payable within three days of the Company consummating a fully underwritten offering.

The Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Notes if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may not convert into or otherwise beneficially own in excess of 9.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion.

In connection with the Company's obligations under the Notes, the Company and its subsidiaries (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Agreement with Calvary Fund I LP, as agent, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness, for the benefit of the Purchasers, to secure the Company's obligations under the Notes. Upon an Event of Default (as defined in the Notes), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

The use of proceeds from this financing are intended for the purchase of computer equipment, and for general corporate purposes.

On December 16, 2015, the Company entered into a Master Equipment Lease with CSC Leasing Corporation (“CSC”). Pursuant to the Master Equipment Lease and equipment lease schedules generated from proposals (“Leasing Proposals”), the Company will lease equipment from CSC. In connection with the purchase of computer equipment, the Company advanced CSC $325,000 for the purchase of computer equipment which, when installed, the Company will lease from CSC for approximately $11,000 per month for 36 months after CSC reimburses the Company approximately $302,000 for the cost (net of a two month security deposit) of the equipment advanced by the Company to CSC.

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Summary of the Offering

Resale Shares:

37,500,626 shares of Common Stock (the “Resale Shares”), consisting of (i) 16,008,942 shares of Common Stock; (ii) 10,200,000  shares of Common Stock issuable upon exercise of outstanding warrants exercisable at $0.10 per share, which warrants were issued in a private placement that closed on January 19, 2015; (iii) 10,791,684 shares of Common Stock issuable upon exercise of outstanding warrants exercisable at $0.375 per share, which warrants were issued in a private placement that closed on April 20, 2015; and (iv) 500,000 shares of Common Stock issuable upon exercise of outstanding warrants exercisable at $0.31 per share, which warrants were issued to a service provider. The 16,008,942 shares of Common Stock included in the Resale Shares, consist of (a) 3,080,000 shares of Common Stock issued in a private placement that closed on January 19, 2015; (b) 6,625,008 shares of Common Stock issued in a private placement that closed on April 20, 2015; (c) 786,273 shares of Common Stock issued in consideration for services or equipment provided; (d) 620,908 shares of Common Stock issued upon conversion of our Series C Convertible Preferred Stock; (e) 4,796,753 shares of Common Stock issued in connection with the Exchange Agreement on February 5, 2014; and (f) 100,000 shares of Common Stock issued to Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer, in connection with the conversion of accrued and unpaid salaries on May 12, 2015.

Common Stock outstanding before and after this offering:	157,480,545 (1) before this offering and 178,972,229 (2) after this offering.

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the Selling Shareholders.

Risk factors:	See “Risk Factors” beginning on page 11 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTCQB trading symbol	BTCS

(1)

The number of outstanding shares before the offering is based upon 157,480,545 shares outstanding as of January 21 , 201 6 , which includes the 16,008,942 shares of the Resale Shares already issued and outstanding but excludes the 21,491,684 shares of the Resale Shares issuable upon the exercise of outstanding warrants and excludes 7,711,668 shares of our common stock issuable upon exercise of outstanding warrants.

(2)

The number of outstanding shares after the offering includes the 16,008,942 shares of the Resale Shares already issued and outstanding but excludes the 21,491,684 shares of the Resale Shares issuable upon the exercise of outstanding warrants and excludes 7,711,668 shares of our common stock issuable upon exercise of outstanding warrants.

Unless we indicate otherwise, all information in this prospectus:

●	is based on 157,480,545 shares of common stock issued and outstanding as of January 21 , 201 6 ;

●

excludes 21,491,684 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.24297 per share as of January 21 , 201 6; and excludes 7,711,668 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.4452 per share as of January 21, 2016.

11

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition and results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Company

We have an evolving business model.

As digital currencies and blockchain technologies evolve so will our business model. We may continue to try to offer additional types of products or services, and we cannot offer any assurance that any of them will be successful. From time to time we may also modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results.

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We have a limited operating history. Therefore, there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have generated net losses of $14,757,016 for the year ended December 31, 2014 and $3,819,439 and $8,418,831 for the three and nine months ended September 30, 2015, respectively. We expect to incur additional net expenses over the next several years as we continue to maintain and expand our existing operations. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If we are unsuccessful at executing on our business plan, our business, prospects, and results of operations may be materially adversely affected.

We may need to secure additional financing.

We anticipate that we will incur operating losses for the foreseeable future. Our historical cash burn rate for the nine month period ending September 30, 2015 was on average approximately $57,000 per month, which included costs associated with the build out of our North Carolina facility. As a result, we expect that the cash we currently have on hand will fund our operations through July 201 6 , which excludes any additional build out expenditures of our North Carolina facility and may change based on the price of bitcoin. As of September 30, 2015, we had a cash position equal to $91,623 which excludes funds received from our December 16, 2015 financing . We may require additional funds for our anticipated operations and further expansion and if we are not successful in securing additional financing, we may be required to delay significantly, reduce the scope of or eliminate one or more of our business activities, downsize our general and administrative infrastructure, or seek alternative measures to avoid insolvency.

Restrictive covenants in our senior notes may restrict our ability to pursue certain financing.

Our 5% Original Issue Discount Senior Secured Convertible Notes (the “Notes”) contain a number of restrictive covenants that impose operating and financial restrictions on us and may limit our ability to obtain financing. Our Notes include covenants restricting, among other things, our ability to:

●	incur or guarantee certain additional debt;

●	issue common stock and common stock equivalents;

●	pay dividends or make distributions on our capital stock or redeem, repurchase or retire our capital stock or subordinated debt;

●	create liens on our or our subsidiary guarantors’ assets to secure debt; and

●	enter into transactions with affiliates.

Further, following an event of default under our Notes, the lenders under these facilities will have the right to accelerate the repayment of the Notes and proceed against the collateral granted to them to secure the Notes. If the Notes were to be accelerated, our assets may not be sufficient to repay in full that debt or any other debt that may become due as a result of that acceleration.

The loss of key personnel, particularly Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer, and Michal Handerhan, our Chief Operating Officer, could have a material adverse effect on us.

Our continued success depends, to a significant extent, on the continued services of key personnel, particularly Charles Allen, our Chairman, Chief Executive Officer and Chief Financial Officer, and Michal Handerhan, our Chief Operating Officer, who have extensive market knowledge and long-standing business relationships. In particular, our reputation among and our relationships with key digital currency industry leaders are the direct result of a significant investment of time and effort by these individuals to build our credibility in a highly specialized industry. Occasionally, members of senior management or key employees may find it necessary to take a leave of absence due to medical or other causes. The loss of services of either Charles Allen or Michal Handerhan, could diminish our business and growth opportunities and our relationships with key leaders in the digital currency industry and could have a material adverse effect on us.

12

Our Chairman, Chief Executive Officer and Chief Financial Officer, Charles Allen, is involved in other companies including his position and interest in Allen Consulting, LLC, creating a potential conflict of interest.  In the event such position and interest results in a conflict of interest between us and Allen Consulting, LLC, Mr. Allen could potentially make decisions that are not in the best interest of the shareholders of the Company.

Our Chairman, Chief Executive Officer and Chief Financial Officer, Charles Allen, is involved in other companies including his position and interest in Allen Consulting, LLC. To the extent that such other companies may participate in ventures in which we may desire to participate or the amount of time and attention we require overlaps with that of the needs of such other companies, Mr. Allen may have a conflict of interest.  Our Board of Directors and Mr. Allen attempt to minimize such conflicts.  In determining whether or not our interest conflict with those of Mr. Allen’s, our disinterested directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and its financial position at that time.  Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest. It is possible that the existence of the potential conflict or decisions made in connection with such conflicts could adversely affect the price of our common stock and could cause the price to be less than it might have been if the conflicts did not exist or were avoided. Mr. Allen currently devotes approximately five hours per year to Allen Consulting LLC in connection with its tax and other state filing obligations.

Any inability to attract and retain additional personnel could affect our ability to successfully grow our business.

Our future success depends on our ability to identify, attract, hire, train, retain and motivate other highly-skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense. Our failure to retain and attract the necessary technical, managerial, editorial, merchandising, marketing, and customer service personnel could harm our business.

We may need to implement additional finance and accounting systems, procedures and controls as we grow our business and organization and to satisfy new reporting requirements.

We are required to comply with a variety of reporting, accounting and other rules and regulations. Compliance with existing requirements is expensive. Further requirements may increase our costs and require additional management time and resources. We may need to implement additional finance and accounting systems, procedures and controls to satisfy our reporting requirements. Our internal control over financial reporting is determined to be ineffective, such failure could cause investors to lose confidence in our reported financial information, negatively affect the market price of our common stock, subject us to regulatory investigations and penalties, and adversely impact our business and financial condition.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, estimating valuation allowances and accrued liabilities (including allowances for returns, credit card chargebacks, doubtful accounts and obsolete and damaged inventory), internal use software and website development (acquired and developed internally), accounting for income taxes, valuation of long-lived and intangible assets and goodwill, stock-based compensation and loss contingencies, are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported or expected financial performance.

If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer and the price of our securities may decline.

The rapidly evolving nature of our industry and the constantly evolving nature of our business, make forecasting operating results difficult. We plan to upgrade and further expand the components of our infrastructure. We may experience difficulties with upgrades of our infrastructure, and may incur increased expenses as a result of these difficulties. As a result of these potential expenditures on our infrastructure, our ability to reduce spending may become limited. Therefore, any significant shortfall in the revenues for which we have built and are continuing to build our infrastructure would likely harm our business.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornados, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us or our delivery services, suppliers, credit card processors or other service providers could adversely affect our business.

Sales by our significant stockholders could have an adverse effect on the market price of our stock.

Several of our stockholders own significant portions of our common stock. If one or more of stockholders were to sell all or a portion of their holdings of our common stock, the market price of our common stock could be negatively impacted. The effect of such sales, or of significant portions of our stock being offered or made available for sale, could result in strong downward pressure on our stock price. Investors should be aware that they could experience significant short-term volatility in our stock if such stockholders decide to sell all or a portion of their holdings of our common stock at once or within a short period of time.

Since there has been limited precedence set for financial accounting of digital currencies, it is unclear how we will be required to account for digital currency transactions in the future.

Since there has been limited precedence set for the financial accounting of digital currencies, it is unclear how we will be required to account for digital currency transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

13

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires, although, currently, as a small reporting company, we are not required to obtain such auditor certifications.

We are subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

The costs of preparing and filing annual and quarterly reports and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we were privately held. It may be time consuming, difficult and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock. During our assessment of the effectiveness of internal control over financial reporting as of September 30, 2015, management identified a significant deficiency in our disclosure controls and procedures which may lead to a failure to prevent or detect misstatements.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. During our assessment of the effectiveness of internal control over financial reporting as of September 30, 2015, management identified a significant deficiency related to presence of weakness in our disclosure control and procedure resulting from limited internal audit functions. Because of our inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2015 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our auditors have issued a “going concern” audit opinion.

Our independent auditors have indicated in their report on our December 31, 2014 financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

14

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments; and

●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares at a desired price.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently a very limited trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

Our shares of common stock are very thinly traded, and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Our common stock is deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

15

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding convertible preferred stock, options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Substantial future sales of our common stock by us or by our existing stockholders could cause our stock price to fall.

Additional equity financings or other share issuances by us, including shares issued in connection with strategic alliances and corporate partnering transactions, could adversely affect the market price of our common stock. Sales by existing stockholders of a large number of shares of our common stock in the public market or the perception that additional sales could occur could cause the market price of our common stock to drop.

You will experience future dilution as a result of future equity offerings .

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

We may be unable to protect our proprietary technology or keep up with that of our competitors.

Our success depends to a significant degree upon the protection of our software and other proprietary intellectual property rights. We may be unable to deter misappropriation of our proprietary information, detect unauthorized use or take appropriate steps to enforce our intellectual property rights. In addition, our competitors may now have or may in the future develop technologies that are as good as or better than our technology without violating our proprietary rights. Our failure to protect our software and other proprietary intellectual property rights or to utilize technologies that are as good as our competitors’ could put us at a disadvantage to our competitors.

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We may not be able to obtain trademark protection for our marks, which could impede our efforts to build brand identity.

We have filed a trademark application with the Patent and Trademark Office seeking registration of the trademark, “BitcoinShop”. There can be no assurance that our application will be successful or that we will be able to secure significant protection for our trademark in the United States or elsewhere as we expand internationally. Our competitors or others could adopt product or service marks similar to our mark, or try to prevent us from using our mark, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Any claim by another party against us or customer confusion related to our trademark, or our failure to obtain trademark registration, could harm our business.

We may be accused of infringing intellectual property rights of third parties.

Other parties may claim that we infringe their intellectual property rights. In the future we may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. The ready availability of damages, royalties and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own in providing ecommerce services to other businesses and individuals under commercial agreements.

Use of social media may adversely impact our reputation.

There has been a marked increase in use of social media platforms and similar devices, including weblogs (blogs), social media websites, and other forms of Internet-based communications which allow individual access to a broad audience of consumers and other interested persons. Consumers value readily available information concerning retailers, manufacturers, and their goods and services and often act on such information without further investigation, authentication and without regard to its accuracy. The availability of information on social media platforms and devices is virtually immediate as is its impact. Social media platforms and devices immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is virtually limitless. Information concerning or affecting us may be posted on such platforms and devices at any time. Information posted may be inaccurate and adverse to us, and it may harm our business. The harm may be immediate without affording us an opportunity for redress or correction. Such platforms also could be used for the dissemination of trade secret information or compromise of other valuable company assets, any of which could harm our business.

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Risks Related to the Bitcoin Network and Bitcoins

The further development and acceptance of the Bitcoin Network and other Digital Currency systems, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the Bitcoin Network may adversely affect an investment in our Company.

Digital Currencies such as bitcoins may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the Bitcoin Network is a prominent, but not unique, part. The growth of the Digital Currency industry in general, and the Bitcoin Network in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the Digital Currencies industry, as well as the Bitcoin Network, include:

●	continued worldwide growth in the adoption and use of bitcoins and other Digital Currencies;

●	government and quasi-government regulation of bitcoins and other Digital Currencies and their use, or restrictions on or regulation of access to and operation of the Bitcoin Network or similar Digital Currencies systems;

●	the maintenance and development of the open-source software protocol of the Bitcoin Network;

●	changes in consumer demographics and public tastes and preferences;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and

●	general economic conditions and the regulatory environment relating to Digital Currencies.

A decline in the popularity or acceptance of the Bitcoin Network could adversely affect an investment in us.

Currently, there is relatively small use of bitcoins in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect an investment in us.

As relatively new products and technologies, bitcoins and the Bitcoin Network have only recently become widely accepted as a means of payment for goods and services by many major retail and commercial outlets, and use of bitcoins by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of bitcoins. A lack of expansion by bitcoins into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the price of bitcoin, either of which could adversely impact an investment in us.

The Core Developers or other programmers could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorized by the Bitcoin Network’s community, could adversely affect an investment in us.

The Bitcoin Network is based on a math-based protocol that governs the peer-to-peer interactions between computers connected to the Bitcoin Network. The code that sets forth the protocol is informally managed by a development team known as the Core Developers that was initially appointed informally by the Bitcoin Network’s purported creator, Satoshi Nakamoto. The members of the Core Developers evolve over time, largely based on self-determined participation in the resource section dedicated to bitcoin on Github.com. The Core Developers can propose amendments to the Bitcoin Network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin Network and the properties of bitcoins, including the irreversibility of transactions and limitations on the mining of new bitcoins. Proposals for upgrades and discussions relating thereto take place on online forums including GitHub.com and Bitcointalk.org. To the extent that a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network would be subject to new protocols and software that may adversely affect an investment in us. If less than a significant majority of the users and miners on the Bitcoin Network install such software upgrade(s), the Bitcoin Network could “fork.”

The open-source structure of the Bitcoin Network protocol means that the Core Developers and other contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol. A failure to properly monitor and upgrade the protocol could damage the Bitcoin Network and an investment in us.

The Bitcoin Network operates based on an open-source protocol maintained by the Core Developers and other contributors, largely on the GitHub resource section dedicated to bitcoin development. As the Bitcoin Network protocol is not sold and its use does not generate revenues for its development team, the Core Developers are generally not compensated for maintaining and updating the Bitcoin Network protocol. To the extent that material issues arise with the Bitcoin Network protocol, and the Core Developers and open-source contributor community are unable to address the issues adequately or in a timely manner, the Bitcoin Network and an investment in us may be adversely affected.

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If a malicious actor or botnet obtains control in excess of 50 percent of the processing power active on the Bitcoin Network, it is possible that such actor or botnet could manipulate the Blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which the Bitcoin Network and all bitcoin transactions rely by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the Bitcoin Network can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new bitcoins or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own bitcoins (i.e., spend the same bitcoins in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power on the Bitcoin Network or the bitcoin community does not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Such changes could adversely affect an investment in the.

In late May and early June 2014, a mining pool known as GHash.io approached and, during a 24- to 48-hour period in early June may have exceeded, the threshold of 50 percent of the processing power on the Bitcoin Network. To the extent that GHash.io did exceed 50 percent of the processing power on the network, reports indicate that such threshold was surpassed for only a short period, and there are no reports of any malicious activity or control of the Blockchain performed by GHash.io. Furthermore, the processing power in the mining pool appears to have been redirected to other pools on a voluntary basis by participants in the GHash.io pool, as had been done in prior instances when a mining pool exceeded 40 percent of the processing power on the Bitcoin Network. The approach to and possible crossing of the 50 percent threshold indicate a greater risk that a single mining pool could exert authority over the validation of bitcoin transactions. To the extent that the bitcoin ecosystem, including the Core Developers and the administrators of mining pools, do not act to ensure greater decentralization of bitcoin mining processing power, the feasibility of a malicious actor obtaining in excess of 50 percent of the processing power on the Bitcoin Network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the Blockchain could be slowed temporarily. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on the Bitcoin Network or the Blockchain, potentially permitting such actor or botnet to manipulate the Blockchain in a manner that adversely affects an investment in us.

If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. Miners ceasing operations would reduce the collective processing power on the Bitcoin Network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the Bitcoin Network more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power on the Bitcoin Network. On December 2 and December 17, 2014, the Bitcoin Network difficulty for block solutions was adjusted down by 0.73 percent and 1.37 percent, respectively. During the month of December 2014, confirmation time for block solutions was marginally impacted, with average block solution times (based on a seven-day moving average of block solution times) climbing from approximately 7.5 minutes to a high of 9 minutes, which speeds remain faster than the expected 10 minute confirmation time targeted by the Bitcoin Network protocol. More significant reductions in processing power on the Bitcoin Network could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or processing power of the Bitcoin Network may adversely impact an investment in us.

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To the extent that the profit margins of Bitcoin mining operations are not high, operators of Bitcoin mining operations are more likely to immediately sell bitcoins earned by mining in the Bitcoin Exchange Market, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

Over the past two years, Bitcoin Network mining operations have evolved from individual users mining with computer processors, graphics processing units and first generation ASIC servers. Currently, new processing power brought onto the Bitcoin Network is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior Bitcoin Network miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell bitcoins earned from mining operations on the Bitcoin Exchange Market, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoins for more extended periods. The immediate selling of newly mined bitcoins greatly increases the supply of bitcoins on the Bitcoin Exchange Market, creating downward pressure on the price of bitcoins.

The extent to which the value of bitcoins mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoins rapidly if it is operating at a low profit margin—and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage of the 3,600 to 4,200 new bitcoins mined each day will be sold into the Bitcoin Exchange Market more rapidly, thereby reducing bitcoin prices. Lower bitcoin prices will result in further tightening of profit margins, particularly for professionalized mining operations with higher costs and more limited capital reserves, creating a network effect that may further reduce the price of bitcoins until mining operations with higher operating costs become unprofitable and remove mining power from the Bitcoin Network. The network effect of reduced profit margins resulting in greater sales of newly mined bitcoins could result in a reduction in the price of bitcoins that could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the Blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Blockchain. Any systemic delays in the recording and confirmation of transactions on the Blockchain could result in greater exposure to double-spending transactions and a loss of confidence in the Bitcoin Network, which could adversely impact an investment in us.

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The acceptance of Bitcoin Network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin Network could result in a “fork” in the Blockchain, resulting in the operation of two separate networks until such time as the forked Blockchains are merged. The temporary or permanent existence of forked Blockchains could adversely impact an investment in us.

Bitcoin is an open source project and, although there is an influential group of leaders in the Bitcoin Network community including the Core Developers, there is no official developer or group of developers that formally controls the Bitcoin Network. Any individual can download the Bitcoin Network software and make any desired modifications, which are proposed to users and miners on the Bitcoin Network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. A substantial majority of miners and bitcoin users must consent to those software modifications by downloading the altered software or upgrade that implements the changes; otherwise, the changes do not become a part of the Bitcoin Network. Since the Bitcoin Network’s inception, changes to the Bitcoin Network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin Network remains a coherent economic system; however, a developer or group of developers could potentially propose a modification to the Bitcoin Network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin Network. In such a case, and if the modification is material and/or not backwards compatible with the prior version of Bitcoin Network software, a fork in the Blockchain could develop and two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). Such a fork in the Blockchain typically would be addressed by community-led efforts to merge the forked Blockchains, and several prior forks have been so merged. This kind of split in the Bitcoin Network could materially and adversely impact an investment in us and, in the worst case scenario, harm the sustainability of the Bitcoin Network’s economy.

Intellectual property rights claims may adversely affect the operation of the Bitcoin Network.

Third parties may assert intellectual property claims relating to the holding and transfer of Digital Currencies and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Bitcoin Network’s long-term viability or the ability of end-users to hold and transfer bitcoins may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing the Bitcoin Network or holding or transferring their bitcoins. As a result, an intellectual property claim against us or other large Bitcoin Network participants could adversely affect an investment in us.

The Bitcoin Exchanges on which bitcoins trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the Bitcoin Exchanges representing a substantial portion of the volume in bitcoin trading are involved in fraud or experience security failures or other operational issues, such Bitcoin Exchanges’ failures may result in a reduction in the price of bitcoin and can adversely affect an investment in us.

The Bitcoin Exchanges on which the bitcoins trade are new and, in most cases, largely unregulated. Furthermore, many Bitcoin Exchanges (including several of the most prominent US Dollar denominated Bitcoin Exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Bitcoin Exchanges, including prominent exchanges handling a significant portion of the volume of bitcoin trading.

Over the past four years, many Bitcoin Exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Bitcoin Exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin Exchanges. While smaller Bitcoin Exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin Exchanges more stable, larger Bitcoin Exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). Further, the collapse of Mt. Gox in February 2014 indicated that even the largest Bitcoin Exchanges could be subject to abrupt failure with consequences for both users of a Bitcoin Exchange and the bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, and the removal of Mt. Gox as an eligible bitcoin, the value of one bitcoin fell from approximately $795 on February 6 to $578 on February 20.

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A lack of stability in the Bitcoin Exchange Market and the closure or temporary shutdown of Bitcoin Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in bitcoin value. These potential consequences of a Bitcoin Exchange’s failure could adversely affect an investment in us.

Political or economic crises may motivate large-scale sales of Bitcoins, which could result in a reduction in Bitcoin value and adversely affect an investment in us.

As an alternative to fiat currencies that are backed by central governments, Digital Currencies such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in bitcoin value and could adversely affect an investment in us.

Demand for bitcoins is driven, in part, by its status as the most prominent and secure Digital Currency. It is possible that a Digital Currency other than bitcoins could have features that make it more desirable to a material portion of the Digital Currency user base, resulting in a reduction in demand for bitcoins, which could have a negative impact on the price of bitcoins and adversely affect an investment in us.

The Bitcoin Network and bitcoins, as an asset, hold a “first-to-market” advantage over other Digital Currencies. This first-to-market advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the Blockchain and transaction verification system. Having a large mining network results in greater user confidence regarding the security and long-term stability of a Digital Currency’s network and its block chain; as a result, the advantage of more users and miners makes a Digital Currency more secure, which makes it more attractive to new users and miners, resulting in a network effect that strengthens the first-to-market advantage.

We believe that bitcoin also enjoys significantly greater acceptance and usage than other alternate digital currency (or altcoin) networks in the retail and commercial marketplace, due in large part to the relatively well-funded efforts of payment processing companies including Coinbase, BitPay and GoCoin.

Despite the marked first-mover advantage of the Bitcoin Network over other Digital Currencies, it is possible that an altcoin could become materially popular due to either a perceived or exposed shortcoming of the Bitcoin Network protocol that is not immediately addressed by the Core Developers or a perceived advantage of an altcoin that includes features not incorporated into bitcoin. If an altcoin obtains significant market share (either in market capitalization, mining power or use as a payment technology), this could reduce bitcoin’s market share and have a negative impact on the demand for, and price of, bitcoins and could adversely affect an investment in us.

Our ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of our bitcoins.

The history of the Bitcoin Exchange Market has shown that Bitcoin Exchanges and large holders of bitcoins must adapt to technological change in order to secure and safeguard their bitcoins. We rely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. We believe that it may become a more appealing target of security threats as the size of our bitcoin holdings grow. To the extent that either Bitgo Inc. or we are unable to identify and mitigate or stop new security threats, our bitcoins may be subject to theft, loss, destruction or other attack, which could adversely affect an investment in us.

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Security threats to us could result in, a loss of Company’s bitcoins, or damage to the reputation and our brand, each of which could adversely affect an investment in us.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin Exchange Market since the launch of the Bitcoin Network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our bitcoins. Any breach of our infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.

We rely solely on Bitgo Inc.’s multi-signature enterprise storage solution to safeguard our bitcoins from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, Bitgo Inc.’s security system may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by us.

The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or bitcoins. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.

In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

A loss of confidence in our security system, or a breach of our security system, may adversely affect us and the value of an investment in us.

We will take measures to protect us and our bitcoins from unauthorized access, damage or theft; however, it is possible that the security system may not prevent the improper access to, or damage or theft of our bitcoins. A security breach could harm our reputation or result in the loss of some or all of our bitcoins. A resulting perception that our measures do not adequately protect our bitcoins could result in a loss of current or potential shareholders, reducing demand for our common stock and causing our shares to decrease in value.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred bitcoins may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in us.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the Bitcoin Network. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of bitcoins or a theft of bitcoins generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of bitcoins will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our bitcoins could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received our bitcoins through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company bitcoins. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.

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Our bitcoins may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of our bitcoins could be lost, stolen or destroyed. We believe that our bitcoins will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our bitcoins. Although we utilize Bitgo Inc.’s enterprise multi-signature storage solution, to minimize the risk of loss, damage and theft, we cannot guarantee that it will prevent such loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our bitcoins could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect our operations and, consequently, an investment in us.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our bitcoins for which no person is liable.

The bitcoins held by us are not insured. Therefore, a loss may be suffered with respect to our bitcoins which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

Bitcoins held by us are not subject to FDIC or SIPC protections.

We do not hold our bitcoins with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our bitcoins are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

We may not have adequate sources of recovery if our bitcoins are lost, stolen or destroyed.

If our bitcoins are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.

The sale of our bitcoins to pay expenses at a time of low bitcoin prices could adversely affect an investment in us.

We may sell bitcoins to pay expenses on an as-needed basis, irrespective of then-current bitcoin prices. Consequently, our bitcoins may be sold at a time when the bitcoin prices on the Bitcoin Exchange Market are low, which could adversely affect an investment in us.

Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating and holding bitcoins; however, third parties may assert intellectual property claims relating to the operation of us and the mechanics instituted for the investment in, holding of and transfer of bitcoins. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses and be borne by us through the sale of our bitcoins. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate our bitcoins. As a result, an intellectual property claim against us could adversely affect an investment in us.

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoins and the Bitcoin Network by US federal and state governments, foreign governments and self-regulatory agencies. As bitcoins have grown in popularity and in market size, the Federal Reserve Board, US Congress and certain US agencies (e.g., FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market. Local state regulators such as the California Department of Financial Institutions and the New York State Department of Financial Services have also initiated examinations of bitcoins, the Bitcoin Network and the regulation thereof. Additionally, a US federal magistrate judge in the US District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” two CFTC commissioners publicly expressed a belief that derivatives based on bitcoins are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoins as property that is not currency for US federal income tax purposes, although there is no indication yet whether other courts or federal or state regulators will follow these asset classifications. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoins). The bill indirectly authorizes bitcoins’ use as an alternative form of money in the state. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or our ability to continue to operate.

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Currently, neither the SEC nor the CFTC has formally asserted regulatory authority over bitcoins, the Bitcoin Network or bitcoin trading and ownership, though in testimony before the US Senate Committee on Agriculture, Nutrition and Forestry on December 10, 2014, CFTC Chairman Timothy Massad stated that the CFTC believed it had jurisdiction over derivative instruments such as futures and swaps based on bitcoins and other Digital Currencies. To the extent that bitcoins themselves are determined to be a security, commodity future or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoins may be adversely affected.

To the extent that future regulatory actions or policies limit the ability to exchange bitcoins or utilize them for payments, the demand for bitcoins will be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert bitcoins into fiat currency (e.g., US Dollars) or use bitcoins to pay for goods and services. Such regulatory actions or policies could adversely affect an investment in us.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany—where the Ministry of Finance has declared bitcoins to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency) — have issued guidance as to how to treat bitcoins, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoins, the Bitcoin Network and bitcoin users. Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In China, a recent government notice classified bitcoins as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. Since December 2013, both China and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoins as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that reportedly prohibits the use of decentralized Digital Currencies such as bitcoins. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoins by users, merchants and service providers outside of the United States and may therefore impede the growth of the bitcoin economy.

The effect of any future regulatory change on us or bitcoins is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

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It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in or Company’s securities may also be considered illegal and subject to sanction.

Although currently bitcoins are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as a money services under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that Company decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to terminate certain operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that our activities cause it to be deemed a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may including the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the New York State Department of Financial Services is in the process of revising and receiving comments on a proposed “BitLicense” framework, the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in us in a material and adverse manner. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses and money transmitters. If we are deemed to be subject to and determines not to comply with such additional regulatory and registration requirements due to the added expenses, we may suspend certain operations that would make us subject to additional regulatory and registration requirements. Such restrictions may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this prospectus, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

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To the extent that bitcoins are deemed to fall within the definition of a security pursuant to subsequent rulemaking by the SEC, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that Digital Currencies such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-Blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to Digital Currencies such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of Digital Currencies such as bitcoins for state income tax purposes. Furthermore, they defined Digital Currencies such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of Digital Currencies such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat Digital Currencies such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our Company.

Risks Related to Our Transaction Verification Business

The loss or destruction of a private key required to access a bitcoin may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our Company’s bitcoins could adversely affect an investment in our Company.

Bitcoins are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the bitcoins are held. We are required by the operation of the Bitcoin Network to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the Bitcoin Network. We safeguard and keep private the private keys relating to our bitcoins by utilizing an Bitgo Inc.’s enterprise multi-signature storage solution; to the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, we will be unable to access the bitcoins held by it and the private key will not be capable of being restored by the Bitcoin Network. Any loss of private keys relating to digital wallets used to store our bitcoins could adversely affect an investment in us.

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If the award of bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running our data center operations we may be forced to cease operations in a manner that adversely affects an investment in us.

If the award of new bitcoins for solving blocks declines and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and we may cease our mining operations, which would adversely impact an investment in us.

As the number of bitcoins awarded for solving a block in the Blockchain decreases, the incentive for miners to continue to contribute processing power to the Bitcoin Network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the Blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoins and prevent the expansion of the Bitcoin Network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoins that could adversely impact an investment in us.

In order to incentivize miners to continue to contribute processing power to the Bitcoin Network, the Bitcoin Network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the Bitcoin Network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoins as a means of payment and existing users may be motivated to switch from bitcoins to another Digital Currency or back to fiat currency. Decreased use and demand for bitcoins may adversely affect their value and may adversely impact an investment in us.

We lease the space in which we operate transaction verification services and the non-renewal of such lease could adversely affect an investment in us.

We lease the space housing our digital currency mining servers in a data center facility located in North Carolina. The lease expires in 2017 and we have the option to purchase the property after the first year anniversary of the lease and prior to the end of the second year anniversary. If we do not have sufficient capital to exercise our purchase option and are forced to vacate we would incur high costs of relocating the equipment in the facility and installing the necessary infrastructure at a new property.

Our landlords could attempt to evict us for reasons beyond our control. Further, we may be unable to maintain good working relationships with our landlords, which would adversely affect our relationship with our customers and could result in the loss of current customers. In addition, we cannot assure you that we will be able to exercise our purchase option or renew the lease prior to its expiration date on favorable terms or at all. If we are unable to renew our lease agreement, it could have a material adverse effect on us. Even if we are able to renew our lease, the terms and other costs of renewal may be less favorable than our existing lease arrangement. Failure to exercise our purchase option could adversely impact an investment in us.

We depend on third parties to provide Internet, telecommunication and fiber optic network connectivity to the customers in our data centers, and any delays or disruptions in service could adversely affect an investment in us.

Our ASIC servers rely on third-party service providers. In particular, we depend on third parties to provide Internet, telecommunication and fiber optic network connectivity to the ASIC servers in our data center, and we have no control over the reliability of the services provided by these suppliers. We may in the future experience difficulties due to service failures unrelated to our systems and services. Any Internet, telecommunication or fiber optic network failures may result in significant loss of connectivity to our facility, which could reduce the number of bitcoins we mine and could consequently impair our ability to generate sufficient revenue to cover our costs, which would adversely impact an investment in us.

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Power outages, limited availability of electrical resources and increased energy costs could adversely affect an investment in us.

Our facility is subject to electrical power outages, regional competition for available power and increased energy costs. Power outages, would harm our operations as we would be unable to mine any bitcoins until such time customers and our business. During power outages, changes in humidity and temperature can cause permanent damage to servers and other electrical equipment. Any loss of power could reduce the number of mined bitcoins, which would adversely impact an investment in us.

Interruptions in our mining operations, or security breaches at our facility or affecting our networks, could result in a decrease in the number of mined bitcoins, which could adversely affect an investment in us.

Our business could be adversely affected by any interruption or failure (whether network or physical) in our ability to continually operate our bitcoin mining servers, even if such events occur as a result of a natural disaster, human error, landlord maintenance failure, water damage, fiber cuts, extreme temperature or humidity, sabotage, vandalism, terrorist acts, unauthorized entry or other unanticipated problems. In addition, our network could be subject to unauthorized access, computer viruses, and other disruptive problems caused by employees, or others. Unauthorized access, computer viruses, or other disruptive problems could lead to interruptions, delays and cessation of mining. If a significant disruption occurs, we may be unable to implement disaster recovery or security measures in a timely manner or, if and when implemented, these measures may not be sufficient or could be circumvented through the reoccurrence of a natural disaster or other unanticipated problem, or as a result of accidental or intentional actions. Resolving network failures or alleviating security problems also may require interruptions, delays, or cessation of mining operations. Accordingly, failures in our mining services, including problems at our data center, network interruptions or breaches of security on our network may result in significant decreases in the number of mined bitcoins, which would adversely impact an investment in us.

Risks Related to Our Ecommerce Business

Our ecommerce business depends on the continued use of the Internet and the adequacy of the Internet infrastructure.

Our ecommerce business depends upon the widespread use of the Internet and ecommerce. Factors which could reduce the widespread use of the Internet for ecommerce include:

●	actual or perceived lack of security of information or privacy protection;

●	cyber attacks or other disruptions or damage to the Internet or to users’ computers;

●	significant increases in the costs of transportation of goods; and

●	taxation and governmental regulation.

We depend on our relationships with an independent fulfillment partner for the products that we offer for sale on our Website. If we fail to maintain this relationship, our business will suffer.

If we do not maintain our existing relationships or build new relationships with fulfillment partners on acceptable commercial terms, we may not be able to maintain a broad selection of merchandise, and our ecommerce business and prospects would suffer severely. Our agreements with fulfillment partners are generally terminable at will by either party upon short notice.

We depend on our fulfillment partners to perform certain services regarding the products that we offer through our ecommerce business.

In general, we agree to offer the fulfillment partners’ products on our Website and these fulfillment partners agree to conduct a number of other traditional retail operations with respect to their respective products, including maintaining inventory, preparing merchandise for shipment to individual customers and delivering purchased merchandise on a timely basis. We may be unable to ensure that these third parties will continue to perform these services to our satisfaction or on commercially reasonable terms. In addition, because we do not take possession of these fulfillment parties’ products (other than on the return of such products on a case by case basis), we are generally unable to fulfill these traditional retail operations ourselves. If our customers become dissatisfied with the services provided by these third parties, our business, reputation and brand could suffer.

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Risks associated with the supplier from whom our products are sourced and the safety of those products could adversely affect our financial performance.

Sourcing of many of the products we sell is an important aspect of our business. We depend on our ability to access products from our qualified supplier in a timely and efficient manner. Political and economic instability, the financial stability of suppliers, suppliers’ ability to meet our standards, labor problems experienced by our suppliers, the availability of raw materials, merchandise quality issues, currency exchange rates, transport availability and cost, transport security, inflation, and other factors relating to the suppliers and the countries in which they are located are beyond our control. Further, our customers count on us to provide them with safe products. Concerns regarding the safety of products that we source from our supplier and then sell could cause shoppers to avoid purchasing certain products from us, or to seek alternative sources of supply for all of their needs, even if the basis for the concern is outside of our control. Any lost confidence on the part of our customers would be difficult and costly to reestablish. As such, any issue regarding the safety of any items we sell, regardless of the cause, could adversely affect our financial performance. If any product that we sell were to cause physical injury or injury to property, the injured party or parties might bring claims against us as the manufacturer and/or retailer of the product. We do not carry insurance coverage to cover such claims that could be asserted. Even unsuccessful claims could result in the expenditure of funds and management time and could have a negative impact on our business.

Our Ecommerce business depends on our Website, network infrastructure and transaction-processing systems.

Our ecommerce business is completely dependent on our infrastructure. Any system interruption that results in the unavailability of our Website or reduced performance of our transaction systems could reduce our ability to conduct our business. We use internally and externally developed systems for our Website and our transaction processing systems. We have experienced system interruptions due to software failure in the past, which we expect will continue to occur from time to time. We may also experience temporary capacity constraints due to sharply increased traffic during sales or other promotions and during the holiday shopping season. Capacity constraints can cause system disruptions, slower response times, delayed page presentation, degradation in levels of customer service and other problems. We may also experience difficulties with our infrastructure upgrades. Any future difficulties with our transaction processing systems or difficulties upgrading, expanding or integrating aspects of our systems may cause system disruptions, slower response times, and degradation in levels of customer service, additional expense, impaired quality and speed of order fulfillment or other problems.

If the location where all of our computer and communications hardware is located is compromised, our business, prospects, financial condition and results of operations could be harmed. If we suffer an interruption or degradation of services at the location for any reason, our business could be harmed. Our success, and in particular, our ability to successfully receive and fulfill orders and provide high-quality customer service, largely depends on the efficient and uninterrupted operation of our computer and communications systems. These limitations could have an adverse effect on our conversion rate and sales. Our disaster recovery plan may be inadequate, and we do not carry business interruption insurance to compensate us for the losses that could occur. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, the occurrence of any of which could lead to interruptions, delays, loss of critical data or the inability to accept and fulfill customer orders. The occurrence of any of the foregoing risks could harm our business.

Our platform requires frequent updates on pricing from our vendor. If these updates are inaccurate or do not occur, there could be a negative influence on our business.

We update the prices of products listed on our site frequently through a third party vendor. If we are unable to obtain, or are not provided updated pricing information from our third party vendor, or if we fail to act on information provided by our third party vendor, then it could cause us to remedy the pricing difference to complete the transaction, or source the product from an alternative vendor at their price.

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We rely upon paid and natural search engines like Google, Bing, and Yahoo to rank our product offerings and may at times be subject to ranking penalties if they believe we are not in compliance with their guidelines.

We rely on paid and natural search engines to attract consumer interest in our product offerings. Potential and existing customers use search engines provided by search engine companies, including Google, Bing, and Yahoo, which use algorithms and other devices to provide users a natural ranked listing of relevant Internet sites matching a user’s search criteria and specifications. Generally, Internet sites ranked higher in the paid and natural search results lists furnished to users attract the largest visitor share among similar Internet sites. Among retail Internet sites, those sites achieving the highest natural search ranking often benefit from increased sales. Natural search engine algorithms use information available throughout the Internet, including information available on our site. Rules and guidelines of these natural search engine companies govern our participation on their sites and how we share relevant Internet information that may be considered or incorporated into the algorithms used by these sites. If these rules and guidelines or the search engine algorithms change, or if we fail to present, or improperly present, our site information for use by natural search engine companies, or if any of these natural search engine companies determine that we have violated their rules or guidelines, or if others improperly present our site information to these search engine companies, we may fail to achieve an optimum ranking in natural search engine listing results, or we may be penalized in a way that could harm our business.

We are subject to cyber security risks and may incur increasing costs in an effort to minimize those risks and to respond to cyber incidents.

Our ecommerce business is entirely dependent on the secure operation of our website and systems as well as the operation of the Internet generally. Our business involves the storage and transmission of users’ proprietary information, and security breaches could expose us to a risk of loss or misuse of this information, litigation, and potential liability. A number of large Internet companies have suffered security breaches, some of which have involved intentional attacks. From time to time we and many other Internet businesses also may be subject to a denial of service attacks wherein attackers attempt to block customers’ access to our Website. If we are unable to avert a denial of service attack for any significant period, we could sustain substantial revenue loss from lost sales and customer dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber attacks may target us, our customers, our suppliers, banks, payment processors, ecommerce in general or the communication infrastructure on which we depend. If an actual or perceived attack or breach of our security occurs, customer and/or supplier perception of the effectiveness of our security measures could be harmed and we could lose customers, suppliers or both. Actual or anticipated attacks and risks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees, and engage third party experts and consultants. A person who is able to circumvent our security measures might be able to misappropriate our or our users’ proprietary information, cause interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. Any compromise of our security could result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, and a loss of confidence in our security measures, which could harm our business.

We rely on a third party payment processor to verify a successful transaction between us and our customers.

We rely on a third party processor to facilitate the transaction from the customer’s digital currency wallet to our digital currency wallet. If we are unable to source processors to verify these transactions our business could suffer.

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We may not be able to compete successfully against existing or future competitors.

The online retail market is rapidly evolving and intensely competitive. Barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost. We currently compete with numerous competitors, including:

●	liquidation e-tailers such as SmartBargains, Optoro and Overstock;

●	online retailers such as Amazon.com, Inc., eBay, Inc., and Rakuten.com, Inc. (formerly Buy.com, Inc.);

●	private sale sites such as Rue La La and Gilt Groupe;

●	online specialty retailers such as Bluefly, Inc., Blue Nile, Inc. and Zappos.com; and

●	traditional general merchandise and specialty retailers and liquidators such as Ross Stores, Inc., Wal-Mart Stores, Inc., Costco Wholesale Corporation, J.C. Penny Company, Inc., Sears Holding Corporation, Target Corporation, Best Buy Co., Inc., Home Depot, Inc. and Barnes and Noble, Inc., all of which also have an online presence.

We expect the online retail market to become even more competitive as traditional liquidators and online retailers continue to develop and improve services that compete with our services. In addition, more traditional manufacturers and retailers may continue to add or improve their ecommerce offerings. Traditional or online retailers may create proprietary, store-based distribution and returns channels. Competitive pressures, including the introduction of same-day delivery capabilities, from any of our competitors, many of whom have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do, could harm our business. Further, as a strategic response to changes in the competitive environment, we may from time to time make competitive pricing, service, marketing or other decisions that could harm our business.

Management may choose to keep all or none of our ecommerce gross profits in bitcoins.

Management from time to time may increase or decrease the amount of gross profits kept in bitcoins as well as considering diversifying our holdings in new and evolving alternative currencies like litecoin and dogecoin. As the value of bitcoins fluctuates we may either benefit or suffer financial losses or gains in these holdings.

If one or more states successfully assert that we should collect sales or other taxes on the sale of our merchandise or the merchandise of third parties that we offer for sale on our Website, or that we should pay commercial activity taxes, our business could be harmed.

We do not currently collect sales or other similar taxes for physical shipments of goods into states where we have no duty to do so under federal court decisions construing applicable constitutional law. One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us because we are engaged in online commerce, even though to do so would be contrary to existing court decisions. The future location of our fulfillment or customer service centers networks, or any other operation, service contracts with third parties located in another state, channel distribution arrangements or other agreements with third party sellers, or any act that may be deemed by a state to have established a physical presence in states where we are not now present, may result in additional sales and other tax obligations. New York and other states have passed so-called ’‘Internet affiliate advertising’’ statutes, which require a remote seller, with no physical presence in the state, to collect state sales tax if the remote seller contracted for advertising services with an Internet advertiser in that state. Our business could be harmed if one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our merchandise.

Several other states have enacted laws requiring remote vendors to notify resident purchasers in those states of their obligation to pay a use tax on their purchases and, in some instances, to report untaxed purchases to the state tax authorities. In Colorado, a federal court on constitutional grounds granted a preliminary injunction against the state’s enforcement its tax-notice and reporting law. However, other states may enact legislation similar to these laws. Such laws could harm our business by imposing unreasonable notice burdens upon us, by interposing burdensome transaction notices that negatively affect conversion, or by discouraging customer purchases by requiring detailed purchase reporting.

Economic pressure on states could harm our business.

The recent economic climate has resulted in a sharp decline in state revenues, and states have projected large state budget shortfalls in the years ahead. These shortfalls require state legislatures and agencies to examine the means to increase state revenues. States may increase sales and use tax rates, create new tax laws covering previously untaxed activities, or increase existing license fees or create new fees all of which may directly or indirectly harm our business. Similarly, administrative agencies may apply more rigorous enforcement efforts or take inflexible positions respecting the laws they administer, especially if the laws permit the imposition of monetary penalties and fines which either the state or the administrative agency may use to balance their budgets. To the extent that states pass additional revenue measures, or significantly increase their enforcement efforts, these activities could directly or indirectly harm our business.

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If we do not respond to rapid technological changes, our ecommerce services could become obsolete and we could lose customers.

The Internet and the online commerce industry are changing rapidly. To remain competitive, we must continue to enhance and improve the functionality and features of our ecommerce businesses. If we fail to do so, we may lose customers. If competitors introduce new products or services using new technologies or if new industry standards and practices emerge, our Website and our proprietary technology and systems may become obsolete. Our failure to respond to technological change or to adequately maintain, upgrade and develop our computer network and the systems used to process customers’ orders and payments could harm our business.

Significant merchandise returns could harm our business.

We allow our customers to return products, subject to our returns policies. If merchandise returns are significant, our business, prospects, financial condition and results of operations could be harmed. Further, we may modify our policies relating to returns from time to time and any policies intended to reduce the number of product returns may result in customer dissatisfaction and fewer repeat customers.

If the products that we offer on our Website do not reflect our customers’ tastes and preferences, our sales and profit margins would decrease.

Our success depends in part on our ability to offer products that reflect consumers’ tastes and preferences. Consumers’ tastes are subject to frequent, significant and sometimes unpredictable changes and any failure to offer products in line with customers’ preferences could allow our competitors to gain market share. This could have an adverse effect on our business.

In order to obtain future ecommerce revenue growth and sustain profitability, we will have to attract and retain customers on cost-effective terms.

Our success depends on our ability to attract and retain customers on cost-effective terms. We have relationships with online services, search engines, affiliate marketing websites, directories and other website and ecommerce businesses to provide content, advertising banners and other links that direct customers to our Website. We rely on these relationships as significant sources of traffic to our Website and to generate new customers. In the past we have terminated affiliate marketing websites as a result of efforts by certain states to require us to collect sales taxes based on the presence of those third party Internet advertising affiliates in those states, and we are likely to do so again in the future if necessary. If we are unable to develop or maintain these relationships on acceptable terms, our ability to attract new customers and our financial condition would suffer. In addition, certain of our online marketing agreements may require us to pay upfront fees and make other payments prior to the realization of the sales, if any, associated with those payments. Current or future relationships or agreements may fail to produce the sales that we anticipate.

Existing or future government regulation could harm our ecommerce business.

We are subject to regulation at the federal, state and international levels, including regulation relating to privacy, security, retention, transfer and use of personal user information and telemarketing laws. Increasing regulation, along with increased governmental or private enforcement, may increase the cost of our business. Compliance with existing and new privacy and security laws may be difficult and costly and may further restrict our ability to collect demographic and personal information from users, which could harm our marketing efforts, and could require us to implement new and potentially costly processes, procedures and/or protective measures. The expansion of these and other laws, both in terms of their number and their applicability to the Internet could also harm our business. Many laws, adopted prior to the advent of the Internet, do not contemplate or address the unique issues raised thereby. Consequently, courts or regulators may apply these laws to Internet commerce in ways that may present difficult or impossible compliance challenges. Many of those laws that do reference the Internet are still being interpreted by the courts and their applicability and reach are therefore uncertain. Moreover, Internet advances and innovations may result in new questions about the applicability and reach of these laws. Additionally, laws governing the permissible contents of products may adversely affect us, and we are subject to federal and state consumer laws, including those governing advertising, product labeling, product content requirements and product safety. The laws apply to future manufacture of consumer products. Some of the products we sell may, under statutory or common law, from time to time expose us to claims related to personal injury, death, environmental or property damage and may from time to time require product recalls or other actions which we are not covered by any insurance policy. These current and future laws and regulations could harm our business, prospects, financial condition and results of operation.

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Decreases in discretionary consumer spending may have an adverse effect on our ecommerce business.

A substantial portion of the products and services we offer and may offer in the future are products or services that consumers may view as discretionary items rather than necessities. As a result, our results of operations are sensitive to changes in macro-economic conditions that impact consumer spending, including discretionary spending. Difficult macro-economic conditions, particularly high levels of unemployment, also impact our customers’ ability to obtain consumer credit. Other factors, including consumer confidence, employment levels, interest rates, tax rates, consumer debt levels, and fuel and energy costs could reduce consumer spending or change consumer purchasing habits. Slowdowns in the U.S. or global economy, or an uncertain economic outlook, could materially adversely affect consumer spending habits and our operating results.

The seasonality of our business places increased strain on our operations.

A disproportionate amount of our sales may occur during our fourth quarter. If we are unable to source products sufficient to meet customer demand, our business would be adversely affected. If too many customers access our website within a short period of time due to increased holiday demand, we may experience system interruptions that make our website unavailable or prevent us from efficiently fulfilling orders, which may reduce the volume of goods we sell and the attractiveness of our products and services. In addition, we may be unable to adequately staff our customer service centers during peak periods, and our vendor’s delivery services and other fulfillment companies and customer service providers may be unable to meet the seasonal demand.

Risks Related to Our Partner Companies

The success of our Partner Companies depends on the development of the Bitcoin Network, which is uncertain.

All of our Partner Companies rely on the Bitcoin Network for the success of their businesses. The development of the digital currency ecosystem is in its early stages. If widespread commercial use of the Bitcoin Network does not develop, or if the Bitcoin Network does not effectively develop, our Partner Companies may not succeed. Our long-term success depends on widespread market-acceptance of the Bitcoin Network.

Our Partner Companies may fail if their competitors provide superior bitcoin-related offerings or continue to have greater resources than our Partner Companies have.

Competition for digital currency services is intense. As the market for bitcoin related services grows, we expect that competition will intensify. Many of our Partner Companies’ competitors have greater brand recognition and greater financial, marketing and other resources than our Partner Companies. This may place our Partner Companies at a disadvantage in responding to their competitors’ pricing strategies, technological advances, advertising campaigns, strategic partnerships and other initiatives.

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Some of our Partner Companies may be unable to protect their proprietary rights and may infringe on the proprietary rights of others.

Our Partner Companies are inventing new ways of doing business. In support of this innovation, they will develop proprietary techniques, trademarks, processes and software. Although we expect reasonable efforts will be taken to protect the rights to this intellectual property, the complexity of international trade secret, copyright, trademark and patent law, coupled with the limited resources of these young companies, create risk that their efforts will prove inadequate.

Any claims against our Partner Companies’ proprietary rights, with or without merit, could subject our Partner Companies to costly litigation and the diversion of their technical and management personnel. If our Partner Companies incur costly litigation and their personnel are not effectively deployed, the expenses and losses incurred by our Partner Companies will increase and their profits, if any, will decrease.

Our Partner Companies may be subject to legal liability.

Some of our Partner Companies may be subject to legal claims. Claims could involve matters such as defamation, invasion of privacy, copyright infringement etc. Any of our Partner Companies that incur this type of unexpected liability may not have insurance to cover the claim or its insurance may not provide sufficient coverage. If our Partner Companies incur substantial cost because of this type of unexpected liability, the expenses incurred by our Partner Companies will increase and their profits, if any, will decrease.

Our Partner Companies’ computer and communications systems may fail, which may adversely affect their businesses.

Some of our Partner Companies’ businesses depend on the efficient and uninterrupted operation of their computer and communications hardware systems. Any system interruptions that cause our Partner Companies’ infrastructure to be unavailable may reduce the attractiveness of our Partner Companies’ their customers. Interruptions could result from natural disasters as well as power loss, telecommunications failure and similar events.

Our Partner Companies’ businesses may be disrupted if they are unable to upgrade their systems to meet increased demand.

Capacity limits on some of our Partner Companies’ technology, transaction processing systems and network hardware and software may be difficult to project and they may not be able to expand and upgrade their systems or services to meet customer demand. If our Partner Companies are unable to appropriately upgrade their systems and network hardware, software and systems, the operations and processes of our Partner Companies may be disrupted.

Our Partner Companies may not be able to attract a loyal customer base.

Our Partner Companies success may depend upon their ability to deliver compelling solutions and services to their customers. If our Partner Companies are unable attract a loyal user base, the revenues and profitability of our Partner Companies could be impaired.

Some of our Partner Companies are development stage companies and may not generate positive cash flow.

Our Partner Companies may have limited capital resources and cash flows as they are in the development stage. Limited cash flows may adversely affect a partner company’s abilities to expand its operations and satisfy its liabilities.

Rapid technological changes may prevent our Partner Companies from remaining current with their technical resources and maintaining competitive product and service offerings.

The markets in which our Partner Companies operate are characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. Significant technological changes could render their existing products and services obsolete. If our Partner Companies are unable to successfully respond to these developments or do not respond in a cost-effective way, our business, financial condition and operating results may be adversely affected. To be successful, our Partner Companies must adapt to their rapidly changing markets by continually improving the responsiveness, services and features of their products and services and by developing new features to meet the needs of their customers. Our Partner Companies will also need to respond to technological advances and emerging industry standards in a cost-effective and timely manner.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 11 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Resale Shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Shareholders covered by this prospectus. However, we will generate proceeds from any cash exercise of the warrants by the Selling Shareholders, if any. There can be no assurance that any of the Selling Shareholders will exercise all or any of their warrants. We intend to use any proceeds received from cash exercises for general corporate purposes.

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PRICE RANGE OF COMMON STOCK

Our common stock is currently quoted on the OTCQB and has been quoted under the symbol “BTCS” since March 5, 2014. Prior to that, our common stock was quoted under the symbol “TUCN”. Because we are quoted on the OTCQB, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock as reported on the OTCQB for the periods indicated.

	High	Low
Fiscal 2016
First Quarter (through January 21, 2016)	$0.11	$0.07

Fiscal 2015
First Quarter	$0.38	$0.07
Second Quarter	0.29	0.15
Third Quarter	0.21	0.09
Fourth Quarter	0.19	0.10

Fiscal 2014
First Quarter	$4.57	$0.01
Second Quarter	0.37	0.10
Third Quarter	0.17	0.07
Fourth Quarter	0.10	0.08

As of January 21 , 201 6 , there were 120 stockholders of record of our common stock, one of which is Cede & Co., a nominee for Depository Trust Company, or DTC. Shares of common stock that are held by financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC, and are considered to be held of record by Cede & Co. as one stockholder.

DIVIDEND POLICY

We have never paid our stockholders cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

On January 30, 2014, the Board of Directors approved the adoption of a 2014 Plan. The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to our employees, officers, directors and consultants. Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Up to 15,503,680 shares of common stock are issuable pursuant to awards under the 2014 Plan. Unless earlier terminated by the Board, the 2014 Plan shall terminate at the close of business on January 30, 2024.

On July 2, 2015 all outstanding options were canceled.  As of January 21 , 201 6 there are no incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards issued pursuant to the 2014 Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this prospectus, and see “Risk Factors” beginning on page 11 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

We are an early entrant in the digital currency ecosystem and one of the first U.S. publicly traded companies to be involved with digital currencies. We aim to enable users to engage in the digital currency ecosystem through one point of access - a universal digital currency platform. We plan to design and build this platform under the brand “Blockchain Technology Consumer Solutions,” or “BTCS.”

During February 2014 we entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using digital currencies, including bitcoin and are building a diversified company with operations in the digital currency ecosystem. We currently operate a beta ecommerce marketplace which already accepts a variety of digital currencies, have designed a beta secure digital currency storage solution BTCS Wallet, and, since the second half of 2014, have been expanding our transaction verification services business, recently leasing and building out a 83,000 square foot facility and putting into service a suite of servers capable of generating bitcoins (i.e. bitcoin mining).

In January 2015 we began a rebranding campaign using our BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect our broadened strategy. We released our new website which included broader information on our strategy, access to our ecommerce site, and launching an invite only beta version of our multi-sig secure storage solution (digital wallet). Although we continue to support and develop our ecommerce marketplace, we recently shifted a portion of our focus towards our transaction verification service, also known as bitcoin mining.

In the short term, we believe our transaction verification services business will be a growing source of revenue for us. Revenues are earned in our transaction verification services business through running ASIC (application-specific integrated circuit) servers at our North Carolina facility. When our servers are successful in finding and adding a block to the Blockchain we are awarded bitcoins for our efforts, which awarded bitcoins are booked as revenue at the prevailing market price on the day of receipt. The Blockchain is maintained by a global network of participants which are running ASIC and other servers which secure the Blockchain. While we believe that we have a cost competitive facility and equipment with competitive processing power, the market is rapidly evolving and there can be no assurances that we will remain competitive with industry participants that have or may acquire facilities and equipment that are less costly and more efficient.

Transaction Verification Service Business (bitcoin mining)

We believe that we can establish and expand a low cost transaction verification services business (bitcoin mining) and believe this will provide revenue growth and synergies with our platform development efforts. In January 2015, we entered into a two year lease for an 83,000 square foot facility. Additionally we have the option to purchase the property for $775,000 less the $10,000 security deposit and all lease payments. In July 2015 we completed the internal build out of our facility which increased our operating capacity to 3 megawatts (mw). We are currently using approximately 0. 95 megawatts of the facility’s capacity and plan to increase our use of its capacity to 3 megawatts.

Transaction verification entails running ASIC servers which solve a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions. When we are successful in adding a block to the Blockchain, we are awarded a fixed number of bitcoins for our effort. Over time it is anticipated that the rewarded value in newly issued bitcoins of adding a block to the Blockchain will decrease, and we expect to charge transaction fees to verify transactions. Bitcoin’s Blockchain is maintained by a global network of participants that are running ASIC or other servers which secure the Blockchain. Over time as the reward value decreases we believe the lowest cost participants (miners) will set the market rate for transaction fees such that they remain profitable. Please see the section entitled “Incentives for Transaction Verification (Mining)” beginning at page 50 of this prospectus for further discussion.

Given the size and low cost of our facility and electricity, we are also evaluating offering hosted mining services as well as traditional data center services.

In addition to driving growth, our transaction verification services business will generate bitcoins which can be used in our planned universal platform. For example, we are developing a bitcoin-based closed-loop loyalty program for our ecommerce marketplace. We plan to launch the program after completion of our credit card integration initiative. Lastly, to the extent we expand into additional money service businesses in the future, having a steady supply of bitcoins could provide a liquidity pool to support those efforts.

E-commerce Marketplace

We believe our e-commerce marketplace was the first such site to accept bitcoin. Our beta ecommerce marketplace is currently operational and offers over 250,000 curated products and utilizes our “Intelligent Shopping Engine” to find competitive prices on products from over 250 retailers. Products are curated through the application of filters such as popularity, reviews, categories, sales rank and other features, which are chosen by management. In early 2014, we began a complete redesign of our ecommerce marketplace to incorporate our Intelligent Shopping Engine as a value added function to our ecommerce marketplace. During 2014, many new businesses (such as Dell, Microsoft, Overstock, NewEgg and TigerDirect) opted to accept bitcoin as a form of payment. While this poses competition for our marketplace efforts, we believe it strengthens the acceptance of bitcoin and should, in the long run, be beneficial to our planned universal platform.

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Although we have turned some of our focus on developing our transaction verification services business, our online ecommerce marketplace remains hosted, maintained, and developed by us. We have developed software that allows us to interface with vendors and search for competitive prices in real time and display up-to-date inventory, and present prices in bitcoin, litecoin or dogecoin according to the exchange rate from USD. The exchange rate is updated frequently and at each stage of the checkout process, when customers reach the checkout page the exchange rate is locked in by our payment processor for 15 minutes and our payment processor assume the currency exchange risk (unless we choose to accept the digital currency). All marketplace customer orders are fulfilled by third party vendors and we are not involved in the logistics chain, however, we oversee the fulfillment process and strive for a smooth shopping experience. Our payment processor allows us to select a ratio of cash versus each respective digital currency we accept. We charge our customers a processing fee of approximately three percent (which management may change from time to time) on transactions if we are not in the affiliate program with the end retailer selling a particular product. If we are a part of an affiliate program we are paid affiliate fees by the retailer which varies depending on both the retailer and by product which can range from one to fifteen percent.

Strategic Partnerships

We have partnered with and invested in five digital currency companies, our Partner Companies, to further our efforts to build a universal digital currency platform. We have integrated with GoCoin. GoCoin is an international payment platform enabling online and retail merchants a way to accept bitcoin, litecoin and dogecoin as payment methods. We have also integrate with Gem. Gem offers a secure software development toolkit for companies to develop multi-signature storage solutions to store bitcoin. We have invested in and currently utilize Spondoolies ASIC servers for our transaction verification services busines. We have also invested in Coin Outlet which manufactures and operates AML/KYC compliant bitcoin ATM’s and Expresscoin who’s service enables consumers a method to access and buy bitcoin and various other altcoins.

Blockchain Technologies and Other Growth Initiatives

We are also keenly focused on other blockchain technologies. Since the most prominent use case for blockchain technologies is digital currencies (or more specifically, bitcoin), it remains our core focus. Nonetheless, we anticipate continuing to evaluate other blockchain technology opportunities, as well as technologies that are complementary to our business strategy in an effort to minimize risks and enhance shareholder value. This will include evaluating opportunities that diversify our revenue streams, provide other consumer services and provide on-ramps for new users.

Results of Operations for the Three Months Ended September 30, 2015 and 2014

The following table reflects our operating results for the three months ended September 30, 2015 and 2014:

	For the three months ended
	September 30,
	2015	2014
Revenues
E-commerce	$-	$1,520
Transaction verification services	169,069	-
Total revenues	169,069	1,520
Power and mining expenses	(101,824)	-
Gross profit	67,245	1,520

Operating expenses:
Marketing	8,347	26,241
General and administrative	4,160,461	2,566,486
Total operating expenses	4,168,808	2,592,727

Net loss from operations	(4,101,563)	(2,591,207)

Other income (expenses):
Fair value adjustments for warrant liabilities	286,087	-
Interest (expenses) income	(2,291)	1,709
Other expenses	(1,672)	-
Total other (expenses) income	282,124	1,709

Net loss	$(3,819,439)	$(2,589,498)

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Revenues

Revenues for the three months ended September 30, 2015 and 2014 were $169,069 and $1,520, respectively. Revenues represent net revenue earned from the processing of customer transactions through our ecommerce website and through fees earned from our transaction verification service (bitcoin mining) business. The increase of $167,549 or 11,023% is primarily a result of fees earned from our transaction verification service business for the three months ended September 30, 2015.

Power and Mining Expenses

Power and mining expenses for the three months ended September 30, 2015 and 2014 were $101,824 and $0, respectively. The increase in the power and mining expenses is the result of electric costs for our transaction verification services business. Our electricity cost is a variable expense subject to certain demand charges which change based upon on and off peak usage and seasonal billing rates. Our power consumption and resulting electricity cost is determined by the power settings of our transaction verification servers and other ancillary equipment used in the building.

Operating Expenses

Operating expenses for the three months ended September 30, 2015 and 2014 were $4,168,808 and $2,592,727, of which $3,866,146 and $2,251,056 were related to non-cash charges, such as depreciation and amortization expenses, common stock and warrants issued for services, and stock based compensation, respectively. The increase in operating expenses over the prior year mostly relates to an increase of $1,382,004 in non-cash stock based compensation cost and an increase of $27,287 in professional services offset by a decrease of $57,365 in marketing and general administrative costs.

Fair Value Adjustments for Derivative Liabilities

For the three months ended September 30, 2015, we recognized a gain on derivative liabilities of $286,087, due to the change in fair value of warrants sold in the January Private Placement and April Private Placement as a result of a decrease in the market price of our Common Stock, that are subject to a “Most Favored Nations” provision for a period of 12 months from the closing of the January Private Placement and April Private Placement in the event the Company issues Common Stock. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our condensed consolidated statements of operations. The fair value of the warrants has been estimated using a Monte Carlo simulation.

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Results of Operations for the Nine Months Ended September 30, 2015 and 2014

The following table reflects our operating results for the nine months ended September 30, 2015 and 2014:

	For the nine months ended
	September 30,
	2015	2014
Revenues
E-commerce	$6,290	$17,806
Transaction verification services	344,822	-
Total revenues	351,112	17,806
Power and mining expenses	(179,109)	-
Gross profit	172,003	17,806

Operating expenses:
Marketing	12,386	89,697
General and administrative	7,814,548	6,743,637
Impairment loss	254,433	-
Total operating expenses	8,081,367	6,833,334

Net loss from operations	(7,909,364)	(6,815,528)

Other income (expenses):
Fair value adjustments for warrant liabilities	610,039	204,957
Inducement expense	(58,380)	-
Interest (expenses) income	(8,073)	1,709
Loss on issuance of Units	(1,050,911)	-
Other expenses	(2,142)	-
Total other (expenses) income	(509,467)	206,666

Net loss	$(8,418,831)	$(6,608,862)

Revenues

Revenues for the nine months ended September 30, 2015 and 2014 were $351,112 and $17,806 respectively. Revenues represent net revenue earned from the processing of customer transactions through our ecommerce website and through fees earned from our transaction verification service business. The increase of $333,306 or 1,872% is a result of fees earned from our transaction verification service business which accounted for 98.2% of our revenue for the nine months ended September 30, 2015.

Power and Mining Expenses

Power and mining expenses for the nine months ended September 30, 2015 was $179,109. Our electricity cost is a variable expense subject to certain demand charges which change based upon on and off peak usage and seasonal billing rates. Our power consumption and resulting electricity cost is determined by the power settings of our transaction verification servers and other ancillary equipment used in the building.

Operating Expenses

Operating expenses for the nine months ended September 30, 2015 and 2014 were $8,081,367 and $6,833,334 of which $6,878,867 and $5,820,876 were related to non-cash charges, such as depreciation and amortization expenses, common stock and warrants issued for services, and stock based compensation, respectively. The increase in operating expenses over the prior year mostly relates to increase in non-cash stock based compensation of $592,300, depreciation expenses of $200,000, professional services of $132,680, general administrative expenses of and $51,908, and an increase in impairment loss of $254,433.

Inducement Expense

During the nine months ended September 30, 2015, we recognized a non-cash inducement expense of $58,380. The inducement expense was related to conversion of accounts payable to Common Stock, to multiple vendors in connection with the extinguishment of accounts payable.

Loss on issuance of January Units

On January 19, 2015 (the “Closing Date”), we sold an aggregate of 4,330,000 Units (each a “January Unit”) in a private placement (the “January Private Placement”) of its securities to certain investors (the “Investors”) at a purchase price of $0.10 per January Unit pursuant to subscription agreements for an aggregate purchase price of $433,000. Each January Unit in the January Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 2.5 shares of Common Stock at an exercise price of $0.10 per share (“January Warrant”). The January Units are subject to a “Most Favored Nations” provision and the January Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.10 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the January Unit and issuable upon exercise of the January Warrants are subject to demand and piggy back registration rights. The January Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the January Warrants. The January Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $0.20 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $50,000 per trading day. The fair value of the January Units was $952,600 on the issuance date, and we recorded a loss of $519,600.

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Loss on issuance of April Units

On April 20, 2015 (the “Closing Date”), we sold an aggregate of 7,708,342 units (each a “April Unit”) in a private placement (the “April Private Placement”) of its securities to certain investors at a purchase price of $0.30 per April Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Each April Unit in the April Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 1.4 shares of Common Stock at an exercise price of $0.375 per share (“April Warrant”). The April Units are subject to a “Most Favored Nations” provision and the April Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months from the Closing Date in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.30 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the April Unit and issuable upon exercise of the April Warrants are subject to demand and piggy back registration rights. The April Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the April Warrants. The April Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $0.938 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $200,000 per trading day. Because of the “Most Favored Nations” and call provision discussed above, the net value to shareholders’ equity is 0. The fair value of all components of the April Units was $1,878,957 attributed to the unit warrants and $964,854 attributed to the derivative liability component with “Most Favored Nations” Provision, and as such the Company recorded a loss on issuance of April Unit of $531,311 for the nine months ended September 30, 2015.

Fair Value Adjustments for Derivative Liabilities

During the nine months ended September 30, 2015, we recognized a gain on derivative liabilities of $610,039, due to the change in fair value of warrants sold in the January Private Placement and April Private Placement that are subject to a “Most Favored Nations” provision for a period of 24 months from the closing of the January Private Placement and April Private Placement in the event the Company issues Common Stock. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. The fair value of the warrants has been estimated using a Monte Carlo simulation.

Liquidity and Capital Resources

At September 30, 2015, we had current assets of $175,556 and current liabilities of $3,535,484, rendering a deficit of working capital of $3,359,928.

Operating activities used $514,612 in cash for the nine months ended September 30, 2015. The sources of cash from operating activities comprised primarily of $7,625,076 of net non-cash charges, a $58,132 decrease in prepaid expenses, and a $292,906 increase in accounts payable. The uses of cash from operating activities primarily comprised of a net loss of $8,418,831, $37,790 increase in digital currencies, and $34,105 increase in other current assets which is related to undeposited fund from sale of digital currencies.

Our investing activities used $2,179,178 in cash for the nine months ended September 30, 2015.

Our financing activities provided cash of $2,780,010 for the nine months ended September 30, 2015.

Our cash balance at September 30, 2015 was $91,623. Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. Our sources of cash during the nine months ended September 30, 2015 have primarily come from the $433,000 and $2,312,500 Private Placement financing received on January 19, 2015 and April 20, 2015, respectively. Our future operating results may be affected by a number of factors including the success of our transaction verification services business, our ecommerce platform, and our continued ability to manage our controllable operating costs effectively. Our capital requirements depend on numerous factors, including the market for our services, additional software development costs, and the resources we devote to developing, marketing, selling and supporting our business, and the timing and extent of establishing additional markets and other factors.

On January 19, 2015, we sold an aggregate of 4,330,000 January Units in the January Private Placement of its securities to certain investors at a purchase price of $0.10 per January Unit pursuant to subscription agreements for an aggregate purchase price of $433,000. Each January Unit in the January Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 2.5 shares of Common Stock at an exercise price of $0.10 per share. The January Units are subject to a “Most Favored Nations” provision and the January Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.10 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the January Unit and issuable upon exercise of the January Warrants are subject to demand and piggy back registration rights. The January Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the January Warrants. The January Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $0.20 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $50,000 per trading day.

On April 20, 2015, we sold an aggregate of 7,708,342 Units (each a “April Unit”) of its securities in a private placement (the “April Private Placement”) to certain investors (the “Investors”) at a purchase price of $0.30 per April Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Each April Unit in the April Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 1.4 shares of Common Stock at an exercise price of $0.375 per share (“April Warrant”). The April Units are subject to a “Most Favored Nations” provision issuances for a period of twenty four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.30 per share (such, issuance, a “Lower Price Issuance”), subject to certain customary exceptions. Furthermore, the exercise price of the April Warrants is subject to certain price protection provisions for a period of twenty four months in the event the Company issues a Lower Price Issuance such that the Company shall lower the April Warrant exercise price to the price that is the product of: (i) one hundred and twenty five percent (125%), and (ii) the issuance price of the Lower Price Issuance.

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The April Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the April Warrants. The April Warrants may be called for cancelation by the Company if: (i) the volume weighted average price per share exceeds $0.938 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $200,000 per trading day.

We have undertaken, pursuant to the registration rights agreement (the “Registration Rights Agreement”) between the Company and each of the Investors to file a registration statement to register the shares of Common Stock issued as part of the April Units and issuable upon exercise of the April Warrants issued in the April Private Placement, within forty five days following the Closing Date, to have such registration statement declared effective by the Securities and Exchange Commission within one hundred and twenty days from such filing date and to maintain the effectiveness of the registration statement until all of the Common Stock and Conversion Shares, have been sold or are otherwise able to be sold pursuant to Rule 144. In the event the Company fails to file within the forty five day period or have such registration statement declared effective within the one hundred and twenty day period, the Company is obligated to pay liquidated damages to the Investors for every thirty days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

In January 2015, we entered into a two year lease for an 83,000 square foot facility. Our monthly rental payment for this facility is equal to $6,490 and, as of June 30, 2015, we have invested $71,875 in lease hold improvements, which improvements increased our operating capacity to 3 megawatts (mw). We are currently using approximately 0. 95 megawatts of the facility’s capacity and plan to increase our use of its capacity to 3 megawatts.

We are dependent on our ability to retain short term financing and ultimately to generate sufficient cash flow to meet our obligations on a timely basis in order to attain profitability, as well as successfully obtain financing on favorable terms to fund our long-term plans. Our business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer term business plan. Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. Absent generation of sufficient revenue from the execution of our business plan, we will need to seek to obtain additional debt or equity financing, especially if we experience downturns or cyclical fluctuations in our business that are more severe or longer than anticipated, or if we experience significant increases in expense levels resulting from being a publicly-traded company or from operations. If we attempt to obtain additional debt or equity financing, we cannot provide assurance that such financing will be available to us on favorable terms, or at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about our ability to continue as a going concern. The condensed financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Off Balance Sheet Transactions

We are not a party to any off balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

Results of Operations for the Year Ended December 31, 2014 and for the Period from July 28, 2013 (Inception) Through December 31, 2013

	For the Year Ended December 31, 2014	For the Period from July 28, 2013 (Inception) through December 31, 2013
Revenues
E-commerce	$20,405	$29,328
Transaction verification services	17,809	-
Total revenues	38,214	29,328
Cost of goods sold	(6,746)	-
Gross profit	31,468	29,328

Operating expenses:
Marketing	94,820	8,206
General and administrative	14,220,905	2,089
Change in fair value of digital currencies	132,916	1,908
Impairment loss	544,800	-
Total operating expenses	14,993,441	12,203

Net (loss) income from operations	(14,961,973)	17,125

Other income:
Fair value adjustments for warrant liabilities	204,957	-
Total other income	204,957	-

Net (loss) income	$(14,757,016)	$17,125

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Revenues

Revenues for the year ended December 31, 2014 were $38,214 as compared to $29,328 for the period from July 28, 2013 (inception) through December 31, 2013, an increase of $8,886 or 30%. The increase in our revenues is a result of fees earned from our transaction verification service business. Revenues represent net fees earned from the processing of customer transactions through our ecommerce website and from our transaction verification service fees. We earn fees from our ecommerce website in both US Dollars and in digital currencies and to the extent consumers continue to shop at our ecommerce marketplace we expect to continue to earn fees. The revenues generated from our transaction verification services are solely in bitcoins. We record revenues received in digital currencies when they are received in our digital wallet and are booked at the prevailing market price on the day of receipt as reported by Coinbase. We entered the transaction verification service business in the fourth quarter of 2014 and revenue from this business was $17,809 and accounted for 47% of our revenue in 2014. Cost of goods sold consists of electric cost of $5,567 and miner commission of $1,178.

Operating Expenses

Operating expenses for the year ended December 31, 2014 were $14,933,441 as compared to $12,203 for the period from July 28, 2013 (inception) through December 31, 2013, an increase of $14,921,238. The increase is primarily due to the grant of non-cash stock based compensation. General and administrative expenses for the year ended December 31, 2014 primarily consisted of compensation and benefits of $239,248, accounting and legal fees of $361,428, impairment loss on website development of $144,796, impairment loss on investment of $400,004 and stock based compensation of $13,126,445 related to the grant of 6,201,472 stock options to management on February 5, 2014 and 12,450,000 stock options on November 7, 2014.

Other Income

During the year ended December 31, 2014, we recognized a gain on derivative liabilities of $204,957, due to the change in fair value of warrants sold in the Private Placement that are subject to a “Most Favored Nations” provision for a period of 12 months from the closing of the Private Placement in the event we issue common stock. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statements of operations. The fair value of the warrants has been estimated using a Monte Carlo simulation. In June 2014, the holders of the warrants and we agreed to waive the Most Favored Nations Provision. As a result of this waiver we reclassified $22,282 from derivative liabilities on warrants to additional paid in capital.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2014, we had current assets of $68,097 and current liabilities of $266,120, rendering a working capital deficiency of $198,023. At December 31, 2013, we had current assets of $32,011 and current liabilities of $10,866.

Our cash balance at December 31, 2014 was $5,403, as compared to $9,052 at December 31, 2013 and our digital currency balance at December 31, 2014 was 16,040, as compared to $22,959 at December 31, 2013. Our working capital needs are influenced by our level of operations, and generally decrease with higher levels of revenue. Our sources of cash during the twelve months ended December 31, 2014 have primarily come from the $1,813,000 Private Placement financing received during the Share Exchange. Our future operating results may be affected by a number of factors including the success of our transaction verification services business, our ecommerce platform, and our continued ability to manage our controllable operating costs effectively.

We anticipate that we will incur operating losses for the foreseeable future. Our historical cash burn rate for the nine month period ending September 30, 2015 was on average approximately $57,000 per month, which included costs associated with the build out of our North Carolina facility. As a result, we expect that the cash we currently have on hand will fund our operations through early December 2015, which excludes any additional build out expenditures of our North Carolina facility and may change based on the price of bitcoin. As of September 30, 2015, we had a cash position equal to $91,623 and expect that we need approximately $500,000 to fund our operations from October 1, 2015 through June 1, 2016.

Operating activities used $1,061,303 in cash for the year ended December 31, 2014. The sources of cash from operating activities were comprised primarily of $1,131,129 of net non-cash charges and a $246,740 increase in accounts payable, a $46,654 increase in prepaid expenses, and $125,997 increase in digital currencies.

Our investing activities used $765,642 in cash for the year ended December 31, 2014 and included the following:

●	on March 20, 2014, we invested $150,000 into Series A preferred units of GoCoin. Subsequently, due to the steady decline in the price of bitcoins, we recorded a full impairment on this asset;

●	on May 9, 2014, we invested $50,000 into Series Seed preferred units of Gem. Subsequently, due to the steady decline in the price of bitcoins, we recorded a full impairment on this asset;

●	on July 10, 2014, we invested $150,000 into a convertible promissory note of Expresscoin. Subsequently, due to the steady decline in the price of bitcoins, we recorded a full impairment on this asset;

●	on October 2, 2014, we invested $50,004 into units consisting of common stock and warrants of Coin Outlet. Subsequently, due to the steady decline in the price of bitcoins, we recorded a full impairment on this asset;

●	for the year ended December 31, 2014, we invested $15,468 into Websites; and

●	for the year ended December 31, 2014, we purchased servers and other fixed assets for $345,355 for our transaction verification services business.

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Our financing activities provided cash of $1,823,296 for the year ended December 31, 2014. On February 6, 2014, we sold an aggregate of 3,750,000 units in the Private Placement at a purchase price of $0.50 per unit. Net proceeds amounted to $1,813,000. On October 21, 2014, we paid total $2,491 to repurchase 12,750,000 shares common stock.

We are dependent on our ability to retain short term financing and ultimately to generate sufficient cash flow to meet our obligations on a timely basis in order to attain profitability, as well as successfully obtain financing on favorable terms to fund our long-term plans. Our business will require significant amounts of capital to sustain operations and make the investments it needs to execute our longer term business plan. Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. Absent generation of sufficient revenue from the execution of our business plan, we will need to seek to obtain additional debt or equity financing, especially if we experience downturns or cyclical fluctuations in our business that are more severe or longer than anticipated, or if we experience significant increases in expense levels resulting from being a publicly-traded company or from operations. If we attempt to obtain additional debt or equity financing, we cannot provide assurance that such financing will be available to us on favorable terms, or at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about our ability to continue as a going concern. The financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

GOING CONCERN AND MANAGEMENT PLANS

The audited consolidated financial statements for the year ended December 31, 2014, included in this prospectus, have been prepared assuming that we will continue as a going concern, which implies that we will continue to realize our assets and discharge our liabilities and commitments in the normal course of business. We have generated $38,214 in revenues during the year ended December 31, 2014 and $351,112 in revenues during the nine months ended September 30, 2015 and have never paid any dividends and are unlikely to pay dividends or generate substantial earnings in the immediate or foreseeable future. Our continuation as a going concern is dependent upon the continued financial support from our shareholders, the ability of our company to obtain necessary financing to achieve our operating objectives, and the attainment of profitable operations. As of September 30, 2015, we have accumulated losses of $23,158,722 since inception. As we do not have sufficient funds for our planned or new operations, we will need to raise additional funds for operations.

The continuation of our business is dependent upon us raising additional financial support. The issuance of additional equity or convertible debt securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

We plan to further establish and expand a low cost transaction verification services business (bitcoin mining) and believe this will provide revenue growth and synergies with our platform development efforts. During January 2015, we entered into a two year lease for an 83,000 square foot facility. Additionally we have the option to purchase the property for $775,000 less the $10,000 security deposit and all lease payments. With minimal improvements, the new facility is anticipated to handle over 10 megawatts (mw) of power and can potentially house up to 40,000 TH/s of mining servers. Transaction verification entails running ASIC (application-specific integrated circuit) servers which solve a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions. When we are successful in adding a block to the Blockchain, we are awarded a fixed number of bitcoins for our effort. Over time it is anticipated that the rewarded value of adding a block to the Blockchain will decrease, and we expect to charge transaction fees to verify transactions. Given the size and low cost of our facility and electricity, we are also evaluating offering hosted mining services as well as traditional data center services.

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We continue to incur ongoing administrative and other expenses, including public company expenses, in excess of corresponding (non-financing related) revenue. While we continue to implement our business strategy, we intend to finance our activities through:

●	managing current cash and cash equivalents on hand from our past equity offerings,

●	seeking additional funds raised through the sale of additional securities in the future, and

●	increasing revenue from our transaction verification services efforts.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Basis of Presentation Financial Statements

We maintain our books of account and prepare our statutory financial statements in accordance with accounting principles in the United States of America. The accompanying financial statements are based on the statutory records, with adjustments and reclassifications, for the purpose of fair presentation in accordance with United States generally accepted accounting principles (“US GAAP”).

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for customer returns, rebates, and other similar allowances. Revenue for our transaction verification services business is recognized when the bitcoins are received in our digital wallet and are booked at the prevailing market price on the day of receipt as reported by Coinbase.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation and any accumulated impairment losses, if any. Depreciation is charged so as to write off the cost of assets, other than land and construction in progress, over their estimated useful lives, using straight-line method. The estimated useful lives, residual values and depreciation method are reviewed at each year-end, with the effect of any changes in estimate accounted for on a prospective basis.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, the term of the relevant lease. The gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

The ranges of estimated useful lives are as follows:

●	Machinery and equipment 2-6 years

●	Motor vehicles 4 years

●	Transaction verification servers (i.e. bitcoin mining hardware) 2 years

Off Balance Sheet Transactions

We are not a party to any off balance sheet transactions. We have no guarantees or obligations other than those which arise out of normal business operations.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

In connection with our Quarterly Report on Form 10-Q for the period ended June 30, 2015, we conducted an evaluation, with the participation of our Chief Executive Officer, who is also our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, to ensure that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities Exchange Commission's rules and forms, including to ensure that information required to be disclosed by us in the reports filed or submitted by us under the Exchange Act is accumulated and communicated to our management, including our principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Based on that evaluation, our Chief Executive Officer concluded that as of June 30, 2015, our disclosure controls and procedures were not effective at the reasonable assurance level due to the following material weaknesses in our internal control over financial reporting:

●	Due to our small number of employees and limited resources, we have limited segregation of duties, as a result of which there is insufficient independent review of duties performed.

●	As a result of the limited number of accounting personnel, we rely on outside consultants for the preparation of our financial reports, including financial statements and management discussion and analysis, which could lead to overlooking items requiring disclosure.

●	Difficulty applying complex accounting principles.

Remediation Plan

When we have sufficient capital resources we intend to hire additional accounting staff, and operations and administrative executives and remediate each of the weaknesses in our disclosure controls and internal control over financial reporting.

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BUSINESS

INTRODUCTION

During February 2014 we entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using digital currencies, including bitcoin and are building a diversified company with operations in the digital currency ecosystem. In January 2015 we began a rebranding campaign using our BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect our broadened strategy. We released our new website which included broader information on our strategy, access to our ecommerce site, and launching an invite only beta version of our multi-sig secure storage solution (digital wallet).

We were incorporated in the State of Nevada in 2008 under the name “Hotel Management Systems, Inc.” On February 5, 2014, we entered into an Exchange Agreement with BitcoinShop.us, LLC, a Maryland limited liability company (“Bitcoinshop”), and the holders of the membership interests in BitcoinShop. Upon closing of Share Exchange, Bitcoinshop Members transferred all the outstanding membership interests of Bitcoinshop to us in exchange for an aggregate of 100,773,923 shares of our common stock. As a result, Bitcoinshop became our wholly-owned subsidiary. Immediately following the Share Exchange with Bitcoinshop, we discontinued our business as manufacturer of touch screen and touch board products, interactive whiteboard displays and large touch-screens.

OUR BUSINESS

We are an early entrant in the digital currency ecosystem and one of the first U.S. publicly traded companies to be involved with digital currencies. We aim to enable users to engage in the digital currency ecosystem through one point of access — a universal digital currency platform. We plan to design and build this platform under the brand “Blockchain Technology Consumer Solutions,” or “BTCS.” We currently operate a beta ecommerce marketplace which already accepts a variety of digital currencies, have designed a beta secure digital currency storage solution BTCS Wallet, and have been expanding our transaction verification services business, recently adding servers capable of generating bitcoins (i.e. bitcoin mining). In the short term, we believe our transaction verification services business will be a growing source of revenue for us.

Transaction Verification Service Business (bitcoin mining)

We believe that we can establish and expand a low cost transaction verification services business (bitcoin mining) and believe this will provide revenue growth and synergies with our platform development efforts. During January 2015, we entered into a two year lease for an 83,000 square foot facility. Additionally we have the option to purchase the property for $775,000 less the $10,000 security deposit and all lease payments. In July 2015 we completed the internal build out of our facility which increased our operating capacity to 3 megawatts (mw). We are currently using approximately 0. 95 megawatts of the facility’s capacity and plan to increase our use of its capacity to 3 megawatts.

Transaction verification entails running ASIC (application-specific integrated circuit) servers which solve a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions. When we are successful in adding a block to the Blockchain, we are awarded a fixed number of bitcoins for our effort. Over time it is anticipated that the rewarded value of adding a block to the Blockchain will decrease, and we expect to charge transaction fees to verify transactions.

Given the size and low cost of our facility and electricity, we are also evaluating offering hosted mining services as well as traditional data center services.

E-commerce Marketplace

We believe our e-commerce marketplace was the first such site to accept bitcoin. Our beta ecommerce marketplace is currently operational and offers over 250,000 curated products and utilizes our “Intelligent Shopping Engine” to find competitive prices on products from over 250 retailers. Products are curated through the application of filters such as popularity, reviews, categories, sales rank and other features which are chosen by management. In early 2014, we began a complete redesign of our ecommerce marketplace to incorporate our Intelligent Shopping Engine as a value added function to our ecommerce marketplace. During 2014, many new businesses (such as Dell, Microsoft, Overstock, NewEgg and TigerDirect) opted to accept bitcoin as a form of payment. While this poses competition for our marketplace efforts, we believe it strengthens the acceptance of bitcoin and should, in the long run, be beneficial to our planned universal platform.

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The online ecommerce marketplace is hosted, maintained, and developed by us. We have developed software that allows us to interface with vendors and search for competitive prices in real time and display up-to-date inventory, and present prices in bitcoin, litecoin or dogecoin according to the exchange rate from USD. The exchange rate is updated frequently and at each stage of the checkout process, when customers reach the checkout page the exchange rate is locked in by our payment processor for 15 minutes and our payment processor assume the currency exchange risk (unless we choose to accept the digital currency). All marketplace customer orders are fulfilled by third party vendors and we are not involved in the logistics chain, however, we oversee the fulfillment process and strive for a smooth shopping experience. Our payment processor allows us to select a ratio of cash versus each respective digital currency we accept. We charge our customers a processing fee of approximately three percent (which management may change from time to time) on transactions if we are not in the affiliate program with the end retailer selling a particular product. If we are a part of an affiliate program we are paid affiliate fees by the retailer which varies depending on both the retailer and by product which can range from one to fifteen percent.

Strategic Partnerships

We have partnered with and invested in five digital currency companies, our Partner Companies, to further our efforts to build a universal digital currency platform. We have integrated with GoCoin. GoCoin is an international payment platform enabling online and retail merchants a way to accept bitcoin, litecoin and dogecoin as payment methods. We have also integrate with Gem. Gem offers a secure software development toolkit for companies to develop multi-signature storage solutions to store bitcoin. We have invested in and currently utilize Spondoolies ASIC servers for our transaction verification services busines. We have also invested in Coin Outlet which manufactures and operates AML/KYC compliant bitcoin ATM’s and Expresscoin who’s service enables consumers a method to access and buy bitcoin and various other altcoins.

Blockchain Technologies and Other Growth Initiatives

We are also keenly focused on other blockchain technologies. Since the most prominent use case for blocktain technologies is digital currencies (or more specifically, bitcoin), it remains our core focus. Nonetheless, we anticipate continuing to evaluate other blockchain technology opportunities, as well as technologies that are complementary to our business strategy in an effort to minimize risks and enhance shareholder value. This will include evaluating opportunities that diversify our revenue streams, provide other consumer services and provide on-ramps for new users.

INDUSTRY AND MARKET OVERVIEW (BITCOIN AND BLOCKCHAIN TECHNOLOGIES)

Introduction to Bitcoins and the Bitcoin Network

A bitcoin is one type of a Digital Currency that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security that is known as the “Bitcoin Network.” The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “Blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the US Dollar, at rates determined on Bitcoin Exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the digital transaction ledger known as the “Blockchain,” which is a digital file stored in a decentralized manner on the computers of each Bitcoin Network user. The Blockchain records the transaction history of all bitcoins in existence and, through the transparent reporting of transactions, allows the Bitcoin Network to verify the association of each bitcoin with the digital wallet that owns them. The Bitcoin Network and Bitcoin software programs can interpret the Blockchain to determine the exact bitcoin balance, if any, of any digital wallet listed in the Blockchain as having taken part in a transaction on the Bitcoin Network.

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The Blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all bitcoin users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding bitcoin transactions, and outstanding transactions are settled and validated through such recording, the Blockchain represents a complete, transparent and unbroken history of all transactions on the Bitcoin Network.

The Bitcoin Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of bitcoins. Rather, bitcoins are created and allocated by the Bitcoin Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of bitcoins is determined by the supply of and demand for bitcoins in the Bitcoin Exchange Market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. As bitcoin transactions can be broadcast to the Bitcoin Network by any user’s bitcoin software and bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as Bitcoin Exchanges and bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, bitcoins to or from fiat currency.

Overview of the Bitcoin Network’s Operations

In order to own, transfer or use bitcoins, a person generally must have Internet access to connect to the Bitcoin Network. Bitcoin transactions between parties occur very rapidly (within several seconds) and may be made directly between end-users without the need for a third-party intermediary, although there are entities that provide third-party intermediary services. To prevent the possibility of double-spending a single bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the bitcoin mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain.

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Brief Description of Bitcoin Transfers

Prior to engaging in bitcoin transactions, a user generally must first install on its computer or mobile device a bitcoin software program that will allow the user to generate a digital “wallet” (analogous to a bitcoin account). Alternatively, a user may retain a third party to create a digital wallet to be used for the same purpose. each such wallet includes one or more unique digital addresses and verification system consisting of a “public key” and a “private key,” which are mathematically related.

In a bitcoin transaction, the bitcoin recipient must provide its digital address, which serves as a routing number to the recipient’s digital wallet on the Blockchain, to the party initiating the transfer. The recipient, however, does not make public or provide to the sender its related private key. The payor, or “spending” party, does reveal its public key in signing and verifying its spending transaction to the Blockchain.

Neither the recipient nor the sender reveal their digital wallet’s private key in a transaction, because the private key authorizes access to, and transfer of, the funds in that digital wallet to other users. In the data packets propagated from a user’s bitcoin software program onto the Bitcoin Network to allow transaction confirmation, the sending party must “sign” its transaction with a data code derived from entering the private key into a “hashing algorithm.” The hashing algorithm converts the private key into a digital signature, which signature serves as validation that the transaction has been authorized by the holder of the digital wallet’s private key.

Transaction Verification (Bitcoin Mining) & Creation of New Bitcoins

Transaction Verification Process (Mining Process)

The process by which bitcoins are “mined” results in new blocks being added to the Blockchain and new bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm bitcoin transactions included in that block’s data. Miners that are successful in adding a block to the Blockchain are automatically awarded a fixed number of bitcoins for their effort; we also refer to this process of receiving the aforementioned award as transaction verification services. This reward system is the method by which new bitcoins enter into circulation to the public and is accomplished in the added block through the notation of the new bitcoin creation and their allocation to the successful miner’s digital wallet. To begin mining, a user can download and run Bitcoin Network mining software, which, like regular Bitcoin Network software programs, turns the user’s computer into a “node” on the Bitcoin Network that validates blocks.

All bitcoin transactions are recorded in blocks added to the Blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of bitcoins to the miner who added the new block. In order to add blocks to the Blockchain, a miner must map an input data set (i.e., a reference to the immediately preceding block in the Blockchain, plus a block of the most recent Bitcoin Network transactions and an arbitrary number called a “nonce”) to a desired output data set of predetermined length (“hash value”) using the SHA-256 cryptographic hash algorithm. To “solve” or “calculate” a block, a miner must repeat this computation with a different nonce until the miner generates a SHA-256 hash of a block’s header that has a value less than or equal to the current target set by the Bitcoin Network. Each unique block can only be solved and added to the Blockchain by one miner; therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

The cryptographic hash function that a miner uses is one-way only and is, in effect, irreversible: hash values are easy to generate from input data (i.e., valid recent network transactions, Blockchain and nonce), but neither a miner nor participant is able to determine the original input data solely from the hash value. As a result, generating a new valid block with a header less than the target prescribed by the Bitcoin Network is initially difficult for a miner, yet other nodes can easily confirm a proposed block by running the hash function just once with the proposed nonce and other input data. A miner’s proposed block is added to the Blockchain once a majority of the nodes on the Bitcoin Network confirms the miner’s work, and the miner that solved such block receives the reward of a fixed number of bitcoins (plus any transaction fees paid by transferors whose transactions are recorded in the block). Therefore, “hashing” is akin to a mathematical lottery, and miners that have devices with greater processing power (i.e., the ability to make more hash calculations per second) are more likely to be successful miners because they can generate more hashes or “entries” into that lottery.

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As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network automatically adjusts the complexity of the block-solving equation in an effort to set distribution such that newly-created blocks will be added to the Blockchain, on average, approximately every ten minutes. Processing power is added to the Bitcoin Network at irregular rates that have grown on a parabolic scale since early 2013, though the rate of additional mining power slowed steadily through 2014, until the computational speed of the network temporarily and marginally declined during December 2014.

Incentives for Transaction Verification (Mining)

Miners dedicate substantial resources to mining. Given the increasing difficulty of the target established by the Bitcoin Network, current miners must invest in expensive mining devices with adequate processing power to hash at a competitive rate. The first mining devices were standard home computers; however, mining computers are currently designed solely for mining purposes. Such devices include ASIC machines built by specialized companies like BitFury, KnCMiner, Cointerra, Spondoolies and Butterfly Labs. Miners also incur substantial electricity costs in order to continuously power and cool their devices while solving for a new block.

The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Blockchain decreases over time and the production (and reward) of bitcoins will eventually cease. Once such reward ceases, it is expected that miners will demand compensation in the form of transaction fees to ensure that there is adequate incentive for them to continue mining. The amount of transaction fees will be based upon the structural requirements necessary to provide sufficient revenue to incentivize miners, as counterbalanced by the need to retain sufficient bitcoin users (and transactions) to make mining profitable.

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Though not free from doubt, bitcoin industry participants have expressed a belief that transaction fees would be enforced through (i) mining operators collectively refusing to record transactions that do not include a payment of a transaction fee or (ii) the updating of bitcoin software to require a minimum transaction fee payment. Under a regime whereby large miners require fees to record transactions, a transaction where the spending party did not include a payment of transaction fees would not be recorded on the Blockchain until a miner who does not require transaction fees solves for a new block (thereby recording all outstanding transaction records for which it has received data). If popular bitcoin software for digital wallets were to require a minimum transaction fee, users of such programs would be required to include such fees; however, because of the open-source nature of the Bitcoin Network, there may be no way to require that all digital wallets include minimum transaction fees for spending transactions. Alternatively, a future Bitcoin Network software update could simply build a small transaction fee payment into all spending transactions (e.g., by deducting a fractional number of bitcoins from all transactions on the Bitcoin Network as transaction fees).

The Bitcoin Network protocol already includes transaction fee rules and the mechanics for awarding transaction fees to the miners that solve for blocks in which the fees are recorded; however, users currently may opt not to pay transaction fees (depending on the bitcoin software they use) and miners may choose not to enforce the transaction fee rules since, at present, the bitcoin rewards are far more substantial than transaction fees. In December 2014, transaction fees accounted for an average of 0.37 percent miners’ total revenue, though the percentage of revenue represented by transaction fees is not static and fluctuates based on the number of transactions for which sending users include transaction fees, the levels of those transaction fees and the number of transactions a miner includes in its solved blocks. Typically, transactions do not have difficulty being recorded if transaction fees are not included.

Mining Pools

The Bitcoin Network’s mining protocol was created in a manner to make it more difficult to solve for new blocks as the processing power dedicated to mining increases (in order to maintain the 10 minute per block solution time average). Therefore, the difficulty of finding a valid hash value has grown exponentially since the first blocks were mined. Currently, the likelihood that an individual acting alone will be able to mine bitcoins is extremely low. As a result, mining “pools” have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, bitcoin payouts. The Company monitors the Blockchain network and, based on the information we collected from our network access, as of August 31, 2015, the largest three mining pools were, Discus Fish, AntPool and Bitfury, which, when aggregated, represented approximately 52.4 percent of the processing power on the Bitcoin Network (as calculated by determining the percentage of blocks mined by each such pool over the prior month).

Mathematically Controlled Supply

The method for creating new bitcoins is mathematically controlled in a manner so that the supply of bitcoins grows at a limited rate pursuant to a pre-set schedule. The number of bitcoins awarded for solving a new block is automatically halved every 210,000 blocks. Thus, the current fixed reward for solving a new block is 25 bitcoins per block and the reward will decrease by half to become 12.5 bitcoins in or around the start of August 2016 (based on estimates of the rate of block solution calculated by BitcoinClock.com). This deliberately controlled rate of bitcoin creation means that the number of bitcoins in existence will never exceed 21 million and that bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for bitcoin issuance) is altered. The Company monitors the Blockchain network and, based on the information we collected from our network access as of August 31, 2015, 14,560,000 bitcoins have been mined.

Modifications to the Bitcoin Protocol

Bitcoin is an open source project (i.e., a product whose source code is freely available to the public and that utilizes crowdsourcing to identify possible issues, problems and defects) and there is no official developer or group of developers that controls the Bitcoin Network. The Bitcoin Network’s development is overseen by a core group of developers, which currently includes Wladimir J. van der Laan, Gavin Andresen, Jeff Garzik, Gregory Maxwell and Pieter Wuille (“Core Developers”). The Core Developers are able to access and can propose alterations to the Bitcoin Network source code hosted on GitHub, an online service and forum used to share and develop open source code. Other programmers have access to and can propose changes to the bitcoin source code on GitHub, but the Core Developers have an elevated level of influence over the process. As a result, the Core Developers are responsible for quasi-official releases of updates and other changes to the Bitcoin Network’s source code. Users and miners must accept any changes made to the Bitcoin Network (including those proposed by the Core Developers) by downloading the proposed modification of the source code.

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A modification of the source code is only effective with respect to the bitcoin users and miners that download it. Consequently, as a practical matter, a modification to the source code (e.g., a proposal to increase the 21 million total limit on bitcoins or to reduce the average confirmation time target from 10 minutes per block) only becomes part of the Bitcoin Network if accepted by participants collectively having a substantial majority of the processing power on the Bitcoin Network. If a modification is accepted only by a percentage of users and miners, a division in the Bitcoin Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code; such a division is known as a “fork” in the Bitcoin Network. It should be noted that, although their power to amend the source code is effectively subject to the approval of users and miners, the Core Developers have substantial influence over the development of the Bitcoin Network and the direction of the bitcoin community.

Other Blockchain Technologies

Core Development of the bitcoin source code has increasingly focused on modifications of the bitcoin protocol to allow non-financial and next generation uses (sometimes referred to as Bitcoin 2.0 projects). These uses include smart contracts and distributed registers built into, built atop or pegged alongside the Blockchain. For example, the white paper for Blockstream, a program of which Core Developers Jeff Garzik and Gregory Maxwell are a part, calls for the use of “pegged sidechains” to develop programming environments that are built within block chain ledgers that can interact with and rely on the security of the Bitcoin Network and Blockchain, while remaining independent thereof. We are actively evaluating other Blockhain technologies relate to Bitcoin 2.0 projects. At this time, Bitcoin 2.0 projects remain in early stages and have not been materially integrated into the Blockchain or Bitcoin Network.

Bitcoin Value

Bitcoins are an example of a Digital Currency that is not a fiat currency (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization) and are not backed by hard assets or other credit. As a result, the value of bitcoins is determined by the value that various market participants place on bitcoins through their transactions.

Exchange Valuation

Due to the peer-to-peer framework of the Bitcoin Network and the protocols thereunder, transferors and recipients of bitcoins are able to determine the value of the bitcoins transferred by mutual agreement or barter with respect to their transactions. As a result, the most common means of determining the value of a bitcoin is by surveying one or more Bitcoin Exchanges where bitcoins are publicly bought, sold and traded (i.e., the Bitcoin Exchange Market).

On each Bitcoin Exchange, bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies such as the US Dollar, the Euro or the Chinese Yuan. Bitcoin Exchanges typically report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of bitcoins. Although each Bitcoin Exchange has its own market price, it is expected that most Bitcoin Exchanges’ market prices should be relatively consistent with the Bitcoin Exchange Market average since market participants can choose the Bitcoin Exchange on which to buy or sell bitcoins ( i.e. , exchange shopping). Arbitrage between the prices on various Bitcoin Exchanges is possible, but the imposition of fees and fiat currency deposit/withdrawal policies appears to have, at times, prevented an active arbitrage mechanism among users on some Bitcoin Exchanges. For example, delayed fiat currency withdrawals imposed by Mt. Gox resulted in Mt. Gox trading at a premium of up to 10 to 20 percent for several months through January 2014. In February 2014, Mt. Gox suspended trading, closed its website and exchange service, and filed for a form of bankruptcy protection from creditors called minjisaisei, or civil rehabilitation, to allow courts to seek a buyer. In April 2014, Mt. Gox began liquidation proceedings.

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Even in the absence of large trading fees and fiat currency deposit/withdrawal policies, price differentials across Bitcoin Exchanges remain.

Forms of Attack Against the Bitcoin Network

Exploitation of Flaws in the Bitcoin Network’s Source Code

As with any other computer code, the Bitcoin Network source code may contain certain flaws. Several errors and defects have been found and corrected, including those that disabled some functionality for users, exposed users’ information, or allowed users to create multiple views of the Bitcoin Network. Such flaws have been discovered and quickly corrected by the Core Developers or the bitcoin community, thus demonstrating one of the advantages of open source codes that are available to the public: open source codes rely on transparency to promote community-sourced identification and solution of problems within the code.

Reports of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known Bitcoin Network rules have been exceedingly rare. For example, in 2010, a hacker or group of hackers exploited a flaw in the Bitcoin Network source code that allowed them to generate 184 billion bitcoins in a transaction and send them to two digital wallet addresses. However, the bitcoin community and developers identified and reversed the manipulated transactions within approximately five hours, and the flaw was corrected with an updated version of the bitcoin protocol. Another addressed issue with the Bitcoin Network source code, “transaction malleability” was addressed by the Core Developers in a March 2013 software update. The Core Developers, in conjunction with other developers and miners, work continuously to ensure that flaws are quickly fixed or removed.

Greater than Fifty Percent of Network Computational Power

Malicious actors can structure an attack whereby such actor gains control of more than half of the Bitcoin Network’s processing power or “hashrate.” Computer scientists and cryptographers believe that the immense collective processing power of the Bitcoin Network makes it impracticable for an actor to gain control of computers representing a majority of the processing power on the Bitcoin Network. During May and June 2014, mining pool GHash.io’s hashing power approached 50 percent of the processing power on the Bitcoin Network. During a brief period in early June 2014, the mining pool may have controlled in excess of one-half of the Bitcoin Network’s processing power. Although no malicious activity or abnormal transaction recording was observed, the incident establishes that it is possible that a substantial mining pool may accumulate close to or more than a majority of the processing power on the Bitcoin Network. As of December 26, 2014, GHash.io controlled approximately one-tenth of the processing power on the Bitcoin Network, and no single pool controlled more than a quarter of the total processing power.

If a malicious actor acquired sufficient computational power necessary to control the Bitcoin Network (which amount would be well in excess of fifty percent), it would be able to engage in double-spending, or prevent some or all transactions from being confirmed, and prevent some or all other miners from mining any valid new blocks. The malicious actor or group of actors, however, would not be able to reverse other people’s transactions, change the fixed number of bitcoins generated per new block, or transfer previously existing bitcoins that belong to other users.

Cancer Nodes

This form of attack involves a malicious actor propagating “cancer nodes” to isolate certain users from the legitimate Bitcoin Network. A target user functionally surrounded by cancer nodes would be put on a separate “network,” allowing the malicious actor to relay only blocks created by the separate network and thus opening the target user to double-spending attacks. By using cancer nodes, a malicious actor also can disconnect the target user from the bitcoin economy entirely by refusing to relay any blocks or transactions. Bitcoin software programs make these attacks more difficult by limiting the number of outbound connections through which users are connected to the Bitcoin Network.

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Manipulating Blockchain Formation

A malicious actor may attempt to double-spend bitcoins by manipulating the formation of the Blockchain rather than through control of the Bitcoin Network. In this type of attack, a miner creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the Blockchain before a target user’s legitimate transaction can be included in a block. Variations of this form of attack include the “Finney attack,” “race attack,” and “vector76 attack.” All double-spend attacks require that the miner sequence and execute the steps of its attack with sufficient speed and accuracy. Users and merchants can dramatically reduce the risk of a double-spend attack by waiting for multiple confirmations from the Bitcoin Network before settling a transaction. The Bitcoin Network still may be used to execute instantaneous, low-value transactions without confirmation to the extent the recipient of bitcoins determines that a malicious miner would be unwilling to carry out a double-spend attack for low-value transactions because the reward from mining would be higher than the small profit gained from double-spending. Users and merchants can take additional precautions by adjusting their Bitcoin Network software programs to connect only to other well-connected nodes and to disable incoming connections. These precautions reduce the risk of double-spend attacks involving manipulation of a target’s connectivity to the Bitcoin Network (as is the case with vector76 and race attacks).

Historical Chart of the Price of Bitcoins, 2014-2015

The price of bitcoins is volatile and fluctuations are expected. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world. The below chart reflects the value of a bitcoin as reported by Blockchain.info for the one-year period ending January 21, 2016 . Since our Transaction Verification Services business records revenue based on the price of earn bitcoins and may retain such bitcoins as an asset or as payment for future expenses, the relative value of such revenues may fluctuate, as will the value of any bitcoins we retain. The following chart illustrates the fluctuating value of the US Dollar exchange rate for bitcoins for the one-year period ending January 21, 2016 , as reported by Blockchain.info:

Market Price (USD)
Source: blockchain.info
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Uses of Bitcoins

Global Bitcoin Market

Global trade in bitcoins consists of individual end-user-to-end-user transactions, together with facilitated exchange-based bitcoin trading. A limited market currently exists for bitcoin-based derivatives. There is currently no reliable data on the total number or demographic composition of users or miners on the Bitcoin Network.

Goods and Services

Bitcoins also can be used to purchase goods and services, either online or at physical locations, although reliable data is not readily available about the retail and commercial market penetration of the Bitcoin Network. In addition to our Company in January 2014, US national online retailers Overstock.com and TigerDirect began accepting bitcoin payments. Over the course of 2014, computer hardware and software company Microsoft began accepting bitcoins as online payment for certain digital content, online retailer NewEgg began accepting bitcoins, and computer hardware company Dell began accepting bitcoins. There are thousands of additional online merchants that accept bitcoins, and the variety of goods and services for which bitcoins can be exchanged is increasing. Currently, local, regional and national businesses, including Time Inc., Wikimedia, WordPress, Expedia and Foodler, accept bitcoin. Bitcoin service providers such as BitPay, Coinbase and GoCoin and online gift card retailer Gyft provide other means to spend bitcoin for goods and services at additional retailers. There are also many real-world locations that accept bitcoin throughout the world. In 2014, payments giant PayPal announced a partnership with BitPay, Coinbase and GoCoin to expand their bitcoin-related services to PayPal’s merchant customers, thereby significantly expanding the reach of bitcoin-accepting merchants. To date, the rate of consumer adoption and use of bitcoin in paying merchants has trailed the broad expansion of retail and commercial acceptance of bitcoin. Nevertheless, there will likely be a strong correlation between continued expansion of the Bitcoin Network and its retail and commercial market penetration.

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Anonymity and Illicit Use

The Bitcoin Network was not designed to ensure the anonymity of users, despite a common misperception to the contrary. All bitcoin transactions are logged on the Blockchain and any individual or government can trace the flow of bitcoins from one address to another. Off-Blockchain transactions occurring off the Bitcoin Network are not recorded and do not represent actual bitcoin transactions or the transfer of bitcoins from one digital wallet address to another, though information regarding participants in an Off-Blockchain transaction may be recorded by the parties facilitating such Off-Blockchain transactions. Digital wallet addresses are randomized sequences of 27-34 alphanumeric characters that, standing alone, do not provide sufficient information to identify users; however, various methods may be used to connect an address to a particular user’s identity, including, among other things, simple Internet searching, electronic surveillance and statistical network analysis and data mining. Anonymity is also reduced to the extent that certain Bitcoin Exchanges and other service providers collect users’ personal information, because such Bitcoin Exchanges and service providers may be required to produce users’ information in order to comply with legal requirements. In many cases, a user’s own activity on the Bitcoin Network or on Internet forums may reveal information about the user’s identity.

Users may take certain precautions to enhance the likelihood that they and their transactions will remain anonymous. For instance, a user may send its bitcoins to different addresses multiple times to make tracking the bitcoins through the Blockchain more difficult or, more simply, engage a so-called “mixing” or “tumbling” service to switch its bitcoins with those of other users. However, these precautions do not guarantee anonymity and are illegal to the extent that they constitute money laundering or otherwise violate the law.

As with any other asset or medium of exchange, bitcoins can be used to purchase illegal goods or fund illicit activities. For example, Silk Road, an anonymous online marketplace that sold illegal substances prior to its seizure and the arrest of its founder and operator in October 2013, accepted only bitcoins. The use of bitcoins for illicit purposes, however, is not promoted by the Bitcoin Network or the user community as a whole. Furthermore, we do not believe our ecommerce platform has exposure to such uses because the products sold in our marketplace are curated by our management and the sellers of those products are big box retailers with credible products and retail operations.

Alternative Digital Currencies

Bitcoins are not the only type of Digital Currencies founded on math-based algorithms and cryptographic security, although it was considered the most prominent as of August 31, 2015. Over 600 other Digital Currencies or “altcoins” have been developed since the Bitcoin Network’s inception, including litecoin, peercoin, dogecoin, ripple and stellar. The Bitcoin Network, however, possesses the “first-to-market” advantage and thus far has captured the majority of the industry’s market share and is secured by a mining network with significantly more processing power than that of any other Digital Currency.

GOVERNMENT OVERSIGHT

The Bitcoin Network is a recent technological innovation and the regulatory schemes to which bitcoins and the Bitcoin Network may be subject have not been fully explored or developed. For example, the SEC and CFTC have yet to issue official statements describing how each will treat bitcoins for a variety of regulatory purposes.

Until February 2014, the only US federal regulator to release official guidance on bitcoin and the Bitcoin Network was FinCEN, a bureau of the US Department of the Treasury responsible for the federal regulation of currency market participants. On March 18th, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of bitcoins will not be considered a money services business or be required to register, report and perform recordkeeping; however, an administrator or exchanger of bitcoins must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin Exchanges that deal with US residents or otherwise fall under US jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance on January 30, 2014, April 29, 2014 and October 27, 2014, clarifying that most miners, software developers, hardware manufacturers, escrow service providers and investors in bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that Bitcoin Exchanges and payment processors would likely be required to register with FinCEN on the basis of the activities described in the October 27th letters.

US state regulators, including the California Department of Financial Institutions, New York State Department of Financial Services, Virginia Corporation Commission, Idaho Department of Financial Services and Washington State Department of Financial Institutions, have similarly released interpretations or mandates that Bitcoin Exchanges and similar bitcoin service providers register on a state-level as money transmitters or money service businesses. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of bitcoins or other Digital Currencies as a means of payment. In July 2014, the New York State Department of Financial Services proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations known as the “BitLicense” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments, remain in the process of revision and reproposal as of December 26, 2014. On December 16, 2014, the Conference of State Bank Supervisors released for public comment a proposed model regulatory framework for state regulation of participants in “virtual currency activities.” Although similar in some regards, the proposed model framework does not track completely the BitLicense regulations proposed in New York. The Conference of State Bank Supervisors proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis.

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On March 25, 2014, the IRS released guidance on the treatment of virtual currencies, such as bitcoins, for federal income tax purposes. The guidance was the first from a US government agency to provide asset classification of bitcoins, classifying them as “property” for federal income tax purposes. The guidance clarified that bitcoins could be held as capital assets and that holders of bitcoins would be required to track gains and losses relating to their cost basis at acquisition and their realization value upon sale or spending of the bitcoins. The IRS also clarified that bitcoins received as payment (e.g., as wages or, in the case of a miner, as a reward for solving a block) would be taxable as ordinary income using the fair market value of bitcoins when received. The asset classification of bitcoins by the IRS is not controlling on other government agencies for purposes other than those relating to federal income tax.

As of December 2014, the US Congress, US Senate Committee on Homeland Security and Government Affairs, US Senate Committee on Banking, Housing and Urban Affairs, the CFTC, the New York State Department of Financial Services, and the Conference of State Bank Supervisors had initiated formal inquiries into or held hearings on Digital Currencies, including bitcoins, and possible regulation thereof. Members of the private sector and representatives of the Department of Justice, Secret Service and FinCEN (among other government agencies) had participated in such inquiries and hearings.

On June 26, 2014, the US Government Accountability Office publicly released a Report to the Committee on Homeland Security and Government Affairs that summarized regulatory, law enforcement and consumer protection assessments regarding the bitcoin economy and bitcoin in general. The report recommended that the US Consumer Financial Protection Bureau participate in inter-agency working groups on bitcoin to assess how the agency might address bitcoin-related consumer protection issues. The report echoed, in part, a May 7, 2014 investor alert published by the SEC that highlighted fraud and other concerns relating to certain investment opportunities denominated in bitcoins and fraudulent and unregistered investment schemes targeted at participants in online bitcoin forums. In the fall of 2014, the SEC is reported to have initiated an inquiry into the sale of unregistered securities denominated in bitcoins or altcoins, and into the sale of “crypto-equity” (i.e., tokens for use on altcoin programming platforms), although the Sponsor has not verified the scope or veracity of such reports.

In addition, various foreign jurisdictions may adopt laws, regulations or directives that affect bitcoin. In October 2012, the European Central Bank issued a report on “virtual currency” schemes indicating that bitcoin may become the subject of regulatory interest in the European Union. In August 2013, the German Ministry of Finance released an interpretation that labeled bitcoins to be a form of private money or a unit of account that is not recognized as a full currency, but is subject to German tax laws. Foreign government bodies have also initiated public inquiries similar to those taken by US government bodies, including public hearings on Digital Currencies, including bitcoins, held by both the French and Canadian Senates.

On December 5, 2013, the People’s Bank of China and five Chinese ministries released a notice that restricted bitcoin activity among its financial and payment institutions while classifying bitcoins as a “virtual commodity” that was legal to own and speculate in. Over the subsequent six months, news reports from China indicated that many banking institutions and third party payment processors in China had received private guidance leading them to close Bitcoin Exchange bank accounts that held Chinese Yuan on behalf of exchange customers. As a result, though the Chinese government has not banned the use of bitcoin or the holding of bitcoins, the effective result of the public and private notices has been to severely restrict the operation of Chinese Bitcoin Exchanges through the limitation of customers’ ability to deposit or withdraw Chinese Yuan with or from the exchanges. During the second half of 2014, Chinese Bitcoin Exchanges again began to accept deposits of Chinese Yuan through the use of third-part payment providers, and trading activity returned to higher levels.

In Russia, state agencies and prosecutors have released guidance or statements that have hampered the growth of bitcoin. On January 15, 2015 anonymous electronic transfers were restricted to de minimus sums; although bitcoin transactions are not truly anonymous, this measure has been taken to apply to the Bitcoin Network. On January 27, 2015, a central bank statement warned of the association of bitcoin and money laundering and terrorist activity. In early February, a prosecutor implied that the use of bitcoins were not legal tender and were illegal, although whether this amounted to a ban on bitcoin has been questioned. The legal status of bitcoin in Russia remains unclear, though the recently hostile approach of certain government arms indicates a restrictive environment.

After the United States, China and Russia were among the next tier of large bitcoin-using jurisdictions as of late 2013. The impact of the restrictions has been seen in a decline of Chinese investment activity in bitcoins and a reduction in the number of bitcoin nodes operating in Russia that has continued into late 2014, despite a pickup in trading volume on Chinese Bitcoin Exchanges. Less active bitcoin jurisdictions in Iceland (conversion between bitcoins and krona prohibited), Vietnam (financial services firms prohibited from interacting with bitcoin) and Bolivia (use of bitcoins prohibited by the Central Bank of Bolivia) have more severely restricted the use of bitcoin with little impact on the global growth of bitcoin. Similarly, the reported ban on decentralized Digital Currencies in Ecuador (made in advance of plans to introduce a government backed electronic cash system) have had no visible impact on the Bitcoin Network due to limited use of bitcoin in Ecuador.

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While jurisdictions such as Germany and China have taken a preliminary regulatory stance on bitcoin, countries such as India have declined to apply regulation to bitcoin when afforded the opportunity. In June 2014, the Swiss government elected not to regulate bitcoin use and issued guidance on the further development and future application of laws to bitcoin-related activity in Switzerland. Australia, Finland and the Netherlands have joined Canada and Germany among the foreign countries releasing formal or informal tax guidance regarding bitcoin income or operations.

Due in part to its international nature and the nascent stage of regulation, along with the limited experience with bitcoin of, and language barriers between, international journalists, information regarding the regulation of bitcoin in various jurisdictions may be incomplete, inaccurate or unreliable. For example, news of the People’s Bank of China notice release on December 5, 2013 was followed by days of confusion relating to difficulty in interpreting and analyzing the content of the release. In another instance, on July 29, 2013, a bitcoin service business in Thailand announced that, in a meeting with the Bank of Thailand, regulators from the Foreign Exchange Administration and Policy Department had functionally banned bitcoin activity in the country, leading to widespread reporting of a blanket ban. Later reporting, however, questioned whether the Bank of Thailand regulators had the authority, or ever expressed the intention, to ban all bitcoin use in Thailand. Recent reports indicate that, on February 15, 2014, the Bank of Thailand authorized the operation of exchanges converting bitcoin to and from Thai baht.

 On September 17, 2015, the U.S. Commodity Futures Trading Commission (the “CFTC”) issued an o rder filing and simultaneously settling charges against Coinflip, Inc. d/b/a Derivabit (“Coinflip”) and its chief executive officer Francisco Riordan for conducting activity related to bitcoin options transactions without complying with the Commodity Exchange Act (“CEA”) and CFTC Regulations, specifically, by operating a facility for the trading or processing of bitcoin options without complying with the CEA or CFTC Regulations otherwise applicable to swaps or conducting the activity pursuant to the CFTC’s exemption for trade options. The CFTC’s Order provides an initial interpretation that bitcoin is to be treated as a commodity in the United States. We do not believe the CFTC’s stance as set forth in the September 17, 2015 Order will be applicable and, as a result, have any impact to our business.

Our business can be best described as the ownership and operation computer hardware and software for the mining and generation of bitcoins via blockchain algorithms. Once we own bitcoins obtained through our efforts, ownership and operation of computer hardware, we can sell the bitcoins as principal to third parties for cash.

The CFTC Order issued September 17, 2015 (See Release PR7231-15) (the “Order”) represents the first action against an unregistered bitcoin options trading platform. As noted in the Order, Coinflip, Inc./Derivabit conducted activity related to commodity options transactions without complying with the Commodity Exchange Act and CFTC Regulations, specifically “operating a facility for the trading or processing of commodity options without complying with the CEA or CFTC Regulations otherwise applicable to swaps or conducting the activity pursuant to the CFTC’s exemption for trade options.” The Order further notes Coinflip operated an online facility named Derivabit, offering to connect buyers and sellers of Bitcoin option contracts, and the charges involved conducting activity related to commodity options transactions. The Company neither operates an online facility offering to connect buyers and sellers of Bitcoin, or Bitcoin option contracts, and thus our analysis concludes that the findings are not applicable to the Company’s business.

The Order also for the first time noted the CFTC has reached the conclusion that Bitcoin and other digital currencies are properly defined as commodities and therefore subjected the online facility and options contracts to CFTC jurisdictional reach. We describe the Bitcoin asset as constituting a commodity, which in the future could be subjected to regulation and which faces risks associated with commodities, in general. Accordingly, we believe Bitcoin is viewed by regulators as a currency, but that the CFTC Order as it relates to an online platform and options trading is inapplicable to our business.

On October 22, 2015 the Court of Justice of the European Union (the “CJEU”) ruled that bitcoin exchanges that transfer conventional currencies such as Euros or Swedish krona into bitcoin for a fee are exempt from value-added taxes. The CJEU ruling provides an initial interpretation that bitcoin is to be treated as a currency from a tax perspective in the European Union.

As both the regulatory landscape develops and journalistic familiarity with bitcoin increases, mainstream media’s understanding of bitcoin and the regulation thereof may improve.

CONSUMERS

Customers access our ecommerce website through the web and mobile devices. We place orders on behalf of our customers and oversee the fulfillment process through delivery. We support these transactions through our customer service.

VENDORS AND DISTRIBUTORS

We have consented to the terms of service of our current ecommerce vendors and plan to enter agreements with other vendors and distributors to offer products for sale on our ecommerce site. We are not the seller of record in these transactions, but instead earn either an affiliate fee or a processing fee on the transactions. We use payment processers to manage the conversion of the digital currency into the desired currency acceptable to the vendor, and we remit the final payment to the vendor or distributor. We manage the product data import into our platform’s Intelligent Shopping Engine utilizing APIs (application programming interfaces) from third party vendors that allow integration between our online ecommerce platform and inventory and product category information.

COMPETITION

In 2014, the number for merchants willing to accept digital currencies dramatically grew and more established retailers such as Overstock, NewEgg, Dell and Microsoft began accepting digital currencies. Our current and future competition is centered on the following areas:

●	Merchants that choose to accept digital currencies at their branded websites and affiliate sellers websites;

●	Physical “brick and mortar” locations, distributors, vendors and manufacturers that sell products and accept digital currencies as payment;

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●	Other mobile applications, websites, shopping sites, niche aggregation sites, private sale sites and group buying sites that sell or distribute products in exchange for digital currency;

●	Companies that are engaged in transaction verification services which may have lower operating costs then our operations;

●	Providers of mobile applications and websites, that offer secure storage solutions for digital currency; and

●	Digital currency focused companies that offer exchange, payment processing, remittance, money transmission service, and financial services that enable consumers or vendors to exchange or improve the acceptance of digital currency.

Many of our current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. They may secure better terms from suppliers, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

INTELLECTUAL PROPERTY AND TRADE SECRETS

Our trademark (in application), domain names, and proprietary technology are needed for us to remain competitive and we rely on trademark, copyright, patent law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have registered, or applied for the registration of, a number of U.S. and international domain names, and trademarks.

On January 2, 2014, we applied for a trademark of “BitcoinShop” with the United States Patent and Trademark Office and the application is still in process.

TECHNOLOGY

We use third party open source platforms as well as internally developed tools to operate our website, and a combination of proprietary technologies and commercially available licensed technologies and solutions to support our operations.

SEASONALITY

Based on comparable and established ecommerce trends we expect our ecommerce business will be affected by seasonality throughout the year with increased growth in the fourth fiscal quarter. Due to our short operating history we are unable to determine if seasonality will affect our business, however, we expect this pattern may repeat in the future based on comparisons to established ecommerce marketplaces and traditional “brick and mortar” stores.

GROWTH STRATEGY

Universal Platform Growth Strategy

We plan to build our universal digital currency platform both through internal development, partnerships and potentially through acquisitions. Our strategy has three key phases: first develop a robust platform, second acquire customer and third monetize the platform. Our current focus is on developing the platform and integrating.

Transaction Verification Services Growth Strategy

We believe the time is ideal to expand our transaction verification services business and have secured an 83,000 square foot facility to provided room to grow. However this is a capital intense endeavor and our ability to scale this business will depend our access to capital on acceptable terms if at all.

Ecommerce Growth

Our planned growth for our ecommerce platform is to expand affiliate relationships, add drop shippers capable of international shipping and pursue exclusive product offering.

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RESEARCH AND DEVELOPMENT

We believe that an agile development approach combined with being at the leading edge of technology trends in digital currency could be a powerful competitive advantage for us. We believe that new technologies will evolve rapidly within the digital currency ecosystem. We anticipate that part of our value proposition will be our ability to successfully test and integrate new technologies, to develop proprietary systems, and / or acquire business that have proprietary systems.

ENVIRONMENTAL LAW COMPLIANCE

It is our policy to conduct our operations in accordance with all applicable laws, regulations and other requirements. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that we may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect on our consolidated annual results of operations, financial position or cash flows.

EMPLOYEES

We currently have 2 full-time employees and 4 independent contractors working at our facility in North Carolina.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“bitcoin” — A type of a Digital Currency based on an open source math-based protocol existing on the Bitcoin Network and utilizing cryptographic security.

“Bitcoin Exchange”— An electronic marketplace where exchange participants may trade, buy and sell bitcoins based on bid-ask trading. The largest Bitcoin Exchanges are online and typically trade on a 24-hour basis, publishing transaction price and volume data.

“Bitcoin Exchange Market” — The global bitcoin exchange market for the trading of bitcoins, which consists of transactions on electronic Bitcoin Exchanges.

“Bitcoin Network” — The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, and the source code comprising the basis for the math-based protocols and cryptographic security governing the Bitcoin Network.

“Blockchain” — The public transaction ledger of the Bitcoin Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of bitcoins from the Bitcoin Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“CEA” — Commodity Exchange Act of 1936, as amended.

“CFTC” — The US Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Code” — The US Internal Revenue Code of 1986, as amended.

“Core Developers” — The core group of developers, which currently includes Wladimir J. van der Laan, Gavin Andresen, Jeff Garzik, Gregory Maxwell and Pieter Wuille, who informally oversee the development of the Bitcoin Network. The Core Developers are able to access and can alter the Bitcoin Network source code hosted on GitHub, an online service and forum used to share and develop open source code.

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“Digital Currency” — Collectively, all digital assets based upon a computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Bitcoins represent one type of Digital Currency.

“DDoS Attack” — Distributed denial of service attacks are coordinated hacking attempts to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“FDIC” — The Federal Deposit Insurance Corporation.

“FinCEN” — The Financial Crimes Enforcement Network, a bureau of the US Department of the Treasury.

“FINRA” — The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.

“Fiat Currency” — Currency that a government has declared to be legal tender, but is not backed by a physical commodity. The value of fiat money is derived from the relationship between supply and demand rather than the value of the material that the money is made of.

“IRS” — The US Internal Revenue Service, a bureau of the US Department of the Treasury.

“Mining” — The process by which Bitcoins are created involving programmers solving complex math problems with the computers in the Bitcoin Network.

“SEC” — The US Securities and Exchange Commission.

“Securities Act” — The Securities Act of 1933, as amended.

“SIPC” — The Securities Investor Protection Corporation.

“Transaction Verification” — Is equivalent to Mining

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MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table presents information with respect to our officers and directors as of the date of this prospectus:

Name and Address	Age	Date First Elected or Appointed	Position(s)

Charles W. Allen	40	February 5, 2014	Chief Executive Officer, Chief Financial Officer and Chairman

Michal Handerhan	39	February 5, 2014	Chief Operating Officer, Director and Secretary

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of Officers and Directors

The following is a brief account of the education and business experience during at least the past five years of our officers and directors, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Charles W. Allen, age 40, has served as our Chief Executive Officer and Chief Financial Officer since February 5, 2014 and as or Chairman of the Board since September 11, 2014. Mr. Allen is responsible for our overall corporate strategy and direction as well as managing our corporate finances. Mr. Allen is also on the advisory board of GoCoin LLC a leading digital currency payment processor. Mr. Allen has extensive experience in business strategy and structuring and executing a variety of investment banking and capital markets transactions, including financings, IPO’s and mergers and acquisitions. From February, 2012 through January, 2014 Mr. Allen was a Managing Director at RK Equity Capital Markets LLC (“RK”) and focused on natural resources investment banking and added to RK’s capital markets efforts. In August, 2012 Mr. Allen co-founded RK Equity Investment Corp. (“RKEIC”) and served as a member of our board from inception through September 7, 2014. RKEIC is an investment company established to co-invest in mining projects with JDS Energy and Mining Inc. Current RKEIC investments include Craigmont Industries Ltd. a coal washing magnetite and iron ore producer. Mr. Allen founded Allen Consulting LLC in January, 2010 and currently serves as its president. Allen Consulting LLC provided financial and strategic consulting services to financial advisory firms, investment banks and corporate clients from its inception through January 2014. Currently, Allen Consulting LLC is a dormant entity and has no operations. In January, 2012 Mr. Allen co-founded ZA Investments LLC (“ZA”) and played an integral part in the evaluation of their investment opportunities and oversaw our investment in ADI Logistics, Corp. From January, 2012 through April, 2013 Mr. Allen served as board member of ADI Logistics, Corp. (“ADI”) a third party logistics company and advised, governed, and oversaw policy and direction, including expansion into west coast operations, as well as providing financial oversight. ZA was dissolved in December, 2013 following the successful exit from our investment in ADI. From March, 2010 through June, 2012 Mr. Allen was the chief financial officer, secretary and a director of Pantheon China Acquisition Corp. II (“PCACII”) and Pantheon China Acquisition Corp. III (“PCACIII”). PCACII and PCACIII were public special purpose acquisition vehicles created by Mr. Allen and affiliates of Pantheon China Acquisition LTD to provide a means for small and medium size companies to access the U.S. capital markets. Pantheon China Acquisition LTD is a financial advisor and investment bank focused on the unique needs of foreign small to medium enterprises. From October, 2009 through May, 2012 Mr. Allen was a Managing Director at TriPoint Global Equities, LLC (“TriPoint”), a boutique investment bank focused on helping small cap companies access the capital markets. Prior to joining TriPoint, Mr. Allen was a Managing Director at Broadband Capital Management LLC (“Broadband”), where he also advised small and mid-cap companies concerning capital markets transactions. Mr. Allen worked at Broadband from March, 2006 to October, 2009. In 2005, Mr. Allen worked as an Associate for the Akul Group, an equity hedge fund and provided fundamental research coverage, investment strategies and risk management analysis. Mr. Allen began his career as a field engineer for Emcore Corporation, where he assisted customers in connection with their compound semiconductor manufacturing capabilities, and as a senior manufacturing engineer for Agility Communications, where he focused on the manufacture and development of tunable lasers for fiber optic communications. Mr. Allen received a B.S. in Mechanical Engineering from Lehigh University and a M.B.A. from the Mason School of Business at the College of William & Mary. The Board concludes that Mr. Allen’s background and leadership experiences in the industry qualify him to serve on the Board.

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Michal Handerhan, age 39, has served as our Chief Operating Officer since February 5, 2014 and was appointed as our Secretary on March 11, 2014. Mr. Handerhan served as our Chairman of the Board from February 5, 2014 to September 11, 2014 and was a co-founder of BitcoinShop. Mr. Handerhan supports both our business and development strategy across the management team. From February, 2011 through February, 2014 Mr. Handerhan served as an independent IT and web services consultant to the National Aeronautics and Space Administration (“NASA”). From October, 2005 until February, 2014 Mr. Handerhan was the President and Chief Executive Officer of Meesha Media Group, LLC which provided high-definition video production services, Web 2.0 development, database management, and social media solutions. From March, 2002 through October, 2006 Mr. Handerhan served as a team leader for NASA in their Peer Review Services group. Prior to working at NASA’s Peer Review Services group Mr. Handerhan served as the web developer for Folio Investments. Mr. Handerhan received a B.S. in Computer Science from Czech Technical University. The Board concludes that Mr. Handerhan’s extensive experiences in IT qualify him to serve on the Board.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors is primarily responsible for overseeing our risk management processes. The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our assessment of risks. The Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ appetite for risk. While the Board of Directors oversees us, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our board leadership structure supports this approach.

CODE OF ETHICS

We have not yet adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions, since we have been focusing our efforts on growing our business and obtaining financing for our Company. We expect to adopt a code as we further develop our business.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors, executive officers or directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Due to our size, we have not formally designated a nominating committee, an audit committee, a compensation committee, or committees performing similar functions.

The Board currently acts as our audit committee. Since we are still a developing company, the Board of Directors is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of our executive officers serving as a member of our Board of Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, none of our officers, directors, promoters or control persons has been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during the fiscal year ended December 31, 2014, we believe that all applicable Section 16(a) filing requirements were met on a timely basis.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the fiscal years ended December 31, 2015 and 2014 awarded to, earned by or paid to our executive officers.

SUMMARY COMPENSATION TABLE
								Non-qualified
							Non-Equity	Deferred
Name and					Stock	Option	Incentive Plan	Compensation	All Other
principal			Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
position	Year		($)	($)	($)	($)(6)	($)	($)	($)	($)(7)
Charles W. Allen	2015	(1)	72,000	53,000	25,000	3,605,017	-	-	-	3,755,017
CEO	2014	(2)	85,650	-	-	2,143,531	-	-	-	2,229,181

Michal Handerhan	2015	(3)	64,000	36,000	25,000	2,778,755	-	-	-	2,903,755
COO	2014	(4)	90,667	-	-	2,052,793	-	-	-	2,143,460

Timothy Sidie	2015		-	-	-	-	-	-	-	-
Former CTO	2014	(5)	79,333	-	-	4,465,060	-	-	-	4,544,393

Andrew Stuart	2015		-	-	-	-	-	-	-	-
Brabin (8)	2014		-	-	-	-	-	-	-	-

(1)	Mr. Allen received cash compensation of $125,000 for the year ended December 31, 2015.

(2)	Mr. Allen received cash compensation of $85,650 for the year ended December 31, 2014.

(3)	Mr. Handerhan received cash compensation of $100,000 for the year ended December 31, 2015.

(4)	Mr. Handerhan received cash compensation of $90,667 for the year ended December 31, 2014.

(5)	Mr. Sidie received cash compensation of $79,333 for the year ended December 31, 2014.

(6)	Mr. Allen and Mr. Handerhan received and subsequently voluntarily canceled their options during the years ended December 31, 2014 and December 31, 2015. Mr. Sidie received and subsequently voluntarily canceled his options during the year ended December 31, 2014. The Option Award amounts as set forth in the Summary Compensation Table is prepared in accordance with U.S. GAAP and is not reflective of the economic value retained by Mr. Allen, Mr. Handerhan or Mr. Sidie.

(7)	Includes Option Awards for Mr. Allen, Mr. Handerhan, and Mr. Sidie which were received and subsequently voluntarily canceled.

(8)	Mr. Brabin resigned from all positions with our Company on February 5, 2014.

Employment Agreements with Executive Officers

Andrew Brabin

Mr. Brabin’s employment agreement provided for an annual base salary of $144,000. In addition, Mr. Brabin is entitled to receive an annual bonus determined by the Board of Directors along with vacation days and reimbursement for all reasonable business expenses. In the event that Mr. Brabin’s employment is terminated without cause (as defined in the agreement), change of control (as defined in the agreement), disability, or by the employee for good reason, then Mr. Brabin is entitled to an amount equal to his base salary as of his last day of employment for a period of 36 months from the date of termination. In the event that Mr. Brabin’s employment is terminated for cause or other than for good reason, he is entitled to any base salary earned but not paid through the date of termination, plus any accrued vacation time, and any other monies owed to him by our Company. Mr. Brabin resigned from all positions held by him with us on February 5, 2014. In February 2014, Mr. Brabin waived the right to receive any fees owed to him relating to his position as a prior officer or director of our Company.

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Charles W. Allen.

On February 5, 2014, we entered into an employment agreement with Charles W. Allen (the “Allen Employment Agreement”), whereby Mr. Allen agreed to serve as our Chief Executive Officer and Chief Financial Officer for a period of two (2) years, subject to renewal, in consideration for an annual salary of $150,000. Additionally, under the terms of the Allen Employment Agreement, Mr. Allen shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Allen shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Allen for all reasonable expenses incurred in the course of his employment. In the event Mr. Allen’s employment is terminated without Cause or by Mr. Allen with Good Reason (as such term is defined in the Allen Employment Agreement), Mr. Allen shall be entitled to a scaled severance package, including scaled salary benefits, 12 months of benefits commensurate to senior executives, and pro-rated bonuses earned. Additionally, pursuant to the terms of the Allen Employment Agreement, hawse have agreed to execute and deliver in favor of Mr. Allen an indemnification agreement and to maintain directors’ and officers’ insurance with terms and in the amounts commensurate with our senior executive.

In connection with his employment with us, we granted Mr. Allen a five-year stock option to purchase up to 1,550,368 shares of our common stock at an exercise price of $0.50 per share (the “Allen Options”), which options shall vest in twelve (12) equal monthly installments, beginning on the one (1) year anniversary of the date of issuance and every one (1) month anniversary thereafter, provided Mr. Allen remains continuously engaged as a director or officer of our Company through the applicable vesting date. In the event that Mr. Allen is removed as a director, officer or employee by us at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Allen Options shall immediately vest in full.

On September 9, 2014, the Company entered into an Employment Agreement Cancellation and Release agreement with Charles W. Allen pursuant to which Mr. Allen agreed to cancel the Employment Agreement resulting in Mr. Allen becoming an “at will” employee of the Company.

On November 7, 2014, we entered into an Option Cancellation and Release Agreement with Charles Allen pursuant to which Mr. Allen agreed to return to us for cancellation, options to purchase up to 1,550,368 shares of our common stock, par value $0.001 per share, with an exercise price of $0.50, held by him.

On November 7, 2014, we granted Mr. Allen an eight year non-qualified stock option under our 2014 Equity Incentive Plan (the “Plan”) to purchase up to an aggregate of 9,500,000 shares of our common stock with a per share exercise price of $0.10 (the “Allen Option”). The Allen Option vests as follows:

●	3,500,000 shares of common stock shall vest if (i) EBITDA (as defined in the Allen Option), as reported in our Annual Report on Form 10-K for the fiscal year ending 2015, is at least $500,000, and (ii) 2015 EBITDA Per Share (as defined in the Allen Option) is at least $0.003;

●	5,000,000 shares of common stock shall vest if (i) EBITDA, as reported in our Annual Report on Form 10-K for the fiscal year ending 2016, is at least $3,000,000 and (ii) 2016 EBITDA Per Share (as defined in the Allen Option) is at least $0.014 per share; and

●	1,000,000 shares of common stock shall vest upon the listing of our common stock on a national securities exchange on or prior to December 31, 2016.

On July 2, 2015, we entered into an Option Cancellation and Release Agreement with Charles Allen pursuant to which Mr. Allen voluntarily agreed to return to us for cancellation, the Allen Option to purchase up to 9,500,000 shares of our common stock, with an exercise price of $0.10, held by him.

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Michal Handerhan

On February 5, 2014, we entered into an employment agreement with Michal Handerhan (the “Handerhan Employment Agreement”), whereby Mr. Handerhan agreed to serve as our Chief Operating Officer and Chairman for a period of two (2) years, subject to renewal, in consideration for an annual salary of $160,000. Additionally, under the terms of the Handerhan Employment Agreement, Mr. Handerhan shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Handerhan shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Handerhan for all reasonable expenses incurred in the course of his employment. In the event Mr. Handerhan’s employment is terminated without Cause or by Mr. Handerhan with Good Reason (as such term is defined in the Handerhan Employment Agreement), Mr. Handerhan shall be entitled to a scaled severance package, including scaled salary benefits, 12 months of benefits commensurate to senior executives, and pro-rated bonuses earned. Additionally, pursuant to the terms of the Handerhan Employment Agreement, we have agreed to execute and deliver in favor of Mr. Handerhan an indemnification agreement and to maintain directors’ and officers’ insurance with terms and in the amounts commensurate with our senior executive.

In connection with his employment with us, we granted Mr. Handerhan a five-year stock option to purchase up to 1,550,368 shares of our common stock at an exercise price of $0.50 per share (the “Handerhan Options”), which options shall vest in twelve (12) equal monthly installments, beginning on the one (1) year anniversary of the date of issuance and every one (1) month anniversary thereafter, provided Mr. Handerhan remains continuously engaged as our director or officer through the applicable vesting date. In the event that Mr. Handerhan is removed as a director, officer or employee by us at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Handerhan Options shall immediately vest in full.

On September 9, 2014, the Company entered into an Employment Agreement Cancellation and Release agreement with Michal Handerhan pursuant to which Mr. Handerhan agreed to cancel the Employment Agreement resulting in Mr. Handerhan becoming an “at will” employee of the Company.

On November 7, 2014, we entered into an Option Cancellation and Release Agreement with Michal Handerhan pursuant to which Mr. Handerhan agreed to return to us for cancellation, options to purchase up to 1,550,368 shares of our common stock, par value $0.001 per share, with an exercise price of $0.50, held by him.

On November 7, 2014, we granted Michal Handerhan an eight year non-qualified stock option under the Plan to purchase up to an aggregate of 2,950,000 shares of our common stock with a per share exercise price of $0.10 (the “Handerhan Option”). The Handerhan Option shall vest as follows:

●	250,000 shares of common stock shall vest if (i) EBITDA (as defined in the Handerhan Option), as reported in our Annual Report on Form 10-K for the fiscal year ending 2015, is at least $500,000 and (ii) 2015 EBITDA Per Share (as defined in the Handerhan Option) is at least $0.003;

●	350,000 shares of common stock shall vest if (i) EBITDA, as reported in our Annual Report on Form 10-K for the fiscal year ending 2016, is at least $3,000,000 and (ii) 2016 EBITDA Per Share (as defined in the Handerhan Option) is at least $0.014 per share;

●	1,500,000 shares of common stock shall vest if the revenue of our wholly owned subsidiary Bitcoinshop.us LLC for fiscal year ending 2016 as reported in our Annual Report on Form 10-K for the fiscal year ending, 2016 is at least $1,000,000; and

●	850,000 shares of common stock shall vest upon the successful completion of various milestones on or prior to December 31, 2015, as described in the Handerhan Option.

On July 2, 2015, we entered into an Option Cancellation and Release Agreement with Michal Handerhan pursuant to which Mr. Allen voluntarily agreed to return to us for cancellation, the Handerhan Option to purchase up to 2,950,000 shares of our common stock, with an exercise price of $0.10, held by him.

Tim Sidie

On February 5, 2014, we entered into an employment agreement with Timothy Sidie (the “Sidie Employment Agreement”), whereby Mr. Sidie agreed to serve as our former Chief Technology Officer for a period of two (2) years, subject to renewal, in consideration for an annual salary of $140,000. Additionally, under the terms of the Sidie Employment Agreement, Mr. Sidie shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Sidie shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Sidie for all reasonable expenses incurred in the course of his employment. In the event Mr. Sidie’s employment is terminated without Cause or by Mr. Sidie with Good Reason (as such term is defined in the Sidie Employment Agreement), Mr. Sidie shall be entitled to a scaled severance package, including scaled salary benefits, 12 months of benefits commensurate to senior executives, and pro-rated bonuses earned. Additionally, pursuant to the terms of the Sidie Employment Agreement, we have agreed to execute and deliver in favor of Mr. Sidie an indemnification agreement and to maintain directors’ and officers’ insurance with terms and in the amounts commensurate with our senior executive.

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In connection with his employment with us, we granted Mr. Sidie a five-year non-qualified stock option to purchase up to 1,550,368 shares of our common stock at an exercise price of $0.50 per share (the “Sidie Options”), which options shall vest in twelve (12) equal monthly installments, beginning on the one (1) year anniversary of the date of issuance and every one (1) month anniversary thereafter, provided Mr. Sidie remains continuously engaged as a director or officer of our Company through the applicable vesting date. In the event that Mr. Sidie is removed as a director, officer or employee by us at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Sidie Options shall immediately vest in full.

On September 9, 2014, the Company entered into an Employment Agreement Cancellation and Release agreement with Timothy Sidie pursuant to which Mr. Sidie agreed to cancel the Employment Agreement resulting in Mr. Sidie becoming an “at will” employee of the Company.

On November 7, 2014, we entered into an Option Cancellation and Release Agreement with Tim Sidie pursuant to which Mr. Sidie agreed to return to us for cancellation, options to purchase up to 1,550,368 shares of our common stock, par value $0.001 per share, with an exercise price of $0.50, held by him.

Charles Kiser

On February 5, 2014, we entered into an employment agreement with Charles A. Kiser (the “Kiser Employment Agreement”), whereby Mr. Kiser agreed to serve as our Chief Marketing Officer for a period of one (1) year, subject to renewal, in consideration for an annual salary of $135,000. Additionally, under the terms of the Kiser Employment Agreement, Mr. Kiser shall be eligible for an annual bonus if we meet certain criteria, as established by the Board of Directors. Mr. Kiser shall be entitled to participate in all benefits plans we provide to our senior executive. We shall reimburse Mr. Kiser for all reasonable expenses incurred in the course of his employment. In the event Mr. Kiser’s employment is terminated without Cause or by Mr. Kiser with Good Reason (as such term is defined in the Kiser Employment Agreement), Mr. Kiser shall be entitled to a scaled severance package, including scaled salary benefits, 12 months of benefits commensurate to senior executives, and pro-rated bonuses earned. Additionally, pursuant to the terms of the Kiser Employment Agreement, we have agreed to execute and deliver in favor of Mr. Kiser an indemnification agreement and to maintain directors’ and officers’ insurance with terms and in the amounts commensurate with our senior executive.

In connection with his employment with us, we granted Mr. Kiser a five-year non-qualified stock option to purchase up to 1,550,368 shares of our common stock at an exercise price of $0.50 per share (the “Kiser Options”), which options shall vest in twelve (12) equal monthly installments, beginning on the one (1) year anniversary of the date of issuance and every one (1) month anniversary thereafter, provided Mr. Kiser remains continuously engaged as a director or officer of our Company through the applicable vesting date. In the event that Mr. Kiser is removed as a director, officer or employee by us at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Kiser Options shall immediately vest in full.

On September 9, 2014, the Company entered into an Employment Agreement Cancellation and Release agreement with Charles Kiser pursuant to which Mr. Kiser agreed to cancel the Employment Agreement resulting in Mr. Kiser becoming an “at will” employee of the Company.

On November 7, 2014, we entered into an Option Cancellation and Release Agreement with Charles Kiser pursuant to which Mr. Kiser agreed to return to us for cancellation, options to purchase up to 1,550,368 shares of our common stock, par value $0.001 per share, with an exercise price of $0.50, held by him.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Outstanding Equity Awards at Fiscal Year-End December 31, 2015

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Charles Allen	-	-	-	-	-	-	-	-	-
Michal Handerhan	-	-	-	-	-	-	-	-	-

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COMPENSATION OF DIRECTORS TABLE

None

NARRATIVE DISCLOSURE TO THE DIRECTOR COMPENSATION TABLE

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of January 21 , 201 6 : (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares.

Title of class	Name and address of beneficial owner (2)	Amount and nature of beneficial ownership(1)		Percent of class (1)
Common stock	Charles W. Allen	41,783,935	(3)	26.53%
Common stock	Michal Handerhan	29,240,845	(4)	18.57%
Common stock	All officers and directors as a group (two persons)	71,024,780	(5)	45.10%

5% Holders:
Common stock	Deane A. Gilliam	8,750,000	(6)	5.36%

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*Represents less than 1%.

(1)

Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of January 21 , 201 6 , for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 21 , 201 6 , are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of January 21 , 201 6 , there were 157,480,545 shares of our common stock issued and outstanding.

(2)	The address of these persons, unless otherwise noted, is C/O BTCS Inc., 1901 N Moore St, Suite 700, Arlington, VA 22209.

(3)	Includes 41,565,601 shares of common stock, and 218,334 shares of common stock underlying warrants.

(4)	Includes 29,022,511 shares of common stock, and 218,334 shares of common stock underlying warrants.

(5)	Includes 70,588,112 shares of common stock, and 436,668 shares of common stock underlying warrants.

(6)	Includes 2,500,000 shares of common stock, and 6,250,000 shares of common stock underlying warrants.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. Our Board of Directors is responsible for reviewing and approving or ratifying related-persons transactions.

Related Person Transactions

On December 18, 2014, Charles Allen, our Chief Executive Officer contributed $7,990 of brand new digital currency mining hardware (the “Hardware”) at cost in exchange for a promissory note. The value of the Hardware was determined to be the purchase price paid by Mr. Allen as the Hardware was purchased on the same date and same price as other digital currency mining hardware purchased by the Company. Further the Hardware purchased by Mr. Allen was shipped directly to the Company from the manufacture with other equipment purchased by the Company and Mr. Allen never took possession of the Hardware. The Allen Note bears interest at a rate of two percent per year and is due on December 31, 2015. The Allen Note may be prepaid, at our option, without premium or penalty, in whole or in part at any time or from time to time prior to the Allen Note maturity. On February 10, 2015, we paid back $3,000, and on May 8, 2015 we paid back $4,990 as well as $48.23 in accrued interest.

On January 19, 2015, Michal Handerhan, our Chief Operating Officer, loaned us $20,000 pursuant to Promissory Notes (the “Handerhan Note”). The Handerhan Note had an interest at the rate of 2% per annum and matured on December 31, 2015. The Handerhan Note could be prepaid, at our option, without premium or penalty, in whole or in part at any time or from time to time prior to its maturity. On February 10, 2015, we paid back $3,000, on May 4, 2015, we paid back $10,000, and, on May 13, 2015, we paid the remaining balance of $7,000 as well as $108.07 in accrued interest.

On January 19, 2015, we sold an aggregate of 4,330,000 January Units in a private placement of its securities to certain investors at a purchase price of $0.10 per January Unit pursuant to subscription agreements for an aggregate purchase price of $433,000. Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer, each purchased 50,000 January Units in the January Private Placement for $5,000 per executive.

On April 20, 2015, we sold an aggregate of 7,708,342 April Units of its securities in a private placement to certain investors at a purchase price of $0.30 per April Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer each purchased 66,667 April Units in the April Private Placement for $20,000 per executive.

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On May 12, 2015, we converted accrued and unpaid salaries owed to Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer, into shares of Common Stock pursuant to conversion agreements. Charles Allen converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 share of Common Stock at a per share price of $0.50. Michal Handerhan converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 share of Common Stock at a per share price of $0.50.

On July 2, 2015, we entered into an Option Cancellation and Release Agreements with each of Charles Allen, our Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, our Chief Operating Officer and corporate secretary pursuant to which Mr. Allen and Mr. Handerhan agreed to return for cancellation, options, with an exercise price of $0.10, to purchase up to 9,500,000 and 2,950,000 shares respectively (or 12,450,000 shares in the aggregate) of our common stock.

Repurchases of Equity Securities

On October 21, 2014, we entered into a Share Redemption Agreement and Release (the “Redemption Agreement”) with each of Charles Allen, our Chief Executive Officer, Chief Financial Officer and Chairman, Charles Kiser, our former Chief Marketing Officer and current Executive Vice President of business development and Michal Handerhan, our Chief Operating Officer and corporate secretary, pursuant to which our officers agreed to return an aggregate of 12,750,000 shares of our common stock, par value $0.001 per share, held by them for cancellation in consideration for an aggregate payment of $2,490.72.

On January 26, 2015, we entered into a Share Redemption Agreement and Release with Charles Kiser, our Executive Vice President, pursuant to which Mr. Kiser agreed to return to us an aggregate of 250,000 shares of our Common Stock, held by him for cancellation in consideration for an aggregate payment of $2,500.

Related Person Transactions with Previous Management

In February 2014, Mr. Brabin and Mr. Murphy each waived the right to receive any fees owed to him relating to his position as our officer or director at the time.

DIRECTOR INDEPENDENCE

Our common stock is quoted on the OTCQB quotation system, which does not have director independence requirements. Using the definition of independence set forth in the rules of the NASDAQ Stock Market, neither of our directors would be considered an independent director.

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DESCRIPTION OF SECURITIES

The following description of our capital stock summarizes the material terms and provisions of our common stock and preferred stock. The following description does not purport to be complete and is subject to, and qualified in its entirety by, (i) our amended and restated articles of incorporation incorporated herein by reference to Exhibit 2.1 of Form 8-K filed on May 12, 2010, as supplemented by the Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed with Nevada Secretary of State on January 30, 2014, incorporated herein by reference the Current Report on Form 8-K filed on February 5, 2014 and by the Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed with Nevada Secretary of State on January 31, 2014, incorporated herein by reference the Current Report on Form 8-K filed on February 5, 2014; (ii) by our bylaws incorporated herein by reference to Exhibit 3.2 of Form S-1 filed May 29, 2008; and (iii) by applicable law. The terms of our common stock and preferred stock may also be affected by Nevada law.

Authorized Capital Stock

Our authorized capital stock consists of 975,000,000 shares of common stock, $0.001 par value, and 20,000,000 shares of preferred stock, $0.001 par value. As of January 21 , 201 6 , there were 157,480,545 shares of common stock outstanding and no preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock and preferred stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of BTCS, holders of our common stock are entitled to share ratably together with the holders of our preferred stock in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock, in one or more series. Our board shall determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of BTCS or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Stock Options and Restricted Stock Units under Equity Plans

As of January 21 , 201 6 , there were approximately 15,503,680 shares of common stock available for issuance under our 2014 Equity Incentive plan and no outstanding options under our 2014 Equity Incentive Plan.

Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

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Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust, or other enterprise (including heirs and personal representatives) against all expenses, liability, and loss actually and reasonably incurred.

We also have a director and officer indemnification agreement with our officer and directors that provides, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that such indemnity shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnity against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnity in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Limitation of Liability of Directors

Our Amended and Restated Articles of Incorporation provides a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Listing

Our common stock is traded on the OTCQB marketplace under the symbol “BTCS.” On January 21 , 201 6 , the last reported sale price for our common stock on OTCQB marketplace was $ 0.088 per share. As of January 21 , 201 6 we had approximately 120 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 W 37th Street, Suite 601, New York, NY 10018 and its telephone number is (917) 746-4597.

SELLING SHAREHOLDERS

We are registering an aggregate of 37,500,626 Resale Shares for resale by the Selling Shareholders listed in the table below. All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholders in connection with the sale of such shares.

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The Selling Shareholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

The Selling Shareholders named below may from time to time offer and sell pursuant to this prospectus up to 37,500,626 Resale Shares. The shares of our Common Stock included in the Resale Shares were issued to the Selling Shareholders in the transaction described in the footnotes to the following table.

The following table sets forth:

●	the name of the Selling Shareholders;

●	the number and percent of shares of our Common Stock that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

●	the number and percent of shares of our Common Stock to be beneficially owned by the Selling Shareholders after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Shareholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each Selling Shareholder may offer under this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Resale Shares.

This table is prepared solely based on information supplied to us by the Selling Shareholders and any public documents filed with the SEC. The applicable percentages of beneficial ownership are based on an aggregate of 157,480,545 shares of our common stock issued and outstanding on January 21 , 201 6 .

Except as noted in the footnotes to the table below, to our knowledge, none of the Selling Shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. None of the Selling Shareholders is a broker-dealer of affiliate of a broker-dealer. See “Plan of Distribution” for additional information about the Selling Shareholders and the manner in which the Selling Shareholders may dispose of their shares. Beneficial ownership has been determined in accordance with the rules of the SEC, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shares voting or investment power of that security, and includes option that are currently exercisable or exercisable within 60 days. Our registration of these securities does not necessarily mean that the Selling Shareholders will sell any or all of the securities covered by this prospectus.

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Name of Shareholder	Shares Beneficially Owned Prior to Offering	Number of Shares Offered(1)	Number of Shares Beneficially Owned After Offering(2)	Percent Beneficially Owned After Offering
Alpha Capital Anstalt (3)(4)	2,620,910	2,620,910	0	0
Andrew Zimmitti (5)	80,002	80,002	0	0
Charles Arlen Kiser Jr (6)	20,002	20,002	0	0
Darwin Ret LLC (7)(8)	400,001	400,001	0	0
DLS Investments, LLC (9)(10)	2,070,002	2,070,002	0	0
GRQ Consultants Inc Roth 401k FBO Barry Honig (11)(12)	583,334	583,334	0	0
Kristopher D. Brown (13)	40,001	40,001	0	0
Lincoln Park Capital Fund, LLC (14)(15)	840,000	840,000	0	0
Mike H. Ference (16)	400,001	400,001	0	0
Richard Molinsky (17)	200,002	200,002	0	0
R-Squared Partners, LLC (18)(19)	400,001	400,001	0	0
WillowDale Investments, LLC (20)(21)	8,280,002	8,280,002	0	0
Zheng ZhiZui (22)	400,001	400,001	0	0
Carol Van Cleef (23)	446,525	446,525	0	0
James G. Van Cleef (24)	100,001	100,001	0	0
Patricia A. Kelly (25)	100,001	100,001	0	0
Cynthia Jones (26)	55,693	55,693	0	0
Hudson Bay Master Fund Ltd (27)(28)	3,433,334	3,433,334	0	0
Michal Handerhan (29)	29,513,573	1,718,334	27,795,239	15.51%
ATG Capital LLC (30)(31)	200,002	200,002	0	0
Charles W. Allen (32)	42,931,516	2,118,334	40,813,182	22.77%
Deane A. Gilliam (33)	8,750,000	8,750,000	0	0
Jane S. Vanderpoel (34)	805,000	805,000	0	0
Peter P. Kelly (35)(46)	700,000	700,000	0	0
Timothy Andrew Sidie (36)	2,560,741	1,175,000	1,385,741	*
Chord Advisors, LLC (37)(38)	315,233	315,233	0	0
Sichenzia Ross Friedman Ference LLP (39)(40)	450,000	450,000	0	0
Alliance Funds LLC (41) (42)	98,910	98,910	0	0
Kyle Douglas Cline (43)	200,000	200,000	0	0
RedChip Companies Inc. (44)(45)	500,000	500,000	0	0

*Less than 1%

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(1)	Represents 37,500,626 Resale Shares, consisting of (i) 3,080,000 shares of Common Stock issued in a private placement that closed on January 19, 2015; (ii) 6,625,008 shares of Common Stock issued in a private placement that closed on April 20, 2015; (iii) 786,273 shares of Common Stock issued in consideration for services or equipment provided; (iv) 620,908 shares of Common Stock issued upon conversion of our Series C Convertible Preferred Stock; (v) 4,796,753 shares of Common Stock issued in connection with the Exchange Agreement on February 5, 2015; (vi) 100,000 shares of Common Stock issued to Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer, in connection with the conversion of accrued and unpaid salaries on May 12, 2015; (vii) 10,200,000 shares of Common Stock issuable upon exercise of outstanding warrants exercisable at $0.10 per share, which warrants were issued in a private placement that closed on January 19, 2015; (viii) 10,791,684 shares of Common Stock issuable upon exercise of outstanding warrants exercisable at $0.375 per share, which warrants were issued in a private placement that closed on April 20, 2015; and (ix) 500,000 shares of Common Stock issuable upon exercise of outstanding warrants exercisable at $0.31 per share, which warrants were issued to a service provider.

(2)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold, including shares issuable upon exercise of warrants; and (b) that no other shares of our Common Stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(3)	Konrad Ackerman has voting and dispositive power over shares held by Alpha Capital Anstalt.

(4)	2,620,910 shares consist of 1,454,242 shares of Common Stock and shares issuable upon exercise of warrants to purchase 1,166,668 shares of Common Stock.

(5)	80,002 shares consist of 33,334 shares of Common Stock and shares issuable upon exercise of warrants to purchase 46,668 shares of Common Stock.

(6)	20,002 shares consist of 8,334 shares of Common Stock and shares issuable upon exercise of warrants to purchase 11,668 shares of Common Stock. Charles Arlen Kiser Jr is our former Chief Marketing Officer and current Executive Vice President of business development.

(7)	Harvey Kesner has voting and dispositive power over shares held by Darwin Ret LLC.

(8)	400,001 shares consist of 166,667 shares of Common Stock and shares issuable upon exercise of warrants to purchase 233,334 shares of Common Stock.

(9)	Deeb Salem has voting and dispositive power over shares held by DLS Investments, LLC.

(10)	2,070,002 shares consist of 903,334 shares of Common Stock and shares issuable upon exercise of warrants to purchase 1,166,668 shares of Common Stock.

(11)	Barry Honig has voting and dispositive power over shares held by GRQ Consultants Inc Roth 401k FBO Barry Honig.

(12)	583,334 shares consist of shares issuable upon exercise of warrants to purchase 583,334 shares of Common Stock..

(13)	40,001 shares consist of 16,667 shares of Common Stock and shares issuable upon exercise of warrants to purchase 23,334 shares of Common Stock.

(14)	Josh Scheinfeld and Jonathan Cope, the principals of Lincoln Park Capital Fund, LLC (“Lincoln Park”), are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Scheinfeld and Cope have shared voting and disposition power over the shares being offered under this prospectus.

(15)	840,000 shares consist of 350,000 shares of Common Stock and shares issuable upon exercise of warrants to purchase 490,000 shares of Common Stock.

(16)	400,001 shares consist of 166,667 shares of Common Stock and shares issuable upon exercise of warrants to purchase 233,334 shares of Common Stock.

(17)	200,002 shares consist of 83,334 shares of Common Stock and shares issuable upon exercise of warrants to purchase 116,668 shares of Common Stock.

(18)	Neil Rock has voting and dispositive power over shares held by R-Squared Partners, LLC.

(19)	400,001 shares consist of 166,667 shares of Common Stock and shares issuable upon exercise of warrants to purchase 233,334 shares of Common Stock.

(20)	Joseph Naggar has voting and dispositive power over shares held by WillowDale Investments, LLC.

(21)	8,280,002 shares consist of 3,613,334 shares of Common Stock and shares issuable upon exercise of warrants to purchase 4,666,668 shares of Common Stock..

(22)	400,001 shares consist of 166,667 shares of Common Stock and shares issuable upon exercise of warrants to purchase 233,334 shares of Common Stock.

(23)	446,525 shares consist of 213,191 shares of Common Stock and shares issuable upon exercise of warrants to purchase 233,334 shares of Common Stock.

(24)	100,001 shares consist of 41,667 shares of Common Stock and shares issuable upon exercise of warrants to purchase 58,334 shares of Common Stock.

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(25)	100,001 shares consist of 41,667 shares of Common Stock and shares issuable upon exercise of warrants to purchase 58,334 shares of Common Stock.

(26)	55,693 shares consist of 55,693 shares of Common Stock issued for the purchase of equipment

(27)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP.

(28)	3,433,334 shares consist of shares issuable upon exercise of warrants to purchase 3,433,334 shares of Common Stock.

(29)	29,513,573 shares consist of 1,500,000 shares of Common Stock and shares issuable upon exercise of warrants to purchase 218,334 shares of Common Stock and 27,795,239 shares of Common Stock not being sold as part of this offering. Michal Handerhan is our Chief Operating Officer, Director and Secretary.

(30)	John O’Rourke has voting and dispositive power over shares held by ATG Capital LLC.

(31)	200,002 shares consist of 83,334 shares of Common Stock and shares issuable upon exercise of warrants to purchase 116,668 shares of Common Stock.

(32)	42,931,516 shares consist of 1,900,000 shares of Common Stock and shares issuable upon exercise of warrants to purchase 218,334 shares of Common Stock and 40,813,182 shares of Common Stock not being sold as part of this offering. Charles W. Allen is our Chief Executive Officer, Chief Financial Officer and Chairman.

(33)	8,750,000 shares consist of 2,500,000 shares of Common Stock and shares issuable upon exercise of warrants to purchase 6,250,000 shares of Common Stock.

(34)	805,000 shares consist of 230,000 shares of Common Stock and shares issuable upon exercise of warrants to purchase 575,000 shares of Common Stock.

(35)	700,000 shares consist of 200,000 shares of Common Stock and shares issuable upon exercise of warrants to purchase 500,000 shares of Common Stock.

(36)	2,560,741 shares consist of 1,050,000 shares of Common Stock and shares issuable upon exercise of warrants to purchase 125,000 shares of Common Stock and 1,385,741 shares of Common Stock not being sold as part of this offering. Timothy Andrew Sidie is our former Chief Technology Officer.

(37)	Richard Cohen has voting and dispositive power over shares held by Chord Advisors, LLC.

(38)	315,233 shares consist of 1,454,242 shares of Common Stock and shares issuable upon exercise of warrants to purchase 1,166,668 shares of Common Stock.

(39)	Gregory Sichenzia, Marc J. Ross, Richard A. Friedman, Michael Ference, Thomas A. Rose, Jeffrey Fessler, Harvey Kesner, Benjamin Tan, Andrea Cataneo and Darrin M. Ocasio have shared voting and dispositive power over the shares of Common Stock held by Sichenzia Ross Friedman Ference LLP.

(40)	450,000 shares consist of 326,923 shares of Common Stock issued for services and 123,077 acquired in a private transaction.

(41)	Thomas Walsh has voting and dispositive power over shares held by Alliance Funds LLC.

(42)	98,910 shares consist of 98,910 shares of Common Stock issued for services.

(43)	200,000 shares consist of 200,000 shares of Common Stock originally issued in the Share Exchange.

(44)	David Gentry has voting and dispositive power over shares held by RedChip Companies Inc.

(45)	500,000 shares consist of 500,000 shares issuable upon exercise of warrants issued for services.

(46)	The selling stockholder or the individual deemed to hold voting and dispositive power over the selling stockholder is an affiliate of a broker-dealer. The selling stockholder acquired the securities in the ordinary course of business and at the time of such acquisition, did not have any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

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PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on The OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

The validity of the securities being offered by this prospectus been passed upon for us by Sichenzia Ross Friedman Ference LL New York, New York. Sichenzia Ross Friedman Ference LLP is the beneficial holder of 450,000 shares of Common Stock, which shares are being registered pursuant to this prospectus.

EXPERTS

The financial statements of BTCS Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2014 and for the period from July 28, 2013 (inception) through December 31, 2013, which included an explanatory paragraph about BTCS Inc.’s ability to continue as a going concern included in this registration statement have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In February 2015, the Company issued 326,923 shares of Common Stock issued to Sichenzia Ross Friedman Ference LLP, our counsel, in lieu of cash payment for legal services.

Changes in Registrant’s Certifying Accountant

On April 1, 2014, we dismissed our independent registered public accounting firm Edward Richardson Jr., CPA (“Richardson”). The dismissal was approved by our Board of Directors (“Board”).

Richardson’s reports on our financial statements for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the fiscal years ended December 31, 2013 and 2012 and through April 1, 2014, there were (1) no disagreements with Richardson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Richardson would have caused Richardson to make reference to the subject matter of the disagreement(s) in connection with its reports; and (2) no reportable events as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

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On April 1, 2014, we engaged Marcum LLP (“Marcum”) as our independent registered public accountant. The engagement was approved by the Board. During the fiscal years ended December 31, 2013 and 2012 and through April 1, 2014, we did not consult with Marcum regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on our financial statements, (3) written or oral advice provided that would be an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between us and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

79

80

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Bitcoin Shop, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Bitcoin Shop, Inc. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of  operations, stockholders’ equity and cash flows for the year ended December 31, 2014 and for the period from July 28, 2013 (inception) through December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bitcoin Shop, Inc. and Subsidiaries, as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the year ended December 31, 2014 and for the period from July 28, 2013 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
Marcum llp
New York, NY
April 15, 2015

F-1

Bitcoin Shop Inc.

Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
Assets:
Current assets:
Cash	$5,403	$9,052
Digital currencies	16,040	22,959
Prepaid expense and other current assets	46,654	-
Total current assets	68,097	32,011

Other assets:
Property and equipment, net	190,190	3,556
Websites	10,700	-
Deposits	4,815	-
Total other assets	205,705	3,556

Total Assets	$273,802	$35,567

Liabilities and Stockholders’ Equity:
Accounts payable and accrued expense	$258,130	$6,603
Customer deposits	-	4,263
Short term loan from related party	7,990	-
Total current liabilities	266,120	10,866

Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized at $0.001 par value:
Series C Convertible Preferred: 2,200,000 and 0 shares issued and outstanding, respectively Liquidation preference $0.001 per share	2,200	-
Common stock, 975,000,000 shares authorized at $0.001 par value, 153,186,804 and 100,773,923 shares issued and outstanding, respectively	153,187	100,774
Treasury stock, at cost, 12,750,000 shares at December 31, 2014	(2,491)	-
Additional paid in capital	14,594,677	(93,198)
(Accumulated deficit)/Retained earnings	(14,739,891)	17,125
Total stockholders’ equity	7,682	24,701

Total Liabilities and Stockholders’ Equity	$273,802	$35,567

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Bitcoin Shop Inc.

Consolidated Statement of Operations

	For the Year Ended December 31, 2014	For the Period from July 28, 2013 (Inception) through December 31, 2013
Revenues
E-commerce	$20,405	$29,328
Transaction verification serivces	17,809	-
Total revenues	38,214	29,328
Cost of goods sold	(6,746)	-
Gross profit	31,468	29,328

Operating expenses:
Marketing	94,820	8,206
General and administrative	14,220,905	2,089
Change in fair value of digital currencies	132,916	1,908
Impairment loss	544,800	-
Total operating expenses	14,993,441	12,203

Net (loss) income from operations	(14,961,973)	17,125

Other income:
Fair value adjustments for warrant liabilities	204,957	-
Total other income	204,957	-

Net (loss) income	$(14,757,016)	$17,125

Net loss per share, basic and diluted	$(0.11)	$0.00

Weighted average number of shares outstanding
Basic and diluted	136,068,793	100,773,923

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Bitcoin Shop Inc.

Consolidated Statement of Cash Flows

	For the Year Ended December 31, 2014	For the Period from July 28, 2013 (Inception) through December 31, 2013
Net Cash flows used from operating activities:
Net (loss) income	$(14,757,016)	$17,125
Adjustments to reconcile net loss (income) to net cash (used in) provided by operating activities:
Depreciation and amortization expenses	26,683	444
Stock based compensation	13,126,445	-
Change in fair value of digital currencies	132,916	(1,908)
Fair value adjustments for warrant liabilities	(204,957)	-
Impairment loss	544,800	-
Changes in operating assets and liabilities:
Digital currencies	(125,997)	(21,051)
Prepaid expense	(46,654)	-
Accounts payable	246,740	6,603
Customer deposits	(4,263)	4,263
Net cash (used in) provided by operating activities	(1,061,303)	5,476

Net cash used in investing activities:
Purchase of intangible assets	(15,468)	-
Purchase of property and equipment	(345,355)	(4,000)
Deposits	(4,815)	-
Investments at cost	(400,004)	-
Net cash used in investing activities	(765,642)	(4,000)

Net cash provided by financing activities:
Proceeds from the former members of BCSLLC	8,000	7,576
Common stock repurchase	(2,491)	-
Net proceeds from issuance of Private Placement Units	1,813,000	-
Overdraft liability	4,787
Net cash provided by financing activities	1,823,296	7,576

Net (decrease) increase in cash	(3,649)	9,052
Cash, beginning of period	9,052	-
Cash, end of period	$5,403	$9,052

Supplemental disclosure of non-cash financing and investing activities:
Reclassification of derivative liability warrant to additional paid in capital	$22,282	$-
Short term loan from related party for purchase of equipment	$7,990	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Bitcoin Shop Inc.

Consolidated Statement of Stockholders’ Equity

For the year ended December 31, 2014 and for the period from July 28, 2013 (Inception) through December 31, 2013

	Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in	Retained Earnings (Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit)	Equity
Balance - July 28, 2013 (Inception)	-	$-	-	$-	-	$-	-	$-	$-	$-	$-
Capital contribution by member	-	-	-	-	100,773,923	100,774	-	-	(93,198)	-	7,576
Net income	-	-	-	-	-	-	-	-	-	17,125	17,125
Balance December 31, 2013	-	-	-	-	100,773,923	100,774	-	-	(93,198)	17,125	24,701
Net assets outstanding at time the reverse merger was completed	400,000	400	-	-	10,762,881	10,763	-	-	(11,163)	-	-
Capital contribution by member	-	-	-	-	-	-	-	-	8,000	-	8,000
Issuance of Series C - 3,750,000 Private Placement Units	-	-	3,750,000	3,750	-	-	-	-	1,871,250	-	1,875,000
Issuance cost - Private Placement Units									(62,000)		(62,000)
Warrant liability - 1,875,000 warrants issued in connection with Series C	-	-	-	-	-	-	-	-	(227,239)	-	(227,239)
Stock based compensation	-	-	-	-	-	-	-	-	13,126,445	-	13,126,445
Common stock repurchase	-	-	-	-	-	-	(12,750,000)	(2,491)	-	-	(2,491)
Reclassification of derivative liability warrant	-	-	-	-	-	-			22,282		22,282
Conversion of Serise C Convertible Preferred to common stock	-	-	(1,550,000)	(1,550)	1,550,000	1,550	-	-	-	-	-
Conversion of Series B Convertible Preferred to common stock	(400,000)	(400)	-	-	40,000,000	40,000	-	-	(39,600)	-	-
Exchange warrants for common stock	-	-	-	-	100,000	100	-	-	(100)	-	-
Net loss	-	-	-	-	-	-	-	-	-	(14,757,016)	(14,757,016)
Balance December 31, 2014	-	$-	2,200,000	$2,200	153,186,804	$153,187	(12,750,000)	$(2,491)	$14,594,677	$(14,739,891)	$7,682

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BITCOIN SHOP, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2014 AND FOR THE PERIOD FROM JULY 28, 2013 (INCEPTION)
THROUGH DECEMBER 31, 2013

Note 1 – Business Organization and Nature of Operations

Bitcoin Shop, Inc. (formerly TouchIt Technologies, Inc.), a Nevada Corporation (the “Company”) in February 2014 entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using digital currencies, including bitcoin and is building a diversified company with operations  in the digital currency ecosystem.  In January 2015 the Company began a rebranding campaign using its BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect its broadened strategy.  The Company released its new website which included broader information on its strategy, access to its ecommerce site, and launching an invite only beta version of its multi-sig secure storage solution (digital wallet).

The Company was incorporated in the State of Nevada in 2008 under the name “Hotel Management Systems, Inc.”.  On February 5, 2014, the Company entered into an Exchange Agreement with BitcoinShop.us, LLC, a Maryland limited liability company (“BCSLLC”), and the holders of the membership interests in BCSLLC.  Upon closing of the Share Exchange, Bitcoinshop Members transferred all the outstanding membership interests of Bitcoinshop to the Company in exchange for an aggregate of 100,773,923 shares of the Company’s common stock (the “Reverse Merger”).  As a result, Bitcoinshop became a wholly-owned subsidiary of the Company.  Immediately following the Share Exchange with Bitcoinshop, the Company discontinued its business as manufacturer of touch screen and touch board products, interactive whiteboard displays and large touch-screens.

The Company is an early entrant in the digital currency market and one of the first U.S. publicly traded companies to be involved with digital currencies.  The Company aims to enable users to engage in the digital currency ecosystem through one point of access — a universal digital currency platform.  The Company plans to design and build this platform under the brand “Blockchain Technology Consumer Solutions,” or “BTCS.”  The Company currently operates a beta ecommerce marketplace which already accepts a variety of digital currencies, has designed a beta secure digital currency storage solution BTCS Wallet, and has been expanding its transaction verification services business, recently adding servers capable of generating bitcoins (i.e. bitcoin mining).  In the short term, the Company believes its transaction verification services business will be a growing source of revenue for it.

Note 2 – Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, BCSLLC and BTCS Acquisition Corp.  Subsequent to year-end, BTCS Acquisition Corp changed its name to BTCS Digital Manufacturing. The Company maintains its books of account and prepares consolidated financial statements in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”).  The Company’s fiscal year ends on December 31.  All significant intercompany balances and transactions have been eliminated in consolidation.

Note 3 - Liquidity, Financial Condition and Management’s Plans

The Company has commenced its planned operations but had limited operating activities to date.  The Company has financed its operations from inception using proceeds received from capital contributions made by its members and proceeds in financing transactions.  On February 6, 2014, the Company raised $1.875 million of capital in a private placement transaction.  Notwithstanding, the Company has limited revenues, limited capital resources and is subject to all of the risks and uncertainties that are typical of an early stage enterprise.  Significant uncertainties include, among others, whether the Company will be able to raise the capital it needs to finance its longer term operations and whether such operations, if launched, will enable the Company to sustain operations as a profitable enterprise.

The Company used approximately $1 million of cash in its operating activities for the year ended December 31, 2014.  The Company incurred a $14.7 million net loss for the year ended December 31, 2014.  The Company had cash of $5,403 as of December 31, 2014, and a working capital deficiency of approximately $198,023 at December 31, 2014.  The Company expects to incur losses into the foreseeable future as it undertakes its efforts to execute its business plans.

The Company will require significant additional capital to sustain its short-term operations and make the investments it needs to execute its longer term business plan.  The Company’s existing liquidity is not sufficient to fund its operations and anticipated capital expenditures for the foreseeable future.   If the Company attempts to obtain additional debt or equity financing, it cannot provide assurance that such financing will be available to the Company on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern.  The consolidated financial statements have been prepared assuming the Company will continue as a going concern.  The Company has not made adjustments to the accompanying consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern.

F-6

The Company continues to incur ongoing administrative and other expenses, including public company expenses, in excess of corresponding (non-financing related) revenue.  While the Company continues to implement its business strategy, it intends to finance its activities through:

●	managing current cash and cash equivalents on hand from the Company’s past equity offerings,

●	seeking additional funds raised through the sale of additional securities in the future, and

●	increasing revenue from its bitcoin mining strategy.

Note 4 - Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements is as follows:

Digital Currencies Translations and Remeasurements

The Company accounts for digital currencies, which it considers to be an operating asset, at their initial cost and subsequently remeasures the carrying amounts of digital currencies it owns at each reporting date based on their current fair value.  The changes in the fair value of digital currencies are included as a component of income or loss from operations.  The Company currently classifies digital currencies as a current asset.  Digital currencies are considered a crypto-currency and the Company receives deposits in various kinds of digital currencies including but not limited to bitcoins, litecoins and dogecoins from customer trade transactions.  The Company when necessary, will issue refunds in digital currencies and, at its discretion, make payments to vendors in digital currencies, if and when such vendors accept digital currencies as payment.

The Company obtains the equivalency rate of bitcoins to USD from various exchanges including, Bitstamp and Coinbase.  The equivalency rate obtained from these sources represents a generally well recognized quoted price in an active market for bitcoins, which market and related database are accessible to the Company on an ongoing basis.

In March of 2014, the Company began accepting litecoins and dogecoins.  Currently, the Company determines the value of bitcoins, litecoins and dogecoins (for the purpose of e-commerce sales) from GoCoin LLC, the payment processor that enables the Company to accept these digital currencies as payments from its customers for goods.

The Bitcoin Price Index was $458.50, $639.36, $386.27 and $319.70 as of March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively.

Property and Equipment

Internally Developed Software

Internally developed software consisting of the core technology that allows the Company to interface with vendors in order to display up-to-date inventory, and present prices in bitcoin, litecoin, or dogecoin according to the GoCoin US Dollars exchange rates. The Company accounts for computer software used in the business in accordance with ASC 350 “Intangibles-Goodwill and Other”. ASC 350 requires computer software costs associated with internal use software to be charged to operations as incurred until certain capitalization criteria are met. Costs incurred during the preliminary project stage and the post-implementation stages are expensed as incurred. Certain qualifying costs incurred during the application development stage are capitalized as property, equipment and software. These costs generally consist of internal labor during configuration, coding, and testing activities. Capitalization begins when (i) the preliminary project stage is complete, (ii) management with the relevant authority authorizes and commits to the funding of the software project, and (iii) it is probable both that the project will be completed and that the software will be used to perform the function intended.

The Company redirected its focus from its e-commerce marketplace efforts to its transaction verification services business during the third quarter and fourth quarter in 2014.  Revenue generated from the historical e-commerce marketplace business, net of refunds amounted to $2,799 for the year ended December 31, 2014 while net capitalized software costs prior to recording an impairment charge amounted to $144,796.  The Company is unable to conclude that undiscounted cash flows on the remaining useful life of this asset will be sufficient to support the carrying amount of this asset or that a market exists to this type of asset to support anything more than a nominal fair value. Accordingly, the Company recorded a $144,796 during the fourth quarter of 2014.

Transaction Verification Servers

Management has assessed the basis of depreciation of the Company’s transaction verification servers used to verify digital currency transactions and generate digital currencies and believes they should be depreciated over a 2 year period.  The rate at which the Company generates bitcoins and, therefore, consumes the economic benefits of its transaction verification servers are influenced by a number of factors including the following:

F-7

●	the complexity of the transaction verification process which is driven by the algorithms contained within the bitcoin open source software;

●	the general availability of appropriate computer processing capacity on a global basis (commonly referred to in the industry as hashing capacity which is measured in Petahash units); and

●	technological obsolescence reflecting rapid development in the transaction verification server industry such that more recently developed hardware is more economically efficient to run in terms of bitcoins generated as a function of operating costs, primarily power costs i.e. the speed of hardware evolution in the industry is such that later hardware models generally have faster processing capacity combined with lower operating costs and a lower cost of purchase.

Because of both the Company’s and the industry’s relatively short life cycle to date management has only limited data available to it.  Furthermore the data available also includes data derived from the use of economic modeling to forecast future bitcoin generation and the assumptions included in such forecasts, including bitcoin price and network difficulty, are derived from management assumptions which are inherently judgmental.  Based on current data available to it management has determined that a 2 year diminishing value best reflects the current expected useful life of transaction verification servers.  This assessment takes into consideration the recent plateau in difficulty level.  Management will review this estimate annually and will revise such estimates as and when data comes available.

To the extent that any of the assumptions underlying management’s estimate of the useful life of its transaction verification servers are subject to revision in a future reporting period either as a result of changes in circumstances or through the availability of better data then in future the rate of depreciation may change impacting both the depreciation expense charged to the profit or loss and the carrying value of transaction verification servers.

Intangible Asset

The Company has applied the provision of ASC topic 350-50-50 Intangible - Goodwill and Other/Website Development Costs, in accounting for its costs incurred to purchase its website.  Capitalized website costs are being amortized by the straight line method over an estimated useful life of 3 years.  Amortization cost was $4,768 and $0 for the year ended December 31, 2014 and for the period from July 28, 2013 (inception) through December 31, 2013, respectively.

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Due to inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in these estimates. On an ongoing basis, the Company evaluates its estimates and assumptions. These estimates and assumptions include valuing equity securities in share-based payment arrangements, estimating the provision for income taxes, estimating the fair value of equity instruments recorded as derivative liabilities, useful lives of depreciable assets and whether impairment charges may apply.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 104 for revenue recognition and Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.”  Accordingly, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

E-commerce Marketplace Business

The Company’s e-commerce marketplace revenue is derived from processing fees and the markup of goods purchased by customers through orders originated through the Company’s website.  The Company recognizes revenues from the origination of the orders upon receiving confirmation that the third party vendors’ fulfillment process (delivery to customer) is complete. Customer deposits represents orders originated and digital currency payments received for orders that are not yet fulfilled. The Company had no open orders at December 31, 2014.

The Company has determined that it is not the primary obligor in any of the sales transactions it originates. The Company does not (i) have general inventory risk with respect to any of the goods that its customers purchase, (ii) take title to, or bear the risk of loss for, any goods that third party vendors ship to its customers, (iii) participate in the fulfillment of the sale, (iv) make representations regarding the suitability of products for its customers purposes, (v) modify any of the products purchased, or (vi) assume credit risk. Accordingly, the Company has determined, based on the weight of available evidence, that it is appropriate to record revenues on a net basis, which is equal to the amount of the processing fees, it earns plus the mark-up.

F-8

Transaction Verification Services Business

Revenue for the Company’s transaction verification services business is recognized when the bitcoins are received in our digital wallet and are booked at the prevailing market price on the day of receipt as reported by Coinbase.

Income Taxes

As a result of the Reverse Merger, beginning on February 5, 2014, the Company is taxed as a C Corporation. Prior to the merger, the Company was a limited liability company, whereby the Company elected to be taxed as a partnership and the income or loss was reported by each respective member on their separate income tax returns. Therefore, no provision for income taxes has been provided in the accompanying consolidated financial statements for periods prior to February 5, 2014.

The Company recognizes income taxes on an accrual basis based on tax positions taken or expected to be taken in its tax returns. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon examination by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all, or some portion, of such assets will more than likely not be realized. Should they occur, the Company’s policy is to classify interest and penalties related to tax positions as income tax expense.  Since the Company’s inception, no such interest or penalties have been incurred, however prior to February 5, 2014, the Company was a limited liability company and the Company’s tax losses and credits generally flowed directly to the members.

Fair Value – Definition and Hierarchy

In accordance with U.S. GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction in the principal or most advantageous market between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. In accordance with U.S. GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The valuation techniques are consistent with the market, cost or income approaches to measuring fair value. If more than one valuation technique is used to measure fair value, the results are evaluated considering the reasonableness of the range of values indicated by those results. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 securities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for assets and liabilities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

F-9

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many securities. This condition could cause assets and liabilities to be reclassified to a lower level within the fair value hierarchy.

The Company considers transfers between the levels within the fair value hierarchy when circumstances surrounding the fair value for a particular assets and liabilities conform to a different level of the fair value hierarchy than as previously reported. Whenever circumstances occur, whereby there is a transfer within the fair value hierarchy, the Company considers the date the event or change in circumstances occurred which caused the transfer.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Advertising Expense

Advertisement costs are expensed as incurred and included in marketing expenses.  Advertising expenses amounted to $94,820 and $5,052 for the year ended December 31, 2014 and for the period from July 28, 2013 (inception) through December 31, 2013, respectively.

Earnings per Share

Basic earnings per share (“EPS”) is computed by dividing net loss applicable to common stock by the weighted-average number of common shares outstanding during the period.

For purposes of calculating basic and diluted earnings per share, vested restricted stock awards are considered outstanding. Under the treasury stock method, diluted EPS reflects the potential dilution that could occur if securities or other instruments that are convertible into common stock were exercised or could result in the issuance of common stock. The following financial instruments were not included in the diluted loss per share calculation for the year ended December 31, 2014 because their effect was anti-dilutive:

As of
December 31, 2014
Stock options	12,450,000
Warrants	875,000
Series C Convertible Preferred	2,200,000
Excluded potentially dilutive securities	15,525,000

Investment at Cost

On March 20, 2014, the Company invested $150,000 into Series A preferred units of GoCoin, LLC (“GoCoin”). GoCoin is an international payment processor that enables merchants to accept bitcoin, litecoin and dogecoin payments at the point of checkout in e-commerce transaction.  The investment was carried at cost in the accompanying consolidated balance sheet.  The Company did not maintain significant influence.

On May 9, 2014, the Company invested $50,000 into Series Seed preferred units of Bitvault, Inc (“Bitvault”). The Company does not maintain significant influence. The investment was carried at cost in the accompanying consolidated balance sheet.

F-10

On October 2, 2014, the Company entered into a Subscription Agreement (the “Agreement”) with Coin Outlet Inc. (“Coin Outlet”) pursuant to which the Company purchased from Coin Outlet 8,334 Units, at $6.00 per Unit, for an aggregate purchase price of $50,004.  Each Unit consists of (i) one share of Coin Outlet’s common stock, and (ii) a warrant to purchase two (2) shares of Coin Outlet’s common stock at an exercise price of $6.00 per share which expires on December 31, 2015 (the “Warrant”).

As further incentive for the Company to enter into the Agreement, the Company, Coin Outlet and its shareholders (the “Holders”) entered into an option agreement with the Company (the “Option”).  Pursuant to the Option agreement the Company shall have the option in one or more transactions to obtain up to 75,448 shares in Coin Outlet (or approximately 7.4% of the total shares of Coin Outlet issued and outstanding immediately prior to this transaction) (the “CO Shares”) in exchange for up to an aggregate of 3,500,000 newly issued shares of common stock of the Company (the “BTCS Shares”).  Both the CO Shares and BTCS Shares shall be adjusted to account for certain reclassifications and adjustments as set forth in the Option agreement.  Pursuant to the Option agreement the Option will automatically be exercised, subject to a standard material adverse effect clause, in full on August 15, 2015.

The Holders further agreed to enter into a lock-up agreement with the Company with respect to any BTCS Shares received (the “Lockup Agreement”).  Pursuant to the Lockup Agreement the Holders are prohibited from the sale of any BTCS Shares until after February 5, 2017.  Immediately prior to the transaction Coin Outlet’s share structure consisted of 1,000,000 shares of common stock, and no other equity or equity linked securities were issued or outstanding.  After giving effect to the Unit purchase the Company will own 0.83% of Coin Outlet and if the Warrant and Option are exercised in full the Company would own 9.8% of Coin Outlet.

During the 4th quarter of 2014, the Company assessed impairment for these investments and determined that these investments are not recoverable and as such fully impaired them due to the steady price decline in Bitcoins throughout 2014.  The Bitcoin Price Index was $639.36, $386.27 and $319.70 as of June 30, 2014, September 30, 2014 and December 31, 2014, respectively. Total impairment was $150,000 for GoCoin, $50,000 for Bitvault and $50,004 for Coin Outlet.

Note Receivable

On July 10, 2014, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Express Technologies, Inc. (“Express Technologies”) pursuant to which the Company purchased a note receivable in the principal amount of $150,000 (the “Note”). The note receivable was carried at cost in the accompanying consolidated balance sheet. The Note accrues interest at 5% per annum and matures on July 10, 2015.  Upon the occurrence of Express Technologies’ next preferred equity financing in which Express Technologies receives gross proceeds of at least $750,000 (the “Financing”), the entire outstanding principal amount and accrued but unpaid interest (the “Conversion Amount”) on the Note shall automatically be converted into such number of shares of Express Technologies’ preferred equity equal to the greater of (A) the Conversion Amount divided by the product of: (i) the per share price of the securities offered in the Financing and (ii) 0.85 and (B) the Conversion Amount divided by an amount equal to $9,000,000 divided by Express Technologies’ Fully Diluted Capitalization (as defined in the Note).  In the event a Financing does not occur prior to the maturity of the Note, the Company may elect to convert the Note into such number of shares of common stock as shall equal: (A) the Conversion Amount as of the Maturity Date divided by (B) an amount equal to $9,000,000 divided by Express Technologies’ Fully Diluted Capitalization immediately prior to the Maturity Date. The conversion option does not have to be bifurcated as it does not meet the definition of a derivative (not readily convertible into cash).  During the 4th quarter of 2014, the Company assessed impairment for this asset and determined that it was impaired due to the steady price decline in Bitcoins throughout 2014.  The Bitcoin Price Index was $639.36, $386.27 and $319.70 as of June 30, 2014, September 30, 2014 and December 31, 2014, respectively.  Total impairment was $150,000 for this Note.

Preferred Stock

The Company applies the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity. The Company’s preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within the Company’s control as of December 31, 2014. Accordingly all issuances of preferred stock are presented as a component of consolidated stockholders’ equity.

Convertible Instruments

The Company has evaluated the Series C Convertible Preferred Stock (“Preferred Stock”) conversion component of the Private Placement and determined it should be considered an “equity host” and not a “debt host” as defined by ASC 815, Derivatives and Hedging. This evaluation is necessary in order to determine if any embedded features require bifurcation and, therefore, separate accounting as a derivative liability. The Company’s analysis followed the “whole instrument approach,” which compares an individual feature against the entire preferred stock instrument which includes that feature. The Company’s analysis was based on a consideration of the Preferred Stock’s economic characteristics and risks and more specifically evaluated all the stated and implied substantive terms and features including (i) whether the Preferred Stock included redemption features, (ii) whether the preferred stockholders were entitled to dividends, (iii) the voting rights of the Preferred Stock and (iv) the existence and nature of any conversion rights. As a result of the Company’s determination that the Preferred Stock is an ”equity host,” the embedded conversion feature is not considered a derivative liability.

F-11

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, 2014-09, Revenue from Contracts with Customers, which updates the principles for recognizing revenue. ASU 2014-09 also amends the required disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.  ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period.  The Company is evaluating the potential impacts of the adoption of this standard on its consolidated financial statements.

The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The guidance, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP.  The Company has elected to early adopt the provisions of ASU 2014-15 in connection with the issuance of these consolidated financial statements.

In November 2014, the FASB issued Accounting Standards Update 2014-16, “Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity” (“ASU 2014-16”), which clarifies how to evaluate the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share.  Specifically, ASU 2014-16 requires that an entity consider all relevant terms and features in evaluating the nature of the host contract and clarifies that the nature of the host contract depends upon the economic characteristics and the risks of the entire hybrid financial instrument.  An entity should assess the substance of the relevant terms and features, including the relative strength of the debt-like or equity-like terms and features given the facts and circumstances, when considering how to weight those terms and features.  ASU 2014-16 is effective for public businesses for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard on its consolidated financial statements.

Subsequent events

Subsequent events have been evaluated through the date of this filing.

Note 5 – Property and Equipment

Property and equipment consist of the following at December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Equipment	$14,189	$4,000
Computer	3,469	-
Transaction verification servers	194,891	-
	212,549	4,000
Accumulated depreciation	(22,359)	(444)
Property and equipment, net	$190,190	$3,556

Depreciation expense is approximately $21,915 and $444 for the year ended December 31, 2014 and for the period from July 28, 2013 (inception) through December 31, 2013, respectively.

F-12

Note 6 – Stockholders’ Equity

On January 13, 2014, pursuant to the first amendment to BCSLLC’s operating agreement, BCSLLC admitted three new members in exchange for aggregate capital contributions amounting to $8,000 representing 51,758,563 of common stock.

The Series B Designation provides authorization for the issuance of 400,000 shares of Series B preferred stock, par value $0.001 (the “Series B Preferred Stock”).  Each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Company and shall be entitled to the number of votes for each share of Series B Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter equal to the number of shares of common stock such shares of Series B Preferred Stock are convertible into at such time, but not in excess of the conversion limitations.  Each holder of Series B Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series B Preferred Stock into fully paid and non-assessable shares of common stock in an amount equal to one hundred (100) shares of common stock for each one (1) share of Series B Preferred Stock surrendered.  However, at no time may all or a portion of shares of Series B Preferred Stock be converted if the number of shares of common stock to be issued pursuant to such conversion which would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder) more than 9.99% of all of the common Stock outstanding at such time (the “9.99% Beneficial Ownership Limitation”).  By written notice to the Company, any holder of Series B Preferred Stock may increase or decrease the 9.99% Beneficial Ownership Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such holder of Series B Preferred Stock sending such notice and not to any other holder of Series B Preferred Stock; provided further, that the Company acknowledges that, notwithstanding the foregoing, certain current holders of Series B Preferred Stock have elected to have the 9.99% Beneficial Ownership Limitation to initially be 4.99%. During the nine months ended September 30, 2014, the Company converted 400,000 shares of Series B Preferred stock into 40,000,000 shares of common stock.  There is no outstanding Series B Preferred stock outstanding as of December 31, 2014.

On February 6, 2014, following the completion of the merger and recapitalization transaction the Company, sold an aggregate of 3,750,000 units in a private placement (the “Private Placement”) of its securities to certain investors at a purchase price of $0.50 per unit pursuant to subscription agreements for an aggregate purchase price of $1,875,000.  The units in the Private Placement consisted of (i) one share of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share, which is convertible into one (1) share of common stock and (ii) a three year warrant to purchase 0.5 share of common stock at an exercise price of $1.00 per share.  Additionally, the shares of common stock issuable upon conversion of Series C Preferred Stock and common stock issuable upon exercise of the warrants are subject to “piggy-back” and “demand” registration rights until such shares of Common Stock may be sold under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  Each share of the Series C Preferred Stock is convertible into one (1) share of common stock and has a stated value of $0.001.  The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series C Preferred Stock, provided further, that the Company acknowledges that, notwithstanding the foregoing, certain current holders of Series C Preferred Stock have elected to have the 9.99% Beneficial Ownership Limitation to initially be 4.99%. Each share of the Series C Preferred Stock is entitled to the number of votes equal to the number of shares of common stock such share is convertible into at such time, but not in excess of the beneficial ownership limitation.  Each warrant is exercisable into a share of common stock at an exercise price of $1.00 per share.  The warrant may be exercised on a cashless basis. The Company is prohibited from effecting the exercise of warrant to the extent that, as a result of such exercise, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the exercise of the warrant. Offering costs of $62,000 associated with the Private Placement Units were recorded as component of stockholders’ equity. The calculation of the effective conversion amount did not result in a beneficial conversion feature (“BCF”) because the effective conversion price equaled the Company’s stock price on the date of issuance, therefore no BCF was recorded.

In June 2014, the Company and the holders of the warrants agreed to waive their Most Favored Nations Provision.  As a result of this waiver the Company reclassified $22,282 from derivative liabilities on warrants to additional paid in capital.

On July 16, 2014, the Company converted 1,550,000 shares of Series C preferred Stock to 1,550,000 shares of common stock.

On August 26, 2014, 1,000,000 warrants were exchanged by multiple warrant holders for 100,000 shares of common stock.

F-13

On October 21, 2014, the Company entered into a Share Redemption Agreement and Release (the “Redemption Agreement”) with each of Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman, Charles Kiser, its Chief Marketing Officer and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the “Company Officers”) pursuant to which the Company Officers agreed to return an aggregate of 12,750,000 shares of the Company’s common stock, par value $0.001 per share, held by them to the Company for cancellation in consideration for an aggregate payment of $2,491.

Demand Registration Rights.

The shares of Common Stock issuable upon conversion of Series C Shares or the warrant underlying the units sold in the Private Placement are subject to “piggy-back” and “demand” registration rights until such shares of Common Stock may be sold under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”).  The Company shall pay to holders a fee of 0.25% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 3%, (i) following the filing date that the registration statement has not been filed and (ii) following the effectiveness date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission pursuant to its authority with respect to “Rule 415”, and the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the Commission. If during the effectiveness period, the number of registerable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a registration statement, the Company shall file as soon as reasonably practicable an additional registration statement covering the resale of not less than the number of such registerable securities.

The Company accounts for obligations under the Registration Rights Agreement in accordance with ASC 450 “Contingencies,” which requires the Company to record a liability if the contingent loss is probable and the amount can be estimated.  At December 31, 2014, the Company has not recorded a liability pertaining to the Company’s obligations under the Registration Rights Agreement because the amount is not deemed probable (the Company’s shares are currently eligible to be sold under Rule 144 the Securities Act.

Note 7 – Fair Value Measurements

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy.

The following table presents information about the Company’s liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of December 31, 2014:

	Fair value measured at December 31, 2014
	Total carrying value at December 31, 2014	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Digital Currencies	$16,040	$16,040	$-	$-

	Fair value measured at December 31, 2013
	Total carrying value at December 31, 2013	Quoted prices in active markets 5 (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Digital Currencies	$22,959	$22,959	$-	$-

F-14

There were no transfers between Level 1, 2 or 3 during the year ended December 31, 2014 and for the period ended July 28, 2013 (inception) through December 31, 2013, respectively.

The following table presents additional information about Level 3 assets and liabilities measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for assets and liabilities within the Level 3 category may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

Changes in Level 3 liabilities measured at fair value for the twelve months ended December 31, 2014:

Balance - January 1, 2014	$-
Fair value of warrant liability on date of issuance (February 6, 2014)	227,239
Change in fair value of warrant liability immediately before reclassification	(204,957)
Reclassification of derivative liability warrant	(22,282)
Balance - December 31, 2014	$-

F-15

A summary of quantitative information with respect to valuation methodology, estimated using a probability-weighted Black-Scholes option pricing model, which is comparable to a Binomial option pricing model, and significant unobservable inputs used for the Company’s warrant liabilities that are categorized within Level 3 of the fair value hierarchy for the year ended December 31, 2014 is as follows:

Date of valuation	February 6, 2014	March 31, 2014	June 30, 2014
Fair value of common stock	$0.44	$0.32	0.17
Dividend yield (per share)	0.00%	0.00%	0.00%
Strike price	$1.00	$1.00	1.00
Volatility (annual)	74%	74%	71%
Risk-free rate	0.66%	0.93%	0.88%
Expected life (years)	3.0	2.9	2.7

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Management.

Note 8 – Stock Based Compensation

2014 Equity Incentive Plan

On January 30, 2014, the Board of Directors of the Company approved and authorized the adoption of the 2014 Equity Incentive Plan (the “2014 Plan”).  The purpose of the 2014 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The 2014 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2014 Plan, either the Board or a board committee is authorized to administer the plan, including determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards.  Unless earlier terminated by the Board, the Plan shall terminate at the close of business on January 30, 2024.  Up to 15,503,680 shares of common stock are issuable pursuant to awards under the 2014 Plan.

On February 5, 2014, the Company granted Charles Allen, the Company’s Chief Executive Officer and Chief Financial Officer, a five year stock option to purchase up to 1,550,368 shares of the Company’s common stock at an exercise price of $0.50 per share in connection with his employment with the Company. The options vest in twelve equal monthly installments, beginning on the one year anniversary of the date of issuance and every one month anniversary thereafter.

On February 5, 2014, the Company granted Michal Handerhan, the Company’s Chief Operating Officer and Chairman, a five year stock option to purchase up to 1,550,368 shares of the Company’s common stock at an exercise price of $0.50 per share in connection with his employment with the Company. The options vest in twelve equal monthly installments, beginning on the one year anniversary of the date of issuance and every one month anniversary thereafter.

On February 5, 2014, the Company granted Timothy Sidie, the Company’s former Chief Technology Officer, a five year stock option to purchase up to 1,550,368 shares of the Company’s common stock at an exercise price of $0.50 per share in connection with his employment with the Company. The options vest in twelve equal monthly installments, beginning on the one year anniversary of the date of issuance and every one month anniversary thereafter.

On February 5, 2014, the Company granted Charles A. Kiser, the Company’s Chief Executive Officer and Chief Financial Officer, a five year stock option to purchase up to 1,550,368 shares of the Company’s common stock at an exercise price of $0.50 per share in connection with his employment with the Company. The options vest in twelve equal monthly installments, beginning on the one year anniversary of the date of issuance and every one month anniversary thereafter.

On November 7, 2014, the Company entered into an Option Cancellation and Release Agreement (each, a “Cancellation Agreement”) with each of Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman, Charles Kiser, its Chief Marketing Officer, Michal Handerhan, its Chief Operating Officer and corporate secretary and Timothy Sidie, its former Chief Technology Officer (collectively, the “Company Option Holders”) pursuant to which each of the Company Option Holders agreed to return to the Company for cancellation, options to purchase up to 1,550,368 shares (or 6,201,472 shares in the aggregate) of the Company’s common stock, par value $0.001 per share, with an exercise price of $0.50, held by them.

Mr. Kiser’s and Mr. Sidie’s 3,100,736 shares of options were canceled without replacement, and the amortization of the unrecognized stock compensation expenses were accelerated on November 7, 2014 for total $5,570,636.

F-16

On November 7, 2014, the Board of Directors of the Company granted Mr. Allen and Mr. Handerhan each an eight year non-qualified stock option under the Company’s 2014 Plan to purchase up to an aggregate of 9,500,000 shares of the Company’s common stock with a per share exercise price of $0.10 as replacement of the options canceled per Cancellation Agreement. The cancellation and reissuance of these stock options was treated as a modification and, accordingly, incremental fair value resulting from the modification of these awards amounted to $6,349,113, which is being recognized over the new vesting period of 1.2 years.

Compensation expense for all stock-based awards is measured on the grant date based on the fair value of the award and is recognized as an expense, on a straight-line basis, over the employee’s requisite service period (generally the vesting period of the equity award). The fair value of each option award is estimated on the grant date using a Black-Scholes option valuation model. Stock-based compensation expense is recognized only for those awards that are expected to vest using an estimated forfeiture rate. The Company estimates pre-vesting option forfeitures at the time of grant and reflects the impact of estimated pre-vesting option forfeitures in compensation expense recognized. For options and warrants issued to non-employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit.

The cancellation and reissuance of these stock options was treated as a modification and, accordingly, total stock-based compensation expense related to these awards increased $6,349,113, which will be recognized over the new vesting period.

The grant date fair value including modified instrumental value of stock options granted for the year ended December 31, 2014 was $18,638,717.  The fair value of the Company’s common stock was based upon the publicly quoted price on the date that the final approval of the awards was obtained.  The Company does not expect to pay dividends in the foreseeable future so therefore the dividend yield is 0%.  The expected term for stock options granted with service conditions represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 110 for “plain vanilla” options.  The expected term for stock options granted with performance and/or market conditions represents the period estimated by management by which the performance conditions and market conditions will be met.  The Company obtained the risk free interest rate from publicly available data published by the Federal Reserve.  The volatility rate was computed based on a comparison of average volatility rates of similar companies.  The fair value of options granted in 2014 was estimated using the following assumptions – exercise price $0.10-$0.50, expected stock price volatility 73.8%-105%, effective life 2.75-5.03 years, risk free rate 0.69%-1.67%.

Total stock-based compensation expense was $13,126,445 for the year ended December 31, 2014.

Stock Option Activity

A summary of stock option activity to employees for the year ended December 31, 2014 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value per Share	Average Remaining Contractual Life	Average Intrinsic Value
Outstanding at December 31, 2013	-	$-	$-	-	$-
Granted	18,651,472	0.23	1.00	8.0	-
Expired	-	-	-	-	-
Canceled	(6,201,472)	(0.50)	(2.88)	-	-
Outstanding at December 31, 2014	12,450,000	$0.10	$0.01	8.0	$-
Exercisable as of December 31, 2014	-			-

The Company’s policy, in the event of exercise, is to issue new shares to fulfill the requirements for options that are exercised.  There is $5,512,272 of unrecognized compensation cost as of December 31, 2014.

Note 9 – Employment Agreements

Charles W. Allen.

On February 5, 2014, the Company entered into an employment agreement with Charles W. Allen (the “Allen Employment Agreement”), whereby Mr. Allen agreed to serve as the Company’s Chief Executive Officer and Chief Financial Officer for a period of two (2) years, subject to renewal, in consideration for an annual salary of $150,000.  Additionally, under the terms of the Allen Employment Agreement, Mr. Allen shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.  Mr. Allen shall be entitled to participate in all benefits plans the Company provides to its senior executives.

Michal Handerhan

On February 5, 2014, the Company entered into an employment agreement with Michal Handerhan (the “Handerhan Employment Agreement”), whereby Mr. Handerhan agreed to serve as the Company’s Chief Operating Officer and Chairman for a period of two (2) years, subject to renewal, in consideration for an annual salary of $160,000.  Additionally, under the terms of the Handerhan Employment Agreement, Mr. Handerhan shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.   Mr. Handerhan shall be entitled to participate in all benefits plans the Company provides to its senior executives.

F-17

Tim Sidie

On February 5, 2014, the Company entered into an employment agreement with Timothy Sidie (the “Sidie Employment Agreement”), whereby Mr. Sidie agreed to serve as the Company’s Chief Technology Officer for a period of two (2) years, subject to renewal, in consideration for an annual salary of $140,000.  Additionally, under the terms of the Sidie Employment Agreement, Mr. Sidie shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.   Mr. Sidie shall be entitled to participate in all benefits plans the Company provides to its senior executives.

Charles Kiser

On February 5, 2014, the Company entered into an employment agreement with Charles A. Kiser (the “Kiser Employment Agreement”), whereby Mr. Kiser agreed to serve as the Company’s Chief Marketing Officer for a period of one (1) year, subject to renewal, in consideration for an annual salary of $135,000.  Additionally, under the terms of the Kiser Employment Agreement, Mr. Kiser shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors.   Mr. Kiser shall be entitled to participate in all benefits plans the Company provides to its senior executives.

Note 10 – Commitments and Contingencies

On April 4, 2014, the Company entered into an operating sub-lease agreement beginning on April 14, 2014 and ending on May 31, 2015 (the “Term”) for its headquarters in Arlington, Virginia.  Prepaid expenses include $24,073 of fixed minimum lease payment that is prepaid through May 31, 2015.

Additionally, the Company paid a security deposit of one month’s rent of $4,815.

On January 28, 2015, the Company entered into a commercial lease agreement (the “Lease”). The term of the Lease commenced on January 26, 2015 and ends on January 25, 2017. The annual rental fee for the first and second year will be $58,271 and $66,750, respectively. The Company also has the option to purchase the property during the second year of the Lease term for a purchase price of $775,000.

Note 11 –  Income Taxes

The Company had no income tax expense due to operating loss incurred for the year ended December 31, 2014.

The tax effects of temporary differences and tax loss and credit carry forwards that give rise to significant portions of deferred tax assets and liabilities at December 31, 2014 are comprised of the following:

As of December 31, 2014

Deferred tax assets:
Net-operating loss carryforward	$455,491
Stock-based compensation	5,177,726

Total Deferred Tax Assets	5,633,217
Valuation allowance	(5,633,217)
Deferred Tax Asset, Net of Allowance	$-

At December 31, 2014, the Company had net operating loss carry forwards for federal and state tax purposes of approximately $1,155,000 which begin to expire in 2034. Prior to the merger, the Company (Bitcoin Shop Inc.) had generated approximately $1,100,000 of net operating loss carryforwards, which the Company’s preliminary analysis indicates would be subject to significant limitations pursuant to Internal Revenue Code Section 382. Therefore, the Company recorded no deferred tax asset related to Bitcoin Shop Inc’s previous net operating loss carryforwards.   The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the IRC has occurred.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and taxing strategies in making this assessment.  In case the deferred tax assets will not be realized in future periods, the Company has provided a valuation allowance for the full amount of the deferred tax assets at December 31, 2014.  The valuation allowance increased by approximately $5,633,000 as of December 31, 2014.

F-18

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	For the year ended December 31, 2014

Statutory Federal Income Tax Rate	(34.0	) %
State Taxes, Net of Federal Tax Benefit	(5.3	) %
Others	1.1%
Change in Valuation Allowance	38.2%

Income Taxes Provision (Benefit)	0.0%

The Company has not identified any uncertain tax positions requiring a reserve as of December 31, 2014.

Note 12 - Subsequent Events

On January 14, 2015, the Company and Coin Outlet executed an amendment (the “Warrant Amendment”) to the warrant previously issued by Coin Outlet to the Company on October 2, 2014 to change the expiration date of such warrant from January 15, 2015 to December 31, 2015.

On January 19, 2015, Michal Handerhan, the Company’s Chief Operating Officer and Timothy Sidie, the Company’s co-founder and lead developer loaned the Company $20,000 and $45,000 respectively pursuant to Promissory Notes (the “Notes”).  The Notes bears interest at the rate of 2% per annum and mature on December 31, 2015.  The Notes may be prepaid, at the option of the Company, without premium or penalty, in whole or in part at any time or from time to time prior to the in maturity.

On January 19, 2015, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Coin Outlet, Inc. (“Coin Outlet”) pursuant to which the Company purchased a convertible promissory note in the principal amount of $100,000 (the “Coin Outlet Note”).  The Coin Outlet Note accrues interest at 4% per annum and matures on January 31, 2016.  The Coin Outlet Note will convert, on or before the maturity date, upon the occurrence of Coin Outlet’s next equity financing (or series of financings) in which Coin Outlet receives gross proceeds of at least $1 million (the “Trigger Financing”).  Upon the occurrence of a Trigger Financing, all outstanding principal on the Coin Outlet Note (and, at the Coin Outlet’s option, accrued but unpaid interest thereon), will convert into such Coin Outlet securities sold in the Trigger Financing at a price per share equal to 80% of the per share price of the securities sold in the Trigger Financing (the “Note Conversion Price”).  In the event the Note Conversion Price exceeds the quotient of (x) $6 million divided by (y) Coin Outlet’s fully diluted capitalization (as calculated in the Coin Outlet Note) (such quotient, the “Fully Diluted Value”), then the Note Conversion Price shall equal the per share price of the securities sold in the Trigger Financing and Coin Outlet shall issue such additional number of shares of Coin Outlet to the Company such that the average purchase price per share of Coin Outlet common stock (including shares of Coin Outlet common stock issuable upon conversion of the Coin Outlet Note into the Trigger Financing) is equal to the Fully Diluted Value.

On January 19, 2015 (the “Closing Date”), Bitcoin Shop, Inc. (the “Company”) sold an aggregate of 4,330,000 Units (each a “Unit”) in a private placement (the “Private Placement”) of its securities to certain investors (the “Investors”) at a purchase price of $0.10 per Unit pursuant to subscription agreement (the “Subscription Agreements”) for an aggregate purchase price of $433,000.  Each Unit in the Private Placement consists of (i) one share of common stock, par value $0.001 per share (the “Common Stock”) and (ii) a warrant to purchase 2.5 shares of Common Stock at an exercise price of $0.10 per share.  The Units are subject to a “Most Favored Nations” provision and the Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.10 per share, subject to certain customary exceptions.  Additionally, the shares of Common Stock issued as part of the Unit and issuable upon exercise of the Warrants are subject to demand and piggy back registration rights.  The Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the Warrants.  The Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $0.20 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $50,000 per trading day.

Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer each purchased 50,000 Units in the Private Placement.

On January 23, 2015, BTCS Digital Manufacturing, a wholly owned subsidiary of the Company, purchased one hundred Spondoolies S35 digital currency mining servers from Spondoolies Tech Ltd. (“Spondoolies”) for $218,500 (the “Purchase Price”) pursuant to a purchase order agreement (the “Purchase Agreement”).  $25,000 of the total Purchase Price was paid in the form of 250,000 shares of the Company’s common Stock.

On January 26, 2015, the Company entered into a Share Redemption Agreement and Release (the “Redemption Agreement”) with Charles Kiser, its Executive Vice President pursuant to which Mr. Kiser agreed to return an aggregate of 250,000 shares of the Company’s Common Stock, held by him to the Company for cancellation in consideration for an aggregate payment of $2,500.

F-19

On January 28, 2015, the Company entered into a commercial lease agreement (the “Lease”). The term of the Lease commenced on January 26, 2015 and ends on January 25, 2017. The annual rental fee for the first and second year will be $58,271 and $66,750, respectively. The Company also has the option to purchase the property during the second year of the Lease term for a purchase price of $775,000.

On February 18, 2015, the Company issued 326,923 and 71,900 shares of Common Stock at a per share price of $0.26, to Sichenzia Ross Friedman Ference LLP (“SRFF”) and Alliance Funds LLC (“AF”), respectively. The shares were issued pursuant to conversion agreements (the “Conversion Agreements”) for an aggregate conversion amount of $103,694 (the “Conversion Amount”).  The Conversion Amount was in consideration for settling outstanding legal and investor relation fee balances of $85,000 and $18,694 owed to SRFF and Capital Markets Group an affiliate of AF, respectively.  The Common Stock is subject to price protection in the event of lower priced issuances for a period of one year from the Conversion Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.26 per share, subject to certain customary exceptions.  Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On February 20, 2015, BTCS Digital Manufacturing, a wholly owned subsidiary of the Company, purchased from a seller (the “Seller”) used digital currency mining servers comprised primarily of Spondoolies hardware for $14,480 (the “Purchase Price”) pursuant to a purchase agreement (the “Purchase Agreement”).  The Purchase Price was paid in the form of 55,693 shares of the Company’s restricted Common Stock at a per share price of $0.26.  Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On March 5, 2015, the Company issued of 153,846 shares of Common Stock at a per share price of $0.26, to Chord Advisors, LLC (“Chord”).  The shares were issued pursuant to a conversion agreement (the “Conversion Agreement”) for an aggregate conversion amount of $40,000 (the “Conversion Amount”).  The Conversion Amount was in consideration for settling a balance of $30,000 and for the prepayment of $10,000 for advisory services for March 2015 and April 2015.  The Common Stock is subject to price protection in the event of lower priced issuances for a period of one year from the Conversion Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.26 per share, subject to certain customary exceptions.  Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights.

On March 26, 2015 the Company acquired 166,756 shares (an additional 2% equity ownership) of Coin Outlet from Eric Grill, Coin Outlet’s CEO, for 701,966 shares of the Company’s common stock.  The Company now owns approximately 4.2% of Coin Outlet’s equity and has the ability to own up to 11% upon exercise of its previously issued option and warrant.  Mr. Grill entered into a lock-up agreement with the Company with respect to his shares, pursuant to the lockup agreement Mr. Grill is prohibited from the sale of any his shares until after February 5, 2017.

F-20

BTCS Inc. and Subsidiaries

(Formerly Bitcoin Shop, Inc.)

Condensed Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Current assets:
Cash	$91,623	$5,403
Digital currencies	61,306	16,040
Prepaid expense and other current assets	22,627	46,654
Total current assets	175,556	68,097

Other assets:
Property and equipment, net	564,205	190,190
Investment	1,500,000	-
Websites	7,364	10,700
Deposits	56,700	4,815
Total other assets	2,128,269	205,705

Total Assets	$2,303,825	$273,802

Liabilities and Stockholders’ (Deficit)/Equity:
Accounts payable and accrued expense	$304,112	$258,130
Short term loan from related party	-	7,990
Short term loan	45,000	-
Derivative liability	3,186,372	-
Total current liabilities	3,535,484	266,120

Stockholders’ (deficit)/equity:
Preferred stock; 20,000,000 shares authorized at $0.001 par value:
Series C Convertible Preferred: 0 and 2,200,000 shares issued and outstanding, respectively Liquidation preference $0.001 per share	-	2,200
Common stock, 975,000,000 shares authorized at $0.001 par value, 170,198,077 and 153,186,804 shares issued and outstanding, respectively	170,198	153,187
Treasury stock, at cost, 13,000,000 and 12,750,000 shares at September 30, 2015 and December 31, 2014, respectively	(4,991)	(2,491)
Additional paid in capital	21,761,856	14,594,677
Accumulated deficit	(23,158,722)	(14,739,891)
Total stockholders’ (deficit)/equity	(1,231,659)	7,682

Total Liabilities and stockholders’ (deficit)/equity	$2,303,825	$273,802

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-21

BTCS Inc. and Subsidiaries

(Formerly Bitcoin Shop, Inc.)

Condensed Consolidated Statement of Operations

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues
E-commerce	$-	$1,520	$6,290	$17,806
Transaction verification services	169,069	-	344,822	-
Total revenues	169,069	1,520	351,112	17,806
Power and mining expenses	(101,824)	-	(179,109)	-
Gross profit	67,245	1,520	172,003	17,806

Operating expenses:
Marketing	8,347	26,241	12,386	89,697
General and administrative	4,160,461	2,566,486	7,814,548	6,743,637
Impairment loss	-	-	254,433	-
Total operating expenses	4,168,808	2,592,727	8,081,367	6,833,334

Net loss from operations	(4,101,563)	(2,591,207)	(7,909,364)	(6,815,528)

Other income (expenses):
Fair value adjustments for warrant liabilities	286,087	-	610,039	204,957
Inducement expense	-	-	(58,380)	-
Interest (expenses) income	(2,291)	1,709	(8,073)	1,709
Loss on issuance of Units	-	-	(1,050,911)	-
Other expenses	(1,672)	-	(2,142)	-
Total other (expenses) income	282,124	1,709	(509,467)	206,666

Net loss	$(3,819,439)	$(2,589,498)	$(8,418,831)	$(6,608,862)

Net loss per share, basic and diluted	$(0.02)	$(0.02)	$(0.05)	$(0.05)

Weighted average number of shares outstanding
Basic and diluted	170,162,708	151,649,201	165,394,960	133,662,723

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-22

BTCS Inc. and Subsidiaries

(Formerly Bitcoin Shop, Inc.)

Condensed Consolidated Statement of Stockholders’ (Deficit)/Equity

(Unaudited)

	Series C Convertible						Additional		Total
	Preferred Stock		Common Stock		Treasury Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance January 1, 2015	2,200,000	$2,200	153,186,804	$153,187	(12,750,000)	$(2,491)	$14,594,677	$(14,739,891)	$7,682
Issuance of private placement units for cash	-	-	12,038,342	12,038	-	-	(12,038)	-	-
Common stock repurchase	-	-	-	-	(250,000)	(2,500)	-	-	(2,500)
Conversion of Serise C Convertible Preferred to common stock	(2,200,000)	(2,200)	2,200,000	2,200	-	-	-	-	-
Issuance of common stock for asset purchase	-	-	351,193	351	-	-	48,275	-	48,626
Conversion of accounts payable to common stock	-	-	824,056	824	-	-	246,100	-	246,924
Inducement expenses associated with conversion of accounts payable to common stock	-	-	-	-	-	-	58,380	-	58,380
Issuance of common stock for investment	-	-	701,966	702	-	-	153,731	-	154,433
Issuance of common stock for services	-	-	895,716	896	-	-	188,959	-	189,855
Issuance of warrants for services	-		-	-	-	-	100,000	-	100,000
Stock based compensation	-	-	-	-	-	-	6,383,772	-	6,383,772
Net loss	-	-	-	-	-	-	-	(8,418,831)	(8,418,831)
Balance September 30, 2015	-	$-	170,198,077	$170,198	$(13,000,000)	$(4,991)	$21,761,856	$(23,158,722)	$(1,231,659)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-23

BTCS Inc. and Subsidiaries

(Formerly Bitcoin Shop, Inc.)

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	For the nine months ended
	September 30,
	2015	2014
Net Cash flows used from operating activities:
Net loss	$(8,418,831)	$(6,608,862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	205,240	5,913
Stock based compensation	6,383,772	5,814,963
Change in fair value of digital currencies	(7,476)	112,149
Interest income on investment	-	(1,685)
Issuance of common stock for services	189,855	-
Issuance of warrants for services	100,000	-
Loss on issuance of Units	1,050,911	-
Fair value adjustments for warrant liabilities	(610,039)	(204,957)
Inducement expenses	58,380	-
Impairment loss	254,433	-
Changes in operating assets and liabilities:
Digital currencies	(37,790)	(298,608)
Prepaid expenses and other current assets	24,027	(88,699)
Accounts payable	292,906	125,007
Customer deposits	-	(4,263)
Net cash used in operating activities	(514,612)	(1,149,042)

Net cash used in investing activities:
Purchase of intangible assets	-	(15,469)
Purchase of property and equipment	(531,434)	(199,115)
Sale of property and equipment, net	4,141	-
Deposits	(51,885)	(4,815)
Investments at cost	(1,600,000)	(350,000)
Net cash used in investing activities	(2,179,178)	(569,399)

Net cash provided by financing activities:
Proceeds from the former members of BCSLLC	-	8,000
Common stock repurchase	(2,500)	-
Net proceeds from issuance of Private Placement Units	2,695,500	1,813,000
Net proceeds from issuance of Private Placement Units from related party	50,000	-
Proceeds from short term loan	45,000	-
Payment on short term loan from related party	(7,990)	-
Net cash provided by financing activities	2,780,010	1,821,000

Net increase in cash	86,220	102,559
Cash, beginning of period	5,403	9,052
Cash, end of period	$91,623	$111,611

Supplemental disclosure of non-cash financing and investing activities:
Conversion of Series B Convertible Preferred to common stock	$-	$40,000
Conversion of Series C Convertible Preferred to common stock	$2,200	$1,550
Exchange warrants for common stock	$-	$100
Issuance of common stock for asset purchase	$48,626	$-
Reclassification of derivative liability warrant to additional paid in capital	$-	$22,282
Conversion of accounts payable to common stock	$246,924	$-
Issuance of common stock for investment	$154,433	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-24

BTCS Inc. and Subsidiaries

(Formerly Bitcoin Shop, Inc.)

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 - Business Organization and Nature of Operations

BTCS Inc. (formerly Bitcoin Shop, Inc.), a Nevada Corporation (the “Company”) in February 2014 entered the business of hosting an online ecommerce marketplace where consumers can purchase merchandise using digital currencies, including bitcoin and is building a diversified company with operations in the blockchain and digital currency ecosystems. In January 2015, the Company began a rebranding campaign using its BTCS.COM domain (shorthand for Blockchain Technology Consumer Solutions) to better reflect its broadened strategy. The Company released its new website which included broader information on its strategy, access to its ecommerce site, and launching an invite only beta version of its multi-sig secure storage solution (digital wallet). Although we continue to support and develop our ecommerce marketplace, we recently shifted a portion of our focus towards our transaction verification service business, also known as bitcoin mining.

The Company was incorporated in the State of Nevada in 2008 under the name “Hotel Management Systems, Inc.”. On February 5, 2014, the Company entered into an Exchange Agreement with BitcoinShop.us, LLC, a Maryland limited liability company (“BCSLLC”), and the holders of the membership interests in BCSLLC (“Share Exchange”). Upon closing of the Share Exchange, BCSLLC members transferred all the outstanding membership interests of BCSLLC to the Company in exchange for an aggregate of 100,773,923 shares of the Company’s common stock (the “Common Stock”) (the “Reverse Merger”). As a result, BCSLLC became a wholly-owned subsidiary of the Company. Immediately following the Share Exchange with BCSLLC, the Company discontinued its business as manufacturer of touch screen and touch board products, interactive whiteboard displays and large touch-screens.

The Company is an early entrant in the blockchain and digital currency markets and one of the first U.S. publicly traded companies to be involved with digital currencies. The Company aims to enable users to engage in the digital currency ecosystem through one point of access - a universal digital currency platform. The Company plans to design and build this platform under the brand “Blockchain Technology Consumer Solutions,” or “BTCS.” The Company currently operates a beta ecommerce marketplace which already accepts a variety of digital currencies, has designed a beta secure digital currency storage solution BTCS Wallet, and has been expanding its transaction verification services business, recently adding servers capable of generating bitcoins (i.e. bitcoin mining). In the short term, the Company believes its transaction verification services business will be a growing source of revenue for it.

On July 28, 2015, the Company released a press release announcing the name change from Bitcoin Shop, Inc. to BTCS Inc.

On September 21, 2015, the Company, Spondoolies-Tech Ltd., an Israeli company (“Spondoolies”), and Shareholders of Spondoolies (the “Selling Shareholders”) entered into a Share Purchase Agreement, dated as of September 21, 2015, (the “Agreement”) pursuant to which the Company shall purchase all the shares in Spondoolies (the “Spondoolies Shares”) from the Selling Shareholders so that Spondoolies will be a wholly-owned subsidiary of the Company after the closing of the transactions contemplated by the Agreement (the “Transaction”).

In exchange for the Spondoolies Shares, the Selling Shareholders will receive either shares of the Company’s common stock or shares of the Company’s Series A preferred stock, convertible into the Company’s common stock as described below (collectively, the “Company’s Securities”). After the completion of the Transaction, the Company’s shareholders will own a 54.4% to 55.4% stake in the combined company and Spondoolies’ shareholders will own a 44.6% to 45.6% of the combined company, based on the number of the Company’s securities outstanding immediately following the Transaction. The ownership range is a function of the Company’s liquidation preference associated with its existing $1.5 million investment in Spondoolies. The final ownership percentages will be determined prior to closing.

In addition to standard closing conditions, the closing of the Transactions will not occur until the Selling Shareholders receive rulings from the Israeli Tax Authority confirming, among other things, that the Selling Shareholders may defer the payment of applicable Israeli taxes with respect to the Company’s securities received by each Selling Shareholder until the Company’s securities are sold by the Selling Shareholder, and the approval of the transaction by the Israeli Office of Chief Scientist. The Company cannot predict the exact timing of the consummation of the merger and can provide no assurances that the merger will be consummated.

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information, the instructions to Form 10-Q and the rules and regulations of the SEC. Accordingly, since they are interim statements, the accompanying condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements, but reflect all adjustments consisting of normal, recurring adjustments, that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. In the opinion of the Company’s management, all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the periods presented have been included. Interim results are not necessarily indicative of results for a full year. The condensed consolidated financial statements and notes should be read in conjunction with the financial statements and notes for the year ended December 31, 2014.

F-25

Note 3 - Liquidity, Financial Condition and Management’s Plans

The Company has commenced its planned operations but had limited operating activities to date. The Company has financed its operations from inception using proceeds received from capital contributions made by its members and proceeds in financing transactions. On January 19, 2015, the Company raised $433,000 of capital in a private placement transaction, $20,000 of capital through the issuance of a promissory note to Michal Handerhan, the Company’s Chief Operating Officer, and $45,000 of capital through the issuance of a promissory note to a third party. On April 20, 2015, the Company raised $2,312,500 of capital in a private placement transaction. Notwithstanding, the Company has limited revenues, limited capital resources and is subject to all of the risks and uncertainties that are typical of an early stage enterprise. Significant uncertainties include, among others, whether the Company will be able to raise the capital it needs to finance its longer term operations and whether such operations, if launched, will enable the Company to sustain operations as a profitable enterprise.

The Company used approximately $0.5 million of cash in its operating activities for the nine months ended September 30, 2015. The Company incurred an $8.4 million net loss for the nine months ended September 30, 2015. The Company had cash of $0.09 million and a working capital deficiency of approximately $3.4 million at September 30, 2015. The Company expects to incur losses into the foreseeable future as it undertakes its efforts to execute its business plans.

The Company will require significant additional capital to sustain its short-term operations and make the investments it needs to execute its longer term business plan. The Company’s existing liquidity is not sufficient to fund its operations and anticipated capital expenditures for the foreseeable future. If the Company attempts to obtain additional debt or equity financing, it cannot provide assurance that such financing will be available to the Company on favorable terms, if at all.

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, there is substantial doubt about the Company’s ability to continue as a going concern. The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has not made adjustments to the accompanying condensed consolidated financial statements to reflect the potential effects on the recoverability and classification of assets or liabilities should the Company be unable to continue as a going concern.

The Company continues to incur ongoing administrative and other expenses, including public company expenses, in excess of corresponding (non-financing related) revenue. While the Company continues to implement its business strategy, it intends to finance its activities through:

●	managing current cash and cash equivalents on hand from the Company’s past equity offerings,

●	seeking additional funds raised through the sale of additional securities in the future, and

●	increasing revenue from its transaction verification services business.

Note 4 - Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying condensed consolidated financial statements is as follows:

Transaction Verification Services

Revenue earned from bitcoin processing activities (“Transaction Verification Services”), commonly termed ‘mining’ activities, is recognized at the fair value of the bitcoins received as consideration on the date of actual receipt.

The Company generates revenue by performing computer processing activities for bitcoin generation. In the digital-currency industry such activity is generally referred to as Transaction Verification Services or bitcoin mining. The Company receives consideration for performing such transaction verification activities in the form of bitcoins. Revenue is recorded upon the actual receipt of bitcoins.

Expenses consist of utilities paid to cover our electric costs, rent for our facility and personnel to run our facility. The expenses related to our Transaction Verification Services activities are affected by the level of activities and not the ultimate generation of bitcoins. The Company expenses these costs as they are incurred.

F-26

Earnings per Share

Basic earnings per share (“EPS”) is computed by dividing net loss applicable to common stock by the weighted-average number of common shares outstanding during the period.

For purposes of calculating basic and diluted earnings per share, vested restricted stock awards are considered outstanding. Under the treasury stock method, diluted EPS reflects the potential dilution that could occur if securities or other instruments that are convertible into common stock were exercised or could result in the issuance of common stock. As of September 30, 2015, the Company had 22,991,679 warrants outstanding, which were not included in the diluted loss per share calculation for the three months and nine months ended September 30, 2015 because their effect was anti-dilutive.

Recent Accounting Pronouncements

In September 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-16, “Business Combinations: Simplifying the Accounting for Measurement-Period Adjustments” (ASU 2015-16). ASU 2015-16 eliminates the requirement for an acquirer to retrospectively adjust its financial statements for changes to provisional amounts that are identified during the measurement-period following the consummation of a business combination. Instead, ASU 2015-16 requires these types of adjustments to be made during the reporting period in which they are identified and would require additional disclosure or separate presentation of the portion of the adjustment that would have been recorded in the previously reported periods as if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective prospectively for fiscal years beginning after December 15, 2015, including interim periods within those years. The Company does not expect the adoption of ASU 2015-16 will have a material impact on its results of operations.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (ASU 2015-03), which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. ASU 2015-03 is effective for the interim and annual periods ending after December 15, 2015, but early adoption is permitted. The Company has already adopted ASU 2015-03 and such adoption did not have any impact on the Company’s financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers: Topic 606” (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues, when promised goods or services are transferred to customers, in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under existing U.S. GAAP including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective the first quarter of 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09; or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09. The Company is currently evaluating the impact of ASU 2014-09 on its consolidated financial statements.

Subsequent events

Subsequent events have been evaluated through the date of this filing.

Note 5 - Property and Equipment

Property and equipment consist of the following at September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Equipment	$111,885	$14,189
Computer	3,086	3,469
Leasehold improvement	223,587	-
Transaction verification servers	449,911	194,891
Property and equipment	788,469	212,549
Accumulated depreciation	(224,264)	(22,359)
Property and equipment, net	$564,205	$190,190

During the quarter ended September 30, 2015, the Company incurred $151,712 leasehold improvement cost for the facilities in North Carolina. The lease commenced on January 28, 2015. The cost of leasehold improvement and office equipment are recorded at cost and depreciated using the straight-line method over the lease period of 2 years.

F-27

Depreciation expense was $88,161 and $2,011 for the three months ended September 30, 2015 and 2014, respectively, and $201,905 and $2,967 for the nine months ended September 30, 2015 and 2014, respectively.

Note 6 - Shareholders’ Equity

Common Stock

First Quarter 2015

On January 19, 2015 (the “Closing Date”), the Company sold an aggregate of 4,330,000 units (each a “January Unit”) in a private placement (the “January Private Placement”) of its securities to certain investors at a purchase price of $0.10 per January Unit pursuant to subscription agreements for an aggregate purchase price of $433,000. Each January Unit in the January Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 2.5 shares of Common Stock at an exercise price of $0.10 per share (“January Warrant”). The January Units are subject to a “Most Favored Nations” provision and the January Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.10 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the January Unit and issuable upon exercise of the January Warrants are subject to demand and piggy back registration rights. The January Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the January Warrants. The January Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $0.20 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $50,000 per trading day. Because of the “Most Favored Nations” and call provision discussed above, the net value to shareholders’ equity is 0. The fair value of all components of the January Units was $952,600 ($649,500 attributed to the unit warrants, and $303,100 attributed to the derivative liability component with “Most Favored Nations” Provision), and as such the Company recorded a loss on issuance of January Unit of $519,600 for the three month ended March 31, 2015. (see Note 9 for assumptions)

On January 23, 2015, the Company purchased 100 Spondoolies S35 digital currency mining servers from Spondoolies Tech Ltd. (“Spondoolies”) for $223,500 (the “Purchase Price”) pursuant to a purchase order agreement (the “Purchase Agreement”). $25,000 of the total Purchase Price was paid in the form of 250,000 shares of the Company’s common Stock.

On January 26, 2015, the Company entered into a Share Redemption Agreement and Release (the “Redemption Agreement”) with Charles Kiser, its Executive Vice President pursuant to which Mr. Kiser agreed to return an aggregate of 250,000 shares of the Company’s Common Stock, held by him to the Company for cancellation in consideration for an aggregate payment of $2,500.

On February 20, 2015, the Company issued 55,693 shares of Common Stock at a price of $0.26 to purchase hardware from a seller for $14,480.

On March 26, 2015 the Company acquired 166,756 shares (an additional 2% equity ownership) of Coin Outlet from Eric Grill, Coin Outlet’s CEO, for 701,966 shares of the Company’s Common Stock. The Company now owns approximately 4.2% of Coin Outlet’s equity and has the ability to own up to 11% upon exercise of the Company’s previously issued option and warrant. Mr. Grill entered into a lock-up agreement with the Company with respect to his shares, pursuant to the lockup agreement Mr. Grill is prohibited from the sale of any his shares until after February 5, 2017. The Company assessed impairment for the Coin Outlet investment and determined that this investment is not recoverable and as such fully impaired it due to the steady price decline in Bitcoins throughout 2015. The Bitcoin Price Index was $319.70 and $243.39 as of December 31, 2014 and March 31, 2015, respectively. Total impairment was $154,433 for Coin Outlet.

During the quarter ended March 31, 2015, a preferred stockholder converted 2,200,000 shares of Series C Preferred Stock to 2,200,000 shares of Common Stock. This conversion was in accordance with the original terms of the Series C Preferred Stock agreement.

During the quarter ended March 31, 2015, the Company converted accounts payable due to certain vendors of $143,694 into 552,669 shares of Common Stock. In addition to common shares issued, the Company also granted “Conversion Price Protection” to each vendor. For one year after the date of conversion if the Company issues any equity or an equity-linked security at a price less than $0.26 per common share it will result in the issuance of additional Common Stock in an amount equal to an amount such that total number of shares issued to the vendors will be equal to the number of shares that would have been issued had the accounts payable been converted at the subsequent lower offering price. The fair value of the Common Stock on each of the issuance date with “Conversion Price Protection” was $202,074. The Company recorded $58,380 of inducement expense associated with the issuance of the common shares (based upon a monte-carlo simulation). A summary of quantitative information with respect to valuation methodology for the three months ended March 31, 2015 is as follows:

Date of valuation	February 18, 2015	February 18, 2015	March 5, 2015
Fair value of Common Stock	$0.32	$0.32	$0.24
Dividend yield (per share)	0	0	0
Strike price	$0.26	$0.26	$0.26
Volatility (annual)	123.36%	123.36%	124.56%
Risk-free rate	0.23%	0.23%	0.25%
Expected life (years)	5	5	5

F-28

Second Quarter 2015

On April 20, 2015 (the “Closing Date”), the Company sold an aggregate of 7,708,342 units (each a “April Unit”) in a private placement (the “April Private Placement”) of its securities to certain investors at a purchase price of $0.30 per January Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Each April Unit in the April Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 1.4 shares of Common Stock at an exercise price of $0.375 per share (“April Warrant”). Charles Allen, the Company’s Chief Executive Officer and Michal Handerhan, the Company’s Chief Operating Officer each purchased 66,667 April Units for $20,000 per executive in the April Private Placement. The April Units are subject to a “Most Favored Nations” provision and the April Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months from the Closing Date in the event the Company issues Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.30 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the April Unit and issuable upon exercise of the April Warrants are subject to demand and piggy back registration rights. The April Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the April Warrants. The April Warrants may be called for cancelation by the Company if: (i) the price per share exceeds $0.938 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $200,000 per trading day. Because of the “Most Favored Nations” and call provision discussed above, the net value to shareholders’ equity is 0. The fair value of all components of the April Units was $2,843,811 ($1,878,957 attributed to the unit warrants, and $964,854 attributed to the derivative liability component with “Most Favored Nations” Provision), and as such the Company recorded a loss on issuance of April Unit of $531,311 on the issuance date. (see Note 9 for assumptions)

On April 20, 2015, the Company issued an aggregate of 418,716 shares of Common Stock to its advisory board members. Each of the nine members of the advisory board received 46,524 shares of common stock. The fair value of the Common stock on the issuance date was $102,585.

On May 12, 2015, the Company agreed to convert accrued and unpaid salaries owed to Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer (collectively the “Employees”) into shares of Common Stock pursuant to conversion agreements (collectively, the “Salary Conversion Agreements”). The Company recorded $25,000 accrued salaries as of March 31, 2015. Charles Allen converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 shares of Common Stock at a per share price of $0.50. Michal Handerhan converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 shares of Common Stock at a per share price of $0.50.

During the quarter ended June 30, 2015, the Company issued a total 171,387 shares of Common Stock at a per share price of $0.31 to certain vendors. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $53,230. The conversion amount was in consideration for advisory services.

On June 16, 2015, the Company issued 45,500 shares of Common Stock to a vendor for construction works provided in our North Carolina facility. The fair value of the Common Stock on the issuance date was $9,146, and was capitalized as leasehold improvement.

Third Quarter 2015

During the quarter ended September 30, 2015, the Company issued 477,000 shares of Common Stock to various independent contractors for services provided at its facility in North Carolina and investor relations services. The weighted average fair value of the common stock on the issuance date was $0.18 per share. The Company recorded expenses of $87,270 for the three months ended September 30, 2015.

F-29

Stock Purchase Warrants

The following is a summary of warrant activity for the nine months ended September 30, 2015:

	Number of	Weighted Average
	Warrants	Exercise Price
Outstanding as of December 31, 2014	875,000	$1.0
Issuance of warrants with Units - January 19, 2015*	10,825,000	0.10
Issuance of warrants with Units - April 20, 2015*	10,791,679	0.37
Issuance of warrants for services	500,000	0.31
Outstanding as of September 30, 2015	22,991,679	$0.23

* The warrants contain most favor nation and call provision and the Company classifies these warrant instruments as liabilities measured at fair value and re-measures these instruments at fair value each reporting period. (See FN 9)

Demand Registration Rights.

The shares of Common Stock issued upon conversion of Series C Shares or the warrant underlying the January Units are subject to “piggy-back” and “demand” registration rights until such shares of Common Stock may be sold under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). The Company shall pay to holders a fee of 0.25% per month of the investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 3%, (i) following the filing date that the registration statement has not been filed and (ii) following the effectiveness date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission pursuant to its authority with respect to “Rule 415”, and the Company registers at such time the maximum number of shares of Common Stock permissible upon consultation with the staff of the Commission. If during the effectiveness period, the number of registerable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a registration statement, the Company shall file as soon as reasonably practicable an additional registration statement covering the resale of not less than the number of such registerable securities.

The Company accounts for obligations under the Registration Rights Agreement in accordance with ASC 450 “Contingencies,” which requires us to record a liability if the contingent loss is probable and the amount can be estimated. At September 30, 2015, the Company has not recorded a liability pertaining to the Company’s obligations under the Registration Rights Agreement because the amount is not deemed probable.

Note 7 - Related Party Transactions

On December 18, 2014, Charles Allen, the Company’s Chief Executive Officer contributed $7,990 of brand new digital currency mining hardware at cost in exchange for a promissory note (the “Allen Note”). The Allen Note bears interest at a rate of 2% per year and is due on December 31, 2015. The Allen Note may be prepaid, at our option, without premium or penalty, in whole or in part at any time or from time to time prior to the Allen Note maturity. On February 10, 2015, the Company paid back $3,000 on the Allen Note. On May 8, 2015, the Company paid in full the remaining balance of the promissory note issued to Charles Allen, including $4,990 in principal and $48 in accrued interest.

On January 19, 2015, Michal Handerhan, the Company’s Chief Operating Officer loaned the Company $20,000 pursuant to Promissory Notes (the “Handerhan Note”). The Handerhan Note bears interest at the rate of 2% per annum and matures on December 31, 2015. The Handerhan Note may be prepaid, at the option of the Company, without premium or penalty, in whole or in part at any time or from time to time prior to the Handerhan Note maturity. On February 17, 2015, the Company paid back $3,000. On May 4, 2015, the Company repaid $10,000 in principal of the promissory note issued to Michal Handerhan. On May 13, 2015, the Company paid in full the remaining balance of the promissory note issued to Michal Handerhan, including $7,000 in principal and $108 in accrued interest.

On January 19, 2015 (the “Closing Date”), the Company sold an aggregate of 4,330,000 units (each a “January Unit”) in a private placement (the “January Private Placement”) of its securities to certain investors at a purchase price of $0.10 per January Unit pursuant to subscription agreements for an aggregate purchase price of $433,000. Charles Allen, the Company’s Chief Executive Officer, and Michal Handerhan, the Company’s Chief Operating Officer, each purchased 50,000 January Units in the January Private Placement for $5,000 per executive.

On April 20, 2015 (the “Closing Date”), the Company sold an aggregate of 7,708,342 units (each a “April Unit”) in a private placement (the “April Private Placement”) of its securities to certain investors at a purchase price of $0.30 per April Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Charles Allen, the Company’s Chief Executive Officer and Michal Handerhan, the Company’s Chief Operating Officer each purchased 66,667 April Units for $20,000 per executive in the April Private Placement.

F-30

Note 8 - Investment at Cost

Coin Outlet

On January 19, 2015, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Coin Outlet, Inc. (“Coin Outlet”) pursuant to which the Company purchased a convertible promissory note in the principal amount of $100,000 (the “Coin Outlet Note”). The Coin Outlet Note accrues interest at 4% per annum and matures on January 31, 2016. The Coin Outlet Note will convert, on or before the maturity date, upon the occurrence of Coin Outlet’s next equity financing (or series of financings) in which Coin Outlet receives gross proceeds of at least $1 million (the “Trigger Financing”). Upon the occurrence of a Trigger Financing, all outstanding principal on the Coin Outlet Note (and, at the Coin Outlet’s option, accrued but unpaid interest thereon), will convert into such Coin Outlet securities sold in the Trigger Financing at a price per share equal to 80% of the per share price of the securities sold in the Trigger Financing (the “Note Conversion Price”). In the event the Note Conversion Price exceeds the quotient of (x) $6 million divided by (y) Coin Outlet’s fully diluted capitalization (as calculated in the Coin Outlet Note) (such quotient, the “Fully Diluted Value”), then the Note Conversion Price shall equal the per share price of the securities sold in the Trigger Financing and Coin Outlet shall issue such additional number of shares of Coin Outlet to the Company such that the average purchase price per share of Coin Outlet common stock (including shares of Coin Outlet common stock issuable upon conversion of the Coin Outlet Note into the Trigger Financing) is equal to the Fully Diluted Value.

On March 26, 2015 the Company acquired 166,756 shares (an additional 2% equity ownership) of Coin Outlet Inc. (“Coin Outlet”) from Eric Grill, Coin Outlet’s CEO, for 701,966 shares of the Company’s Common Stock (“Coin Outlet Investment”). The Company now owns approximately 4.2% of Coin Outlet’s equity and has the ability to own up to 11% upon exercise of its previously issued option and warrant. Mr. Grill entered into a lock-up agreement with the Company with respect to his shares, pursuant to the lockup agreement Mr. Grill is prohibited from the sale of any his shares until after February 5, 2017. (see Note 6)

As of March 31, 2015, the Company assessed the carrying amount of this investment for potential impairment and determined that this investment is not recoverable due to uncertainties regarding the stability of digital currency markets and steady price decline in the US dollar equivalent of Bitcoins throughout 2015. The Bitcoin Price Index was $319.70 and $243.39 as of December 31, 2014 and March 31, 2015, respectively. Total impairment was $254,433 for the Coin Outlet Note and Coin Outlet Investment. The fair value of investment was measured under Level 3 on a non-recurring basis.

Spondoolies

On May 12, 2015, the Company entered into a Series B Preferred Share Purchase Agreement (the “Share Purchase Agreement”) and the Management Rights Letter (the “Rights Letter”) with Spondoolies Tech Ltd. (“Spondoolies”) a Bitcoin equipment manufacturer, by way of a joinder agreement (the “Joinder Agreement”) pursuant to which the Company purchased 29,092 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $1,500,000 (the “Investment”). After giving effect to the Investment, the Company owns approximately 6.6% of Spondoolies’ equity on a fully diluted basis. The Series B Preferred Shares are convertible into Spondoolies’ ordinary shares by dividing the original issuance price of the Series B Preferred Shares ($51.56) by the initial conversion price ($51.56) (the “Conversion Price”). Until Spondoolies consummates a “Qualified IPO” (as defined substantially as an initial firm commitment underwritten public offering of Spondoolies’ ordinary shares with net proceeds to Spondoolies of not less than $40 million), the Series B Preferred shares are subject to anti-dilution protection in the event Spondoolies issues ordinary shares or securities convertible into or exercisable for ordinary shares at a price per share or conversion or exercise price per share which shall be less than Conversion Price then in effect, subject to certain customary exceptions. The Conversion Price is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Series B Shares are also entitled to certain preemptive rights, and a liquidation preference in the event of dissolution of Spondoolies. The Series B Preferred Shares are automatically convertible into ordinary shares of Spondoolies upon the occurrence of a Qualified IPO. In connection with the Company’s purchase of the Series B Preferred Shares, the Company and Spondoolies executed the Rights Letter which provided the Company with certain rights, including inspection rights, and information rights with respect to Spondoolies financial statements, appurtenant to the Investment.

On May 12, 2015, the Company and Spondoolies entered into a letter agreement (the “Letter Agreement”) to clarify and expand upon certain terms related to a proposed merger (“Proposed Merger”) contained in the LOI. Under the terms of the Letter Agreement, Spondoolies agreed to provide to the Company: (i) certain exclusivity rights for a period of nine months (the “Term”) with respect to any proposals or offers from, or enter into any agreements with, any third party relating to (a) any investment in, or acquisition of, equity interests of Spondoolies or (b) any possible sale or other disposition of all or any material portion of assets of Spondoolies; (ii) a breakup fee of $50,000 payable by Spondoolies, if the Proposed Merger is not consummated during the Term as a result of certain circumstances; (iii) a breakup fee of $1,000,000 if the Proposed Merger is not consummated because the approval of Spondoolies’ board of directors or shareholders for the Proposed Merger is not obtained and a competing deal is consummated, during the Term; and (iv) Spondoolies agreed to continue to sell its products to the Company for a period of 3 years, if the Proposed Merger is not consummated and Spondoolies continues to design and manufacture ASIC digital currency mining hardware.

F-31

On September 21, 2015, the Company, Spondoolies-Tech Ltd., an Israeli company (“Spondoolies”), and Shareholders of Spondoolies (the “Selling Shareholders”) entered into a Share Purchase Agreement, dated as of September 21, 2015, (the “Agreement”) pursuant to which the Company shall purchase all the shares in Spondoolies (the “Spondoolies Shares”) from the Selling Shareholders so that Spondoolies will be a wholly-owned subsidiary of the Company after the closing of the transactions contemplated by the Agreement (the “Transaction”).

In exchange for the Spondoolies Shares, the Selling Shareholders will receive either shares of the Company’s common stock or shares of the Company’s Series A preferred stock, convertible into the Company’s common stock as described below (collectively, the “Company’s Securities”). After the completion of the Transaction, the Company’s shareholders will own a 54.4% to 55.4% stake in the combined company and Spondoolies’ shareholders will own a 44.6% to 45.6% of the combined company, based on the number of the Company’s securities outstanding immediately following the Transaction. The ownership range is a function of the Company’s liquidation preference associated with its existing $1.5 million investment in Spondoolies. The final ownership percentages will be determined prior to closing.

In addition to standard closing conditions, the closing of the Transactions will not occur until the Selling Shareholders receive rulings from the Israeli Tax Authority confirming, among other things, that the Selling Shareholders may defer the payment of applicable Israeli taxes with respect to the Company’s securities received by each Selling Shareholder until the Company’s securities are sold by the Selling Shareholder, and the approval of the transaction by the Israeli Office of Chief Scientist. The Company cannot predict the exact timing of the consummation of the merger and can provide no assurances that the merger will be consummated.

Note 9 - Fair Value Measurements

The Company’s assets and liabilities recorded at fair value have been categorized based upon a fair value hierarchy.

The following table presents information about the Company’s liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of September 30, 2015 and December 31, 2014:

	Fair value measured at September 30, 2015
	Total carrying value at September 30, 2015	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Digital Currencies	$61,306	$61,306	$-	$-

Liabilities:
Derivative Liabilities	$3,186,372	$-	$-	$3,186,372

	Fair value measured at December 31, 2014
	Total carrying value at December 31, 2014	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Digital Currencies	$16,040	$16,040	$-	$-

Derivative liabilities as of September 30, 2015 consists of Unit warrants with most favored nation clauses that were issued on January 19, 2015 and April 20, 2015 in connection with the Company’s financing.

There were no transfers between Level 1, 2 or 3 during the nine months ended September 30, 2015.

The following table presents additional information about Level 3 assets and liabilities measured at fair value. Both observable and unobservable inputs may be used to determine the fair value of positions that the Company has classified within the Level 3 category. As a result, the unrealized gains and losses for assets and liabilities within the Level 3 category may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in unobservable long-dated volatilities) inputs.

Changes in Level 3 liabilities measured at fair value for the nine months ended September 30, 2015:

Balance - January 1, 2015	$-
Fair value of derivative liability on date of issuance (January 19, 2015)	952,600
Fair value of derivative liability on date of issuance (April 20, 2015)	2,843,811
Change in fair value of derivative liability	(610,039)
Balance - September 30, 2015	$3,186,372

F-32

A summary of quantitative information with respect to valuation methodology, estimated using a probability-weighted Black-Scholes option pricing model, which is comparable to a Binomial option pricing model, and significant unobservable inputs used for the Company’s warrant liabilities that are categorized within Level 3 of the fair value hierarchy for the nine months ended September 30, 2015 is as follows:

Date of valuation	January 19, 2015	April 16, 2015	September 30, 2015
Fair value of Common Stock	$0.08	$0.24	$0.14
Strike price	$0.10	$0.38	$0.10-$0.38
Volatility (annual)	108%	160%	108%
Risk-free rate	1.3%	1.3%	1.2%-1.3%
Expected life (years)	5.0	5.0	4.3-4.6
Dividend yield (per share)	0	0	0

The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s management.

Note 10 - Stock Based Compensation

Compensation expense for all stock-based awards is measured on the grant date based on the fair value of the award and is recognized as an expense, on a straight-line basis, over the employee’s requisite service period (generally the vesting period of the equity award). The fair value of each option award is estimated on the grant date using a Black-Scholes option valuation model. Stock-based compensation expense is recognized only for those awards that are expected to vest using an estimated forfeiture rate. The Company estimates pre-vesting option forfeitures at the time of grant and reflects the impact of estimated pre-vesting option forfeitures in compensation expense recognized. For options and warrants issued to non-employees, the Company recognizes stock compensation costs utilizing the fair value methodology over the related period of benefit.

Stock-based compensation expense was $3,629,804 and $2,247,800 for the three months ended September 30, 2015 and 2014, respectively. Stock-based compensation expense was $6,383,772 and $5,814,963 for the nine months ended September 30, 2015 and 2014, respectively.

Stock Option Activity

On July 2, 2015, the Company entered into Option Cancellation and Release Agreements with each of Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the “Company Option Holders”) pursuant to which the Company Option Holders agreed to return options to purchase up to 12,450,000 shares in the aggregate of the Company’s Common Stock, par value $0.001 per share, with an exercise price of $0.10. The Company Option Holders canceled their options without replacement, and the amortization of the unrecognized stock compensation expenses were accelerated on July 2, 2015 for a total $3,629,804.

There are no stock options outstanding as of September 30, 2015.

Note 11 - Commitments and Contingencies

On January 28, 2015, BTCS Digital Manufacturing a wholly owned subsidiary of the Company entered into a commercial lease agreement (the “Lease”). The term of the Lease commenced on January 28, 2015 and ends on January 25, 2017. The annual rental fee for the first and second year will be $58,271 and $66,750, respectively. The Company also has the option to purchase the property during the second year of the Lease term for a purchase price of $775,000 less the $10,000 security deposit and all lease payments.

On May 28, 2015 the Company entered an operating sub-lease agreement ending on May 31, 2016 for its headquarters in Arlington, Virginia. Prepaid expenses include $12,000 of fixed minimum lease payment that is prepaid through May 31, 2016.

Note 12 - Subsequent Events

On October 14, 2015, the Company issued 162,037 shares of common stock to ATG Capital LLC for its cashless warrants exercise.

On October 29, 2015, the Company issued 40,000 shares of common stock to a consultant for investor relations services.

On November 20, 2015, we issued 80,000 shares of Common Stock at a per share price of $0.30 to RK Equity Advisors LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $24,000. The conversion amount was in consideration for financial advisory services.

F-33

On December 15, 2015, the Company entered into a Series B Preferred Share Purchase Agreement (the “Spondoolies Share Purchase Agreement”) with Spondoolies Tech Ltd. (“Spondoolies”), by way of a joinder agreement (the “Joinder Agreement”) pursuant to which the Company purchased 14,546 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $750,000 (the “Investment”) or approximately 3% of Spondoolies’ equity on a fully diluted basis. After giving effect to the Investment and the Company’s prior investment of $1,500,000 on May 12, 2015, the Company owns approximately 9.6% of Spondoolies’ equity on a fully diluted basis.

The Series B Preferred Shares are convertible into Spondoolies’ ordinary shares by dividing the original issuance price of the Series B Preferred Shares ($51.56) by the initial conversion price ($51.56) (the “Conversion Price”). Until Spondoolies consummates a “Qualified IPO” (as defined substantially as an initial firm commitment underwritten public offering of Spondoolies’ ordinary shares with net proceeds to Spondoolies of not less than $40 million), the Series B Preferred shares are subject to anti-dilution protection in the event Spondoolies issues ordinary shares or securities convertible into or exercisable for ordinary shares at a price per share or conversion or exercise price per share which shall be less than Conversion Price then in effect, subject to certain customary exceptions. The Conversion Price is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Series B Shares are also entitled to certain preemptive rights, and a liquidation preference in the event of dissolution of Spondoolies. The Series B Preferred Shares are automatically convertible into ordinary shares of Spondoolies upon the occurrence of a Qualified IPO.

On December 16, 2015, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers for an aggregate subscription amount of $1,450,000: (i) 5% Original Issue Discount Senior Secured Convertible Notes (the “Notes”); and (ii) warrants (the “Warrants”) to purchase 6,766,668 shares of the Company's common stock, par value $0.001 per share at an exercise price of $0.375 (subject to adjustments under certain conditions as defined in the Warrants). The aggregate principal amount of the Notes is $1,450,000 and the Company received $1,377,500 after giving effect to the 5% original issue discount. The Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of September 16, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company's Common Stock at a conversion price equal to $0.30 per share, subject to adjustment as set forth in the Notes. The Notes provide for two amortization payments on the six-month and seven-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest, if the amortization payments are made in cash then the payment is an amount equal to 120% of the applicable amortization payment. The Notes become payable within three days of the Company consummating a fully underwritten offering.

The Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Notes if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may not convert into or otherwise beneficially own in excess of 9.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion.

In connection with the Company’s obligations under the Notes, the Company and its subsidiaries (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Agreement with Calvary Fund I LP, as agent, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness, for the benefit of the Purchasers, to secure the Company's obligations under the Notes. Upon an Event of Default (as defined in the Notes), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

The use of proceeds from this financing are intended for further investment in Spondoolies Tech Ltd, the purchase of computer equipment, and for general corporate purposes.

A registered broker-dealer (the “Broker”), served as the non-exclusive placement agent and placed $300,000 of the Notes. The Broker earned a placement agent fee equal to 5% of the proceeds the Company received from the Notes it placed, for an aggregate cash payment of $14,250 and a Warrant to Purchase 70,000 shares of Common Stock at an exercise price of $0.30 (the “Advisor Warrant”). The Company also reimbursed the Purchaser $30,000 for legal fees and expenses from the private placement.

On December 16, 2015, the Company entered into a Master Equipment Lease with CSC Leasing Corporation (“CSC”). Pursuant to the Master Equipment Lease and equipment lease schedules generated from proposals (“Leasing Proposals”), the Company will lease equipment from CSC. In connection with the purchase of computer equipment, the Company advanced CSC $325,000 for the purchase of computer equipment which, when installed, the Company will lease from CSC for approximately $11,000 per month for 36 months after CSC reimburses the Company approximately $302,000 for the cost (net of a two month security deposit) of the equipment advanced by the Company to CSC.

F-34

37,500,626 Shares of Common Stock

BTCS Inc.

PROSPECTUS

, 201 6

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$885.67
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Printing and engraving expenses	*
Miscellaneous fees and expenses	*
Total	*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to NRS Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

All of the below offerings and sales were deemed to be exempt under Section 4(a)(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of accredited investors, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On February 5, 2014, we entered into an Exchange Agreement with BitcoinShop.us, LLC and the holders of the membership interests in BitcoinShop. Upon closing of Share Exchange, Bitcoinshop Members transferred all the outstanding membership interests of Bitcoinshop to us in exchange for an aggregate of 100,773,923 shares of our common stock. As a result, Bitcoinshop became our wholly-owned subsidiary. In addition, we entered into exchange agreements with holders of outstanding notes pursuant to which we exchanged the outstanding principal balance of such notes into 10,000,000 shares of Common Stock and 400,000 shares of Series B Convertible Preferred Stock. In connection with these issuances, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act and Rule 506 as promulgated under the Securities Act for transactions not involving a public offering.

On February 6, 2014, we sold an aggregate of 3,750,000 units in a private placement $0.50 per unit for an aggregate purchase price of $1,875,000. Each unit consisting of (i) one share of our Series C Convertible Preferred Stock, par value $0.001 per share, which is convertible into one (1) share of common stock; and (ii) a three year warrant to purchase one-half share of Common Stock at an exercise price of $1.00 per share. In connection with the issuances in this private placement, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act and Rule 506 as promulgated under the Securities Act for transactions not involving a public offering.

From February 7, 2014 to July 16, 2014 we issued 40,000,000 shares of common stock upon conversion of an aggregate of 400,000 shares of Series B Convertible Preferred Stock. In connection with the issuance upon conversion of Series B Convertible Preferred Stock, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

From July 24, 2014 to March 9, 2015 we issued 3,750,000 shares of common stock upon conversion of an aggregate of 3,750,000 shares of Series C Convertible Preferred Stock. In connection with the issuance upon conversion of Series C Convertible Preferred Stock, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

In August 2014, we issued 100,000 shares of common stock upon the exchange of an aggregate of 1,000,000 warrants to purchase common stock. In connection with the issuance of warrant exercise shares, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On January 19, 2015, Michal Handerhan, our Chief Operating Officer and Timothy Sidie, our co-founder and lead developer, loaned us $20,000 and $45,000, respectively, pursuant to which we issued Promissory Notes. The Notes bears interest rate of 2% per annum and mature on December 31, 2015. The Notes may be prepaid, at our option, without premium or penalty, in whole or in part at any time or from time to time prior to the maturity. In connection with the issuances of the Promissory Notes, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act and Rule 506 as promulgated under the Securities Act for transactions not involving a public offering.

On January 19, 2015, we sold an aggregate of 4,330,000 January Units in the January Private Placement of its securities to certain investors at a purchase price of $0.10 per January Unit pursuant to subscription agreements for an aggregate purchase price of $433,000. Each January Unit in the January Private Placement consists of (i) one share of Common Stock and (ii) a warrant to purchase 2.5 shares of Common Stock at an exercise price of $0.10 per share. The January Units are subject to a “Most Favored Nations” provision and the January Warrants are subject to price protection in the event of lower priced issuances for a period of twenty four months after the closing of the January Private Placement in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.10 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued as part of the January Unit and issuable upon exercise of the January Warrants are subject to demand and piggy back registration rights. The January Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the January Warrants. The January Warrants may be called for cancelation by us if: (i) the price per share exceeds $0.20 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $50,000 per trading day. Because of the “Most Favored Nations” and call provision discussed above, the net value to shareholders’ equity is 0.

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Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer each purchased 50,000 January Units in the January Private Placement for $5,000 per executive. In connection with the issuances in the January Private Placement, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act and Rule 506 as promulgated under the Securities Act for transactions not involving a public offering.

On January 23, 2015, we purchased 100 Spondoolies S35 digital currency mining servers from Spondoolies for $223,500 pursuant to a purchase order agreement. $25,000 of the total Purchase Price was paid in the form of 250,000 shares of Common Stock.

On February 18, 2015, we issued of 326,923 and 71,900 shares of Common Stock at a per share price of $0.26, to Sichenzia Ross Friedman Ference LLP and Alliance Funds LLC, respectively. The shares were issued pursuant to conversion agreements for an aggregate conversion amount of $103,694, which was in consideration for settling outstanding legal and investor relation fee balances of $85,000 and $18,694 owed to SRFF and Capital Markets Group an affiliate of AF, respectively. The Common Stock is subject to price protection in the event of lower priced issuances for a period of one year from the Conversion Date in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.26 per share, subject to certain customary exceptions. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights. In connection with these issuance, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On February 20, 2015, we issued 55,693 shares of Common Stock at a price of $0.26 to purchase hardware from a seller for $14,480. In connection with the issuance in consideration for the hardware, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On February 20, 2015, BTCS Digital Manufacturing, our wholly owned subsidiary, purchased from a seller used digital currency mining servers comprised primarily of Spondoolies hardware for a purchase price of $14,480 pursuant to a purchase agreement. Such purchase price was paid in the form of 55,693 shares of our restricted Common Stock at a per share price of $0.26. Additionally, the shares of Common Stock issued are subject to demand and piggy back registration rights. In connection with the issuance in consideration for the servers, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On March 26, 2015 we acquired 166,756 shares of Coin Outlet from Eric Grill, Coin Outlet’s CEO, for 701,966 shares of our common stock. We entered into a lock-up agreement with Mr. Grill with respect to his shares, pursuant to the lockup agreement Mr. Grill is prohibited from the sale of any his shares until after February 5, 2017. In connection with the issuance in consideration for the investment into Coin Outlet, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On April 20, 2015, we sold an aggregate of 7,708,342 April Units of its securities in a private placement to certain Investors at a purchase price of $0.30 per Unit pursuant to subscription agreements for an aggregate purchase price of $2,312,500. Each April Unit in the April Private Placement consists of (i) one share of common stock, par value $0.001 per share and (ii) a warrant to purchase 1.4 shares of Common Stock at an exercise price of $0.375 per share. The April Units are subject to a “Most Favored Nations” provision issuances for a period of twenty four months after the closing of the April Private Placement in the event we issue Common Stock or securities convertible into or exercisable for shares of Common Stock at a price per share or conversion or exercise price per share which shall be less than $0.30 per share, subject to certain customary exceptions. Furthermore, the exercise price of the Warrants is subject to certain price protection provisions for a period of twenty four months in the event we issue a Lower Price Issuance such that we shall lower the Warrant exercise price to the price that is the product of: (i) one hundred and twenty five percent (125%), and (ii) the issuance price of the Lower Price Issuance.

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The Warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the Warrants. The Warrants may be called for cancelation by us if: (i) the volume weighted average price per share exceeds $0.938 for 15 consecutive trading days, and (ii) the average daily dollar trading volume for such 15 consecutive trading days exceeds $200,000 per trading day.

We have undertaken, pursuant to the Registration Rights Agreement between us and each of the Investors to file a registration statement to register the shares of Common Stock issued as part of the April Units and issuable upon exercise of the Warrants issued in the Private Placement, within forty five days following the closing of the Private Placement, to have such registration statement declared effective by the Securities and Exchange Commission within one hundred and twenty days from such filing date and to maintain the effectiveness of the registration statement until all of the Common Stock and Conversion Shares, have been sold or are otherwise able to be sold pursuant to Rule 144. In the event we fail to file within the forty five day period or have such registration statement declared effective within the one hundred and twenty day period, we are obligated to pay liquidated damages to the Investors for every thirty days during which such filing is not made and/or effectiveness obtained, such fee being subject to certain exceptions.

Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer each purchased 66,667 April Units in the April Private Placement. In connection with the issuances in the April Private Placement, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act and Rule 506 as promulgated under the Securities Act for transactions not involving a public offering.

On April 20, 2015, we issued an aggregate of 418,716 shares of Common Stock to its advisory board members. Each of the nine members of the advisory board members received 46,524 shares of common stock. The shares were issued pursuant to independent contractor agreements between the advisory board members and us, dated October 1, 2014. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On April 22, 2015, we issued 83,000 shares of Common Stock at a per share price of $0.31 to Chord Advisors, LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $25,730. The conversion amount was in consideration for financial advisory services. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On April 24, 2015, we issued of 32,258 shares of Common Stock at a per share price of $0.31 to Chord. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $10,000. The conversion amount was in consideration for financial advisory services in connection with derivative liability accounting. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On May 4, 2015, we issued of 16,129 shares of Common Stock at a per share price of $0.31 to Chord. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $5,000. The conversion amount was in consideration for financial advisory services in connection with derivative liability accounting. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On May 12, 2015, we entered into a Series B Preferred Share Purchase Agreement and the Management Rights Letter with Spondoolies, by way of a joinder agreement (the “Joinder Agreement”) pursuant to which we purchased 29,092 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $1,500,000. After giving effect to the Investment, we own approximately 6.6% of Spondoolies’ equity on a fully diluted basis.

The Series B Preferred Shares are convertible into Spondoolies’ ordinary shares by dividing the original issuance price of the Series B Preferred Shares ($51.56) by the initial conversion price ($51.56). Until Spondoolies consummates a “Qualified IPO” (as defined substantially as an initial firm commitment underwritten public offering of Spondoolies’ ordinary shares with net proceeds to Spondoolies of not less than $40 million), the Series B Preferred shares are subject to anti-dilution protection in the event Spondoolies issues ordinary shares or securities convertible into or exercisable for ordinary shares at a price per share or conversion or exercise price per share which shall be less than Conversion Price then in effect, subject to certain customary exceptions. The Conversion Price is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Series B Shares are also entitled to certain preemptive rights, and a liquidation preference in the event of dissolution of Spondoolies. The Series B Preferred Shares are automatically convertible into ordinary shares of Spondoolies upon the occurrence of a Qualified IPO.

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In connection with our purchase of the Series B Preferred Shares, Spondoolies executed the Rights Letter which provided us with certain rights, including inspection rights, and information rights with respect to Spondoolies financial statements, appurtenant to the Investment. In connection with the issuances pursuant to the Joinder Agreement, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act and Rule 506 as promulgated under the Securities Act for transactions not involving a public offering.

On May 12, 2015, we agreed to convert accrued and unpaid salaries owed to Charles Allen, our Chief Executive Officer, and Michal Handerhan, our Chief Operating Officer, into shares of Common Stock pursuant to conversion agreements. Charles Allen converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 share of Common Stock at a per share price of $0.50. Michal Handerhan converted $25,000 of accrued and unpaid salary for the months of March 2015 and April 2015 into 50,000 share of Common Stock at a per share price of $0.50. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On June 16, 2015, we issued to a service provider a warrant to purchase 500,000 shares of Common Stock at an exercise price of $0.31. The warrant may be exercised on a cashless basis in the event there is no effective registration statement covering the resale of the Common Stock issuable upon exercise of the warrants. The Warrants may be called for cancelation by us if: (i) the volume weighted average price per share exceeds $1.00 for 5 consecutive trading days, and (ii) the average daily dollar trading volume for such 5 consecutive trading days exceeds $50,000 per trading day. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

During the quarter ended September 30, 2015, the Company issued 477,000 shares of Common Stock at a per share price of $0.30 to various independent contractors for services provided at its facility in North Carolina and investor relations services. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

During the nine months ended September 30, 2015, the Company converted 2,200,000 shares of Series C Preferred Stock to 2,200,000 shares of Common Stock. This conversion was in accordance with the original terms of the Series C Preferred Stock agreement. In connection with the issuance upon conversion of Series C Preferred Stock, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

During the nine months ended September 30, 2015, the Company converted accounts payable due to certain vendors of $143,694 into 552,669 shares of Common Stock. In addition to Common Stock issued, the Company also granted “Conversion Price Protection” to each vendor. For one year after the date of conversion if the Company issues any equity or an equity-linked security at a price less than $0.26 per share it will result in the issuance of additional Common Stock in an amount equal to an amount such that total number of shares issued to the vendors will be equal to the number of shares that would have been issued had the accounts payable been converted at the subsequent lower offering price. The fair value of the Common Stock on the grant date with “Conversion Price Protection” was $202,207. In connection with the issuance upon conversion of account payables, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On October 14, 2015, the Company issued 162,037 shares of common stock to ATG Capital LLC for its cashless warrants exercise.

On October 29, 2015, we issued of 40,000 shares of Common Stock at a per share price of $0.30 to RK Equity Advisors LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $12,000. The conversion amount was in consideration for financial advisory services. In connection with the issuance in consideration for services, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act.

On November 20, 2015, we issued 80,000 shares of Common Stock at a per share price of $0.30 to RK Equity Advisors LLC. The shares were issued pursuant to a conversion agreement for an aggregate conversion amount of $24,000. The conversion amount was in consideration for financial advisory services.

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On December 16, 2015, the Company, entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers for an aggregate subscription amount of $1,450,000: (i) 5% Original Issue Discount Senior Secured Convertible Notes (the “Notes”); and (ii) warrants (the “Warrants”) to purchase 6,766,668 shares of the Company's common stock, par value $0.001 per share at an exercise price of $0.375 (subject to adjustments under certain conditions as defined in the Warrants). The aggregate principal amount of the Notes is $1,450,000 and the Company received $1,377,500 after giving effect to the 5% original issue discount. The Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of September 16, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company's Common Stock at a conversion price equal to $0.30 per share, subject to adjustment as set forth in the Notes. The Notes provide for two amortization payments on the six-month and seven-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest, if the amortization payments are made in cash then the payment is an amount equal to 120% of the applicable amortization payment. The Notes become payable within three days of the Company consummating a fully underwritten offering.

The Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contain certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Notes if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may not convert into or otherwise beneficially own in excess of 9.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion.

In connection with the Company’s obligations under the Notes, the Company and its subsidiaries (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Agreement with Calvary Fund I LP, as agent, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness, for the benefit of the Purchasers, to secure the Company's obligations under the Notes. Upon an Event of Default (as defined in the Notes), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

A registered broker-dealer (the “Broker”), served as the non-exclusive placement agent and placed $300,000 of the Notes. The Broker earned a placement agent fee equal to 5% of the proceeds the Company received from the Notes it placed, for an aggregate cash payment of $14,250 and a Warrant to Purchase 70,000 shares of Common Stock at an exercise price of $0.30 (the “Advisor Warrant”). The Company also reimbursed the Purchaser $30,000 for legal fees and expenses from the private placement.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Document Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 2.1 of Form 8-K filed on May 12, 2010)

3.2	Bylaws of TouchIT Technologies, Inc. (incorporated by reference to Exhibit 3.2 of Form S-1 filed May 29, 2008)

3.3	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 30, 2014 regarding change in name. (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

3.4	Amendment to Articles of Incorporation filed with the Nevada Secretary of State on January 31, 2014 regarding authorized capital. (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

3.5	Certificate of Designations of Rights, Preferences and Limitations of Series B Convertible Preferred Stock filed with the Nevada Secretary of State on February 3, 2014 (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

3.6	Certificate of Designation of Series C Preferred Stock filed with the Nevada Secretary of State on February 5, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

3.7	Certificate of Withdrawal of Certificate of Designation with respect to the Company’s Series B Convertible Preferred Stock (Incorporated by Reference to the Current Report on Form 8-K filed on August 11, 2014)

3.8	Certificate of Withdrawal of Certificate of Designation with respect to the Company’s Series C Convertible Preferred Stock (Incorporated by Reference to the Current Report on Form 8-K filed on April 22, 2015)

3.9	Articles of Merger (Incorporated by Reference to the Current Report on Form 8-K filed on July 31, 2015)

3.10	Agreement and Plan of Merger (Incorporated by Reference to the Current Report on Form 8-K filed on July 31, 2015)

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5.1*	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Form of Amended and Restated Denville & Dover Convertible Note dated January 24, 2014 (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

10.2	Form of Amended and Restated BASE Group Convertible Note dated January 24, 2014 (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

10.7	Form of Denville & Dover Securities Exchange Agreement dated February 5, 2014 (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

10.8	Form of BASE Group Securities Exchange Agreement dated February 5, 2014 (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

10.9	2014 Equity Incentive Plan of Bitcoin Shop Inc. (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

10.10	Novation agreement dated January 30, 2014 by and among Touchit Technologies Inc., Sahara Presentation Systems PLC, and Touchit Technologies Holdings Inc. (Incorporated by reference to the Current Report on Form 8-K filed on February 5, 2014)

10.11	Share Exchange Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.12	Employment Agreement between the Company and Charles Allen dated February 5, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.13	Employment Agreement between the Company and Michal Handerhan dated February 5, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.14	Employment Agreement between the Company and Tim Sidie dated February 5, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.15	Employment Agreement between the Company and Charles Kiser dated February 5, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.16	Form of Indemnification Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.17	Form of Founder Lockup Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.18	Form of Subscription Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.19	Form of Warrant Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.20	Asset Purchase and Debt Assumption Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.21	Agreement and Release between the Company and Andrew Brabin Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.22	Agreement and Release between the Company and Ronald Murphy Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on February 6, 2014)

10.23**	Form of Convertible Note Purchase Agreement

10.24**	Form of Note

10.25	Side Letter (Incorporated by Reference to the Current Report on Form 8-K filed on July 14, 2014)

10.26	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Timothy Sidie dated September 9, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on September 10, 2014)

10.27	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Charles Allen dated September 9, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on September 10, 2014)

10.28	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Michal Handerhan dated September 9, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on September 10, 2014)

10.29	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Charles Kiser dated September 9, 2014 (Incorporated by Reference to the Current Report on Form 8-K filed on September 10, 2014)

10.30	Form of Subscription Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on October 2, 2014)

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10.31	Form of Lock-Up Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on October 2, 2014)

10.32	Form of Warrant (Incorporated by Reference to the Current Report on Form 8-K filed on October 2, 2014)

10.33	Form of Option Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on October 2, 2014)

10.34	Form of Share Exchange Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on October 2, 2014)

10.35	Form of Lock-Up Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on October 14, 2014)

10.36	Charter of Strategic Advisory Board (Incorporated by Reference to the Current Report on Form 8-K filed on October 20, 2014)

10.37	Form of Equity Strategic Advisory Board Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on October 20, 2014)

10.38	Form of Cash Strategic Advisory Board Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on October 20, 2014)

10.39	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Charles Allen (Incorporated by Reference to the Current Report on Form 8-K filed on November 10, 2014)

10.40	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Charles Kiser (Incorporated by Reference to the Current Report on Form 8-K filed on November 10, 2014)

10.41	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Michal Handerhan (Incorporated by Reference to the Current Report on Form 8-K filed on November 10, 2014)

10.42	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Timothy Sidie (Incorporated by Reference to the Current Report on Form 8-K filed on November 10, 2014)

10.43	Option Agreement between Bitcoin Shop, Inc. and Charles Allen (Incorporated by Reference to the Current Report on Form 8-K filed on November 10, 2014)

10.44	Option Agreement between Bitcoin Shop, Inc. and Michal Handerhan (Incorporated by Reference to the Current Report on Form 8-K filed on November 10, 2014)

10.45	Form of Subscription Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on January 21, 2015)

10.46	Form of Warrant (Incorporated by Reference to the Current Report on Form 8-K filed on January 21, 2015)

10.47**	Form of Promissory Note

10.48	Convertible Note Purchase Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on January 21, 2015)

10.49**	Form of Coin Outlet Note

10.50	Amendment to Warrant (Incorporated by Reference to the Current Report on Form 8-K filed on January 21, 2015)

10.51**	Allen Note

10.52	Purchase Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on January 28, 2015)

10.53	Redemption Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on January 28, 2015)

10.54	Lease for North Caroline Facility dated January 28, 2015 (Incorporated by Reference to the Annual Report on Form 10-K filed on April 15, 2015)

10.55	Form of Warrant (Incorporated by Reference to the Current Report on Form 8-K filed on April 22, 2015)

10.56	Form of Subscription Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on April 22, 2015)

10.57	Form of Registration Rights Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on April 22, 2015)

10.58	Form of Joinder Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on May 18, 2015)

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10.59	Form of Series B Preferred Share Purchase Agreement (Incorporated by Reference to the Current Report on Form 8-K filed on May 18, 2015)

10.60	Form of Management Rights Letter (Incorporated by Reference to the Current Report on Form 8-K filed on May 18, 2015)

10.61	Letter Agreement to Letter of Intent (Incorporated by Reference to the Current Report on Form 8-K filed on May 18, 2015)

10.62	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Charles Allen (Incorporated by Reference to the Current Report on Form 8-K filed on July 7, 2015)

10.63	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Michal Handerhan (Incorporated by Reference to the Current Report on Form 8-K filed on July 7, 2015)

10.64

Share Purchase Agreement, dated as of September 21, 2015, among BTCS Inc., Spondoolies-Tech Ltd., and Shareholders of Spondoolies (Incorporated by Reference to the Current Report on Form 8-K filed on September 21, 2015)

10.65	Form of Securities Purchase Agreement for 5% Original Issue Discount Senior Secured Convertible Notes (Incorporated by Reference to the Current Report on Form 8-K filed on December 21, 2015)

10.66	Lease Proposal with CSC Leasing Corporation (Incorporated by Reference to the Current Report on Form 8-K filed on December 21, 2015)

10.67	Master Equipment Lease with CSC Leasing Corporation (Incorporated by Reference to the Current Report on Form 8-K filed on December 21, 2015)

21.1	List of subsidiaries (Incorporated by Reference to the Annual Report on Form 10-K filed on April 15, 2015)

23.1**	Consent of Marcum LLP

23.2*	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included in Registration Statement under “Signatures”)

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

*    To be filed by Amendment.

**  Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

		(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

		(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be theinitial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on the 25 th day of January , 201 6 .

BTCS INC.

By:	/s/ Charles Allen
Charles W. Allen
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of BTCS Inc., a Nevada corporation, do hereby constitute and appoint Charles Allen his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Allen	Chief Executive Officer and Chief Financial Officer	January 25 , 201 6
Charles W. Allen	(Principal Executive Officer and Principal Financial and Accounting Officer) and Chairman

/s/ Michal Handerhan	Chief Operating Officer, Director and Secretary	January 25 , 201 6
Michal Handerhan

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